                                                                    EXHIBIT 10.4

[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THESE PORTIONS HAVE BEEN MARKED WITH THE CLAUSE "CONFIDENTIAL TREATMENT REQUESTED" AND/OR TWO ASTERISKS ENCLOSED IN BRACKETS (i.e., [**]). THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]





                                       1


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                             COLLABORATION AGREEMENT

                THIS COLLABORATION AGREEMENT ("AGREEMENT") is made and entered into effective as of June 12, 2001 (the "EFFECTIVE DATE"), by and between GENMAB A/S, having principal offices at Bredgade 23A, 3rd floor, DK 1260 Copenhagen K, Denmark ("GENMAB"), MEDAREX, INC., having principal offices at 707 State Road, Suite 206, Princeton, New Jersey 08540-1437, on behalf of itself and its wholly owned subsidiary, GENPHARM INTERNATIONAL, INC., with principal offices at 521 Cottonwood Drive, Milpitas, California 95035 (collectively, "MEDAREX"), and deCODE GENETICS EHF., having principal offices at Hlioarsmari 15, 200 Kopavogur, Iceland ("DECODE"). Genmab, Medarex and deCODE each may be referred to herein individually as a "PARTY," or collectively as the "PARTIES."

         WHEREAS, The Parties desire to enter into a definitive agreement to collaborate to produce fully human antibodies to antigen targets in order to develop and commercialize genomics-derived, antibody-based products on the terms set forth below;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:



                                   ARTICLE 1 -
                SCOPE OF COLLABORATION; COLLABORATION ACTIVITIES

        SECTION 1.1 SCOPE OF COLLABORATION. The Parties have entered into this collaboration (such collective enterprise, the "COLLABORATION") to jointly research, develop and commercialize Collaboration Products with respect to Collaboration Targets throughout the Territory as set forth in this Agreement. Any capitalized term used in this Agreement not otherwise defined herein shall have the meaning set forth on Appendix A.

        SECTION 1.2     RESEARCH ACTIVITIES.

                1.2.1 GENERAL. Under the direction and supervision of the Steering Committee, the Collaborators shall use Commercially Reasonable Efforts to conduct their respective research activities in accordance with this Agreement, each Project Plan and each Project Budget.

                1.2.2 IDENTIFICATION OF COLLABORATION TARGETS. deCODE shall use its Commercially Reasonable Efforts to identify and provide Collaboration Targets to the Collaboration. The list of Antigens attached hereto as Appendix C sets forth the initial list of Collaboration Targets. Such list may be amended pursuant to Section 1.7 or 5.1.2, by the express written agreement of Genmab/Medarex and deCODE or as follows:

                        (a) If, at any time prior to or during the Target Entry Period (as defined in Section 1.2.2(g)), deCODE or any of its Affiliates identify, or otherwise obtain rights with respect to, Antigens (in addition to the Collaboration Targets listed on Appendix C) which (x) deCODE reasonably believes show, or are likely to show, scientific and commercial promise for the development of antibody-based products; (y) are Controlled by deCODE or its Affiliates; and (z) are not subject to a Pre-Existing Agreement entered into by deCODE or its Affiliates prior to the earlier of the date of such identification and the date such rights were obtained, then deCODE may provide such Antigen to the Collaboration. In the event deCODE elects to provide an Antigen, it shall promptly develop Antigen Evaluation Materials for such Antigen and furnish such Antigen Evaluation Materials to Medarex and Genmab. The "ANTIGEN EVALUATION MATERIALS" shall include:

                                (i) a written description of the applicable
Antigen, including DNA and amino acid sequences thereof, when available;

                                (ii) the human tissue and/or cell type
expression profile for such Antigen;

                                (iii) all available data reasonably necessary
for determining whether such Antigen is amenable to targeting by Antibodies;

                                (iv) all other scientific data in the
possession of deCODE or its Affiliates relating to such Antigen;

                                (v) all available information regarding the
proprietary status of such Antigen, the intellectual property rights Controlled by deCODE and its Affiliates with respect to such Antigen, and any potential restrictions (contractual, patent or otherwise) that would limit or otherwise affect the Parties' right to fully Exploit any Collaboration Products with respect thereto;

                                (vi) existing and available models for
preclinical validation of Antibody Products against such Antigen, to the extent deCODE has taken steps to identify or determine such models;

                                (vii) a list of expected indications for
Antibody Products against such Antigen;

                                (viii) clinical trial designs applicable to
Antibody Products against such Antigen, to the extent known by deCODE;

                                (ix) any market analyses undertaken by or on
behalf of deCODE or its Affiliates with respect to the commercial potential of Antibody Products against such Antigen;

                                (x) the commercial and scientific rationale for
why deCODE believes such Antigen is a promising target for the development of antibody-based products; and

                                (xi) all other relevant information in deCODE's
or its Affiliates' possession with respect to such Antigen.

                        (b) In the event Genmab/Medarex receives Antigen Evaluation Materials for a given Antigen pursuant to Section 1.2.2(a), but does not believe such materials are reasonably adequate to enable Genmab/Medarex to reasonably determine whether to accept or decline such Antigen pursuant to
Section 1.2.2(d), the Collaborators shall discuss in good faith additional analyses to be performed by deCODE as necessary for such reasonable determination and deCODE shall use Commercially Reasonable Efforts to perform such reasonable additional analyses in a timely manner to enable Genmab/Medarex to make such reasonable determination, provided that deCODE shall not be required to provide additional materials or perform additional analyses other than those contemplated by Section 1.2.2(a). Any additional materials provided pursuant to this Section 1.2.2(b) shall be deemed to be Antigen Evaluation Materials.

                        (c) Within thirty (30) days following receipt by Genmab/Medarex of all Antigen Evaluation Materials (including those Antigen Evaluation Materials provided pursuant to Section 1.2.2(b)) with respect to an Antigen and Genmab/Medarex's determination that it has received complete Antigen Evaluation Materials with respect thereto, such determination not to be unreasonably withheld or delayed, the Steering Committee shall designate a set of preliminary assays (each, an "ASSAY") for screening Assay Candidates against such Antigen and preliminary criteria (the "ASSAY SUCCESS CRITERIA") for determining, subject to Section 1.2.6, whether an Assay Candidate should become a Collaboration Antibody. The Assays and Assay Success Criteria shall be included in the Project Plan for such Collaboration Target.

                        (d) No later than fifteen (15) days following the designation of the Assays and Assay Success Criteria for an Antigen pursuant to
Section 1.2.2(c), Genmab/Medarex shall provide deCODE with written notice of whether Genmab/Medarex wishes to pursue such Antigen under the Collaboration. If Genmab/Medarex accepts such Antigen into the Collaboration, such Antigen shall become a Collaboration Target under this Agreement, and Appendix C shall be amended accordingly. If Genmab/Medarex fails to provide deCODE with written notice within forty five (45) days following receipt of all Antigen Evaluation Materials with respect to such Antigen that it accepts such Antigen, or if Genmab/Medarex earlier provides written notice that it declines such Antigen, such Antigen shall not become a Collaboration Target and Genmab/Medarex shall have no further rights with respect thereto under this Agreement and deCODE shall have no further obligations with respect thereto under this Agreement. If Genmab/Medarex declines an Antigen pursuant to this Section 1.2.2(d), Genmab and Medarex shall, at deCODE's election, either return to deCODE or destroy all Antigen Evaluation Materials with respect to such Antigen in their possession.

                        (e) Upon designation of an Antigen as a Collaboration Target pursuant to Section 1.2.2(d), the Steering Committee shall use good faith efforts to agree on a written description of such Antigen, which descriptions shall be included on Appendix C.

                        (f) From time to time, as the Parties gain greater understanding of each Collaboration Target and the potential utility of Antibody Products thereto, the Steering Committee shall update the description of such Collaboration Target on Appendix C to more accurately reflect what Antigens, or portions thereof, are included in the Collaboration. The Parties acknowledge and agree that the Assays and the Assay Success Criteria may be amended and updated by the Steering Committee as the Parties gain greater understanding of the Collaboration Targets.

                        (g) The "TARGET ENTRY PERIOD" shall commence on the Effective Date and shall continue until the fifth (5th) anniversary thereof unless (i) earlier terminated by (A) the unanimous agreement of the Parties, or
(B) a Party pursuant to Article 8; or (ii) extended by unanimous agreement of the Parties. The termination or expiration of the Target Entry Period shall not constitute a termination of this Agreement.

                        (h) During the Target Entry Period, deCODE shall use Commercially Reasonable Efforts to provide at least five (5) Antigens to Genmab/Medarex that are accepted into the Collaboration as Collaboration Targets pursuant to the procedure set forth in Section 1.2.2(a); provided, however, in the event deCODE exercises its right pursuant to Section 8.2 to convert a Collaboration Product to a Unilateral Product of deCODE as a result of a material breach by Genmab/Medarex hereunder with respect to such Collaboration Product, then deCODE shall have no further obligation to offer Antigens to the Collaboration, but may, in its sole discretion, offer additional Antigens to the Collaboration according to the procedure set forth in Section 1.2.2(a), and provided further in the event (i) deCODE undergoes a Change of Control, then Genmab/Medarex shall have the right to decide, in its sole discretion, whether deCODE has any further obligation to offer Antigens to the Collaboration according to the procedure set forth in Section 1.2.2(a), or (ii) Genmab or Medarex undergoes a Change of Control, then deCODE shall have no further obligation to offer Antigens to the Collaboration, but may, in its sole discretion, offer additional Antigens to the Collaboration according to the procedure set forth in Section 1.2.2(a). In the event that Genmab/Medarex, in its reasonable business judgment, declines an Antigen pursuant to Section 1.2.2(d) for any reason other than for bona fide adverse scientific, intellectual property or commercialization considerations set forth in a written letter addressed to deCODE articulating all such reasons, such Antigen shall be counted against the five (5) Antigen threshold described above.

                1.2.3 IDENTIFICATION OF APPLICABLE ASSAYS AND SUCCESS CRITERIA. As part of the Project Plan for a given Collaboration Target, the Steering Committee will:

                        (a) identify the immunogen(s) (each, an "IMMUNOGEN") to be used to enable Genmab/Medarex to perform its activities pursuant to Section 1.2.5;

                        (b) determine which Party(ies) will be responsible for delivering the Immunogen(s) to Genmab/Medarex; and

                        (c) determine which Party(ies) will be responsible for delivering the Assays to the Collaboration.

The Steering Committee may elect to use a Third Party to provide one or more Immunogen(s) to the Collaboration. In addition, the Steering Committee may elect to have a Third Party develop and/or perform one or more of the Assays.

                1.2.4 ALLOCATION OF COSTS. All costs associated with identifying Collaboration Targets, preparing and furnishing to Genmab/Medarex complete Antigen Evaluation Materials with respect thereto, creating and delivering the Immunogen(s) to Genmab/Medarex and performing all other activities listed on Appendix E under "deCODE Responsibilities" (the "DECODE RESEARCH ACTIVITIES") shall be borne 100% by deCODE. All costs associated with immunizing the HuMAb Mice, raising a panel of different Antibodies to the applicable Collaboration Target pursuant to the last sentence of Section 1.2.5 and performing all other activities listed on Appendix E under "Genmab/Medarex Responsibilities" (the "GENMAB/MEDAREX RESEARCH ACTIVITIES") shall be borne 100% by Genmab/Medarex; provided, however, that the Genmab/Medarex Research Activities shall not include the creation of transgenic animal models unless Genmab/Medarex expressly agrees otherwise. All costs associated with performing all activities listed on Appendix E under "Shared Responsibilities" and all other activities not identified in the immediately preceding two sentences shall be borne 50% by Genmab/Medarex and 50% by deCODE. The Collaborators acknowledge and agree that the deCODE Research Activities and the Genmab/Medarex Research Activities are deemed to be and are of equal value and neither Collaborator shall have any right to reimbursement or credit from the other Collaborator for the cost and expenses associated with such research activities.

                1.2.5 RAISING OF ANTIBODIES BY GENMAB/MEDAREX. The Collaborator designated under Section 1.2.3(b) shall use Commercially Reasonable Efforts to provide Genmab/Medarex, within thirty (30) days of such designation, sufficient Immunogen for each Collaboration Target to enable Genmab/Medarex to perform its activities pursuant to this Section 1.2.5. However, the Collaborators acknowledge that it may take as long as three (3) to six (6) months to create sufficient quantities of such Immunogen. Within thirty (30) days of the delivery of such Immunogen, Genmab/Medarex shall use Commercially Reasonable Efforts to immunize the HuMAb Mice and thereafter shall use Commercially Reasonable Efforts to raise a panel of different Antibodies to the applicable Collaboration Target. The Collaborators acknowledge that it often takes three (3) to six (6) months to raise Antibodies to an Antigen after immunization of the HuMAb Mice and that this period can be significantly longer for certain Antigens. If, notwithstanding the Commercially Reasonable Efforts of Genmab/Medarex, no Antibodies have been raised to such Collaboration Target within one (1) year after the delivery of such Immunogen to Genmab/Medarex, the Collaborators shall meet and discuss in good faith how to proceed with respect to such Collaboration Target.

                1.2.6 SELECTION OF ASSAY CANDIDATES; ASSAY SCREENING; SELECTION OF COLLABORATION ANTIBODIES.

                        (a) Genmab/Medarex shall select a subset of the Antibodies raised pursuant to Section 1.2.5 to become "ASSAY CANDIDATES". As set forth under the applicable Project Plan, the Parties shall run each Assay Candidate through the applicable

Assays. deCODE may, in its discretion, participate in, observe, monitor and/or review such screening; provided, however, in the event such screening is performed at Medarex's places of business, such participation, observation, monitoring or review by deCODE shall be subject to Medarex's prior approval . Upon completion of the Assay screening for a given Assay Candidate, each Party will be provided with the results of such screening (including the raw data underlying such results). Within sixty (60) days of the Parties' receipt of such results, or such longer period as the Steering Committee may agree, the Steering Committee will determine whether the Assay Candidate has met the applicable Assay Success Criteria. Subject to Section 1.2.6(b), each Assay Candidate that meets the applicable Assay Success Criteria shall be deemed to be a "COLLABORATION ANTIBODY"; provided, however, the Steering Committee may, in its sole discretion, (i) decide that an Assay Candidate that meets the Assay Success Criteria shall nonetheless not be deemed to be a Collaboration Antibody, or (ii) decide that an Assay Candidate that does not meet the Assay Success Criteria shall nonetheless be deemed to be a Collaboration Antibody.

                        (b) Notwithstanding Section 1.2.6(a), if either Medarex or Genmab (i) is researching or developing, or has researched or developed, either alone or in collaboration with the other or with a Third Party, such Assay Candidate, or (ii) has previously granted a Third Party rights with respect to such Assay Candidate, then such Assay Candidate shall not become a Collaboration Antibody, and all amounts of such Assay Candidate produced pursuant to this Agreement will be destroyed. The Collaborators acknowledge that such determination is currently made based on analysis of the VH variable region heavy chain sequence of an Antibody from and including FR1 to and including FR4.

                1.2.7 EFFECT OF DESIGNATION OF COLLABORATION ANTIBODIES. Any Antibody that is designated a Collaboration Antibody in accordance with Section
1.2.6 shall be exclusive to the Collaboration. Except as otherwise provided in this Agreement, once an Antibody is designated a Collaboration Antibody, all costs associated with the research, development, manufacturing and commercialization of such Antibody shall be split 50% for deCODE and 50% for Genmab/Medarex, as more fully described in Section 4.1.

                1.2.8 LEAD COLLABORATION ANTIBODIES. Out of the pool of Collaboration Antibodies against a given Collaboration Target, the Steering Committee will select the Collaboration Antibody that it believes to be most promising for development and commercialization and it will then move such Collaboration Antibody into Production Process Development. Each Collaboration Antibody that is put into Production Process Development shall be deemed to be a "LEAD COLLABORATION ANTIBODY". It is understood that the Steering Committee may, over time, select more than one Lead Collaboration Antibody against a given Collaboration Target, or substitute one Lead Collaboration Antibody for another. Upon designation of each Lead Collaboration Antibody, each of Genmab/Medarex and deCODE shall commit to support fifty percent (50%) of the cost of Production Process Development for such Lead Collaboration Antibody, which cost is estimated to be two million dollars ($2,000,000) to three million dollars ($3,000,000) in the aggregate per Lead Collaboration Antibody, although such cost may vary depending on the particular characteristics of a given Lead Collaboration Antibody. With respect to each Lead Collaboration Antibody, the Steering Committee shall solicit bids from suppliers to perform the Production Process Development. Each Party shall have the right to submit a bid on such terms as it desires. The Steering Committee shall use its best efforts to negotiate a development agreement on behalf of the Parties with the supplier that is best able to meet the Parties' requirements, taking into consideration such factors as price, quality, capacity, quantity, reliability and reputation. In the event the Steering Committee selects a Party to perform Production Process Development pursuant to this Section 1.2.8, and such Party agrees to do so, the price and other terms and conditions of such Production Process Development shall be based on arm's length negotiations with the Steering Committee.

                1.2.9 IDENTIFICATION OF RESTRICTIONS ON EXPLOITATION OF COLLABORATION PRODUCTS. Upon designation of a given Antigen as a Collaboration Target pursuant to Section 1.2.2, the Collaboration shall solicit a formal patent review and opinion regarding such Collaboration Target from an outside law firm selected by the Steering Committee. The costs of such formal opinion shall be shared 50% by deCODE and 50% by Genmab/Medarex. The Steering Committee shall monitor, or cause to be monitored, the proprietary status of such Collaboration Target and may update such review and opinion from time to time as it deems appropriate.

        SECTION 1.3 PROJECT PLAN AND PROJECT BUDGET. Upon designation of a given Antigen as a Collaboration Target pursuant to Section 1.2.2, Genmab/Medarex and deCODE shall jointly develop and implement a Project Plan (each a "PROJECT PLAN") and Project Budget (each a "PROJECT BUDGET") for the research, development, manufacture and commercialization of Collaboration Antibodies against such Collaboration Target. Each initial Project Plan and Project Budget shall include a preliminary timeline that sets forth the anticipated schedule for the development of Collaboration Antibodies against such Collaboration Target (the "ANTICIPATED TIMELINE"), which Anticipated Timeline shall, to the extent possible, highlight possible contingencies that might significantly affect such schedule; provided, however, that the Parties acknowledge and agree that such Anticipated Timeline shall only be an approximation and any failure to comply with such Anticipated Timeline, despite the Parties' Commercially Reasonable Efforts, shall not be deemed to be a default under, or breach of, this Agreement. Additionally, such initial Project Plan shall include the Assays for screening Assay Candidates against such Collaboration Target and the Assay Success Criteria for determining whether such Assay Candidates shall become Collaboration Antibodies, each as identified by the Steering Committee pursuant to Section 1.2.3. It is understood that the components of each Project Plan and Project Budget will evolve as the applicable Collaboration Antibodies move through the research, development, manufacture and commercialization life cycle. Upon the completion of each phase of research and development (e.g., toxicology studies in support of an IND, and phase I, phase II or phase III studies) with respect to a given Collaboration Target, or more often as the Steering Committee may agree, the Steering Committee shall, in consultation with Medarex, review the Project Plan and Project Budget and shall make such modifications or updates to such Project Plan and, with the prior approval of Medarex, such Project Budget that it deems appropriate, including a revised Anticipated Timeline for the next phase of research and development with respect to such Collaboration Target. Medarex shall not be obligated to perform any activity with respect to a Collaboration Target, whether under a Project Plan or otherwise, unless it has expressly agreed to do so. Notwithstanding the foregoing, if Genmab agrees in a Project Plan to perform any activity with respect to a Collaboration Target, then Genmab shall, subject to the terms and conditions of this Agreement, be obligated to perform such activity even if Medarex declines to participate in such activity.

        SECTION 1.4 PERFORMANCE STANDARDS. Each Party shall perform, or cause to be performed, its respective activities hereunder in good scientific manner, and in compliance in all material respects with all Applicable Law and shall use Commercially Reasonable Efforts to (a) research, develop, file for Regulatory Approval and commercialize one or more Collaboration Products with respect to each Lead Collaboration Antibody, and (b) achieve the objectives of each Project Plan in accordance with each Project Budget and the applicable Anticipated Timeline, in each case, efficiently and expeditiously by allocating sufficient time, effort, equipment and skilled personnel to complete such activities successfully and promptly. As between Medarex and Genmab, Genmab shall be responsible for performing the Genmab/Medarex Research Activities, unless Medarex expressly agrees otherwise.

        SECTION 1.5 PRODUCT TRADEMARKS. The Collaborators shall develop Product Trademarks for each Collaboration Product that will be commercialized. Such Product Trademarks shall not be confusingly similar to, misleading or deceptive with respect to, or dilute any of the Trademarks owned or Controlled by any of the Parties, or any part of such Trademarks. No Party or any of its Affiliates or sublicensees shall commercialize a Collaboration Product under any Trademark other than the Product Trademarks. No Party or any of its Affiliates or sublicensees shall use in its business any Trademark that is confusingly similar to, misleading or deceptive with respect to, or dilutes any of the Product Trademarks or any other Trademarks used to identify or distinguish a Collaboration Product, or any part of the foregoing. The Steering Committee shall oversee the filing, prosecution and maintenance of all Product Trademark registrations. The Collaborators shall share equally (50%) in the costs and expenses of such filing, prosecution and maintenance. Subject to Applicable Law, the label of any Collaboration Products shall include, at deCODE's sole discretion, the name of deCODE and, at Genmab/Medarex's sole discretion, the name of either or both Medarex and Genmab.

        SECTION 1.6 SUPPLY OF COLLABORATION PRODUCTS. With respect to clinical and commercial supplies of Collaboration Products, the Steering Committee shall solicit bids from suppliers to supply the Parties' requirements thereof. Each Party shall have the right to submit a bid on such terms as it desires. The Steering Committee shall use its best efforts to enter into a supply agreement with the supplier that is best able to meet the Parties' requirements, taking into consideration such factors as price, quality, capacity, quantity, reliability and reputation. In the event the Steering Committee selects a Party to produce clinical and/or commercial supplies pursuant to this Section 1.6, and such Party agrees to do so, the price and other terms and conditions of such supply shall be based on arm's length negotiations with the Steering Committee.

        SECTION 1.7 REVERSION OF COLLABORATION TARGETS. If (x) the Collaborators mutually decide not to proceed with a Collaboration Target pursuant to the last sentence of Section 1.2.5, or (y) notwithstanding the Commercially Reasonable Efforts of the Collaborators, no Collaboration Antibodies have been designated with respect to a Collaboration Target pursuant to Section 1.2.6(a) within two (2) years, or such other period as the Parties may agree, after the immunization of the HuMAb Mice with respect to such Collaboration Target pursuant to Section 1.2.5, then (a) such Antigen shall cease to be a Collaboration Target (such Antigen, a "REVERSION TARGET"), and Appendix C shall be amended accordingly, (b) any Antibodies with respect thereto shall not become Collaboration Antibodies, (c) any Antibody Products with respect thereto shall not become Collaboration Products, and (d) any licenses granted pursuant to Article 3, with respect to such Antigen, Antibody or Antibody Product shall terminate. Promptly upon such designation, the Parties shall destroy all Antibody Products and other Biological Materials created under this Agreement with respect to such a Reversion Target. For the avoidance of doubt, neither Medarex nor Genmab shall have any right under this Agreement to use any deCODE Know-How, including any deCODE Genomics Data, to Exploit, either alone or in collaboration with a Third Party, or in connection with a Research and Commercialization Agreement, Antibody Products with respect to a Reversion Target or an Antigen declined by Genmab/Medarex pursuant to Section 1.2.2(a).


                                   ARTICLE 2 -
                         OPERATION OF THE COLLABORATION

        SECTION 2.1     STEERING COMMITTEE.

                2.1.1 FORMATION OF STEERING COMMITTEE. The Parties shall establish a joint steering committee (the "STEERING Committee"), which shall manage the overall Collaboration and oversee the research, development and commercialization activities under this Agreement. Each of deCODE and Genmab shall appoint an equal number of representatives with the requisite experience and seniority to enable them to make decisions on behalf of the Collaborators with respect to the Collaboration. Each Party shall initially appoint two (2) representatives to the Steering Committee, one of whom will be a member of its senior management and the other a scientist. It is anticipated that the composition of the Steering Committee shall change over time as Collaboration Antibodies move through the research, development, manufacture and commercialization life cycle. From time to time, deCODE and Genmab each may substitute any of its representatives to the Steering Committee or mutually agree to increase the number of representatives to the Steering Committee. deCODE and Genmab each may, in their sole discretion, invite other non-voting representatives of such Party to attend Steering Committee meetings. Medarex shall have the right to have one or more non-voting representatives participate (whether in person or by telephone) in all meetings of the Steering Committee. Such representative(s) of Medarex shall have access to all data and reports provided to, or created by, the Steering Committee.

                2.1.2 RESPONSIBILITIES. The Steering Committee shall, in addition to its other responsibilities described in this Agreement: (a) prioritize the research, development, manufacturing and commercialization activities with respect to Collaboration Targets, Collaboration Antibodies and Collaboration Products; (b) subject to Section 1.3, allocate responsibility for such activities among deCODE, Genmab and Medarex taking into consideration their relevant expertise and available resources; (c) review and amend each Project Plan and, with the approval of Medarex, each Project Budget in accordance with Section 1.3; (d) develop and implement a strategy for researching, developing, manufacturing, obtaining and maintaining Regulatory Approvals for, and commercializing, the Collaboration Products; (e) establish such subcommittees as deemed appropriate by the Steering Committee; and (f) take such other actions as are set forth in this Article 2 or as the Collaborators may unanimously agree. The Steering Committee shall consider in good faith any input offered by Medarex with respect to its activities and each Project Plan and Project Budget. The Steering Committee may evaluate additional technologies that may be necessary or beneficial to the Collaboration and may recommend the acquisition or in-licensing of these technologies to the Collaborators.

                2.1.3   PROCEDURAL RULES FOR THE STEERING COMMITTEE.

                        (a) GENERALLY. Except as explicitly set forth in this
Section 2.1.3, the Steering Committee shall establish its own procedural rules for its operation.

                        (b) VOTING. The Steering Committee shall take action by unanimous consent of deCODE and Genmab/Medarex, with each such Collaborator having a single vote, irrespective of the number of representatives actually in attendance at a meeting, or by a written resolution signed by the designated representatives of each of deCODE and Genmab/Medarex. As between Medarex and Genmab, the decision-making procedures shall be set forth in the Genmab/Medarex Applied Genomics Agreement.

                        (c) MEETINGS. The Steering Committee shall meet semiannually, or as otherwise agreed to by the members, with the location of such meetings and method by which such meetings will be conducted alternating between locations and methods designated by deCODE and locations and methods designated by Genmab. Such meetings may be designated to occur in person or by video conferencing and/or teleconferencing provided that all representatives attending such meeting can hear each other simultaneously. The Collaborator that designates the location of a meeting shall prepare and circulate minutes of such meeting, for the review and approval of the other Collaborator, in a timely manner after such meeting, which the Collaborators anticipate will be within fifteen (15) days after such meeting. The Collaborators anticipate that the minutes of each meeting will be reviewed and approved by the Collaborators within thirty (30) days of each such meeting. Each Party shall bear all costs and expenses associated with its representatives' attendance at meetings of the Steering Committee.

        SECTION 2.2 PROGRESS REPORTS. Within thirty (30) days after the end of each calendar year, or as otherwise required by the Steering Committee, each Party shall provide to the other Parties a written progress report, which shall
(a) describe any research, development or commercialization activities with respect to Collaboration

Targets or Collaboration Products and any other work relating to the Collaboration Targets and Collaboration Products that it has performed, or caused to be performed, since the last such report, (b) evaluate the work performed in relation to the goals of this Agreement and the applicable Project Plan, and (c) provide such other information as may be required by this Agreement and the applicable Project Plan or reasonably requested by the other Parties relating to such activities. In addition to the progress reports provided hereunder, it is contemplated that the Parties will maintain informal communications through the Steering Committee and their day-to-day activities under this Agreement.

        SECTION 2.3     DISPUTES; DISPUTE RESOLUTION.

                2.3.1 DISPUTES. Any dispute that may arise relating to the terms of this Agreement or the activities of the Collaborators hereunder shall be brought to the attention of the Steering Committee, which shall attempt in good faith to achieve a resolution. Any Party may convene a special meeting of the Steering Committee for the purpose of resolving disputes. If the Steering Committee is unable to resolve such a dispute within twenty (20) days of the first presentation of such dispute to the Steering Committee, and with respect to all other disputes, such dispute shall be referred to the Chief Executive Officers of each of the Parties (or their respective designees) who shall use their good faith efforts to mutually agree upon the proper course of action to resolve the dispute. Any disputes arising with respect to Mice-Related Technology shall be resolved conclusively by the Chief Executive Officer of Medarex (or its designee), who shall give good faith consideration to the comments of the Chief Executive Officers of deCODE and Genmab (or their respective designees) in resolving such matter. Any disputes arising with respect to (a) deCODE Genomics Data, or (b) any health institution, governmental agency or authority in Iceland or any statutes, law, rules or regulations of Iceland shall be resolved conclusively under Icelandic law by the Chief Executive Officer of deCODE (or its designee), who shall give good faith consideration to the comments of the Chief Executive Officers of Genmab and Medarex (or their respective designees) in resolving such matter; provided, however, that to the extent such disputes materially affect the rights or obligations of the Parties under this Agreement, deCODE shall consult with each of Genmab and Medarex and the Parties shall agree on a course of action to lawfully avoid or minimize such effects upon the rights or obligations of the Parties, to the extent practicable. If any dispute is not resolved by the Chief Executive Officers (or their designees) within ten (10) business days after an issue is referred to them, or such longer period as the Chief Executive Officers (or their respective designees) may collectively agree, then any Party shall have the right (x) if such dispute relates to Sections 1.2.3(a), (c) or (e), 1.2.6(a) (to the extent the dispute relates to the determination of whether an Assay Candidate has met the applicable Assay Success Criteria), 1.2.8 (to the extent the dispute relates to the selection of a Lead Collaboration Antibody), or 1.3 (to the extent the dispute relates to the determination of the activities to be undertaken pursuant to a Project Plan, but not with respect to a dispute regarding which Party will perform any such activities), to refer such dispute to an Expert for expedited arbitration as set forth in subparagraphs (a) through
(c) below, or (y) with respect to any other dispute, including with respect to a Party's interpretation of, or any allegation of breach of, this Agreement, to pursue arbitration in accordance with Section 11.5 or to pursue such other dispute resolution mechanism as the Parties may agree.

                        (a) With respect to disputes under subparagraph (x) above that are not resolved by the Chief Executive Officers of the Parties (or their designees) pursuant to Section 2.3.1, upon written request by any Party to the other Parties, the Parties shall promptly negotiate in good faith to appoint a mutually acceptable disinterested, conflict-free individual not affiliated with any Party, with scientific, technical and regulatory experience with respect to the development of antibody-based products necessary to resolve such dispute (an "EXPERT"). If the Parties are not able to agree within five (5) days after the receipt by a Party of the written request in the immediately preceding sentence, the CPR Institute for Dispute Resolution shall be responsible for selecting an Expert within seven (7) days of being approached by a Party. The fees and costs of the Expert and the CPR Institute for Dispute Resolution shall be shared equally by the Parties.

                        (b) Within fifteen (15) days after the designation of the Expert, the Parties shall each simultaneously submit to the Expert and one another a written statement of their respective positions on such disagreement. Each Party shall have five (5) days from receipt of any other Party's submission to submit a written response thereto, which shall include any scientific and technical information in support thereof. The Expert shall have the right to meet with the Parties, either alone or together, as necessary to make a determination.

                        (c) No later than thirty (30) days after the designation of the Expert, the Expert shall make a determination by selecting the resolution proposed by one of the Parties that as a whole is the most fair and reasonable to the Parties in light of the totality of the circumstances and shall provide the Parties with a written statement setting forth the basis of the determination in connection therewith. The decision of the Expert shall be final and conclusive, absent manifest error.

        SECTION 2.4 SEPARATE AGREEMENT BETWEEN MEDAREX AND GENMAB. It is understood that Medarex and Genmab have entered into the Genmab/Medarex Applied Genomics Agreement, which allocates between Medarex and Genmab certain rights and obligations with respect to this Agreement, as well as other applied genomics agreements to which Medarex and Genmab are parties. deCODE hereby acknowledges that it has received a copy of the Genmab/Medarex Applied Genomics Agreement in effect as of the Effective Date. In the event that Medarex and Genmab amend the Genmab/Medarex Applied Genomics Agreement so that the allocation of rights and obligations between Medarex and Genmab with respect to this Agreement materially changes, Medarex and Genmab will promptly provide a copy of such amendment to deCODE; provided, however, that no such amendment shall increase the financial obligations of deCODE under this Agreement without its prior written consent.


                                 ARTICLE 3 -
                               GRANT OF RIGHTS

        SECTION 3.1     LICENSE GRANTS FOR COLLABORATION ACTIVITIES.

                3.1.1 GENMAB GRANT. Subject to Section 3.3 and the other terms and conditions of this Agreement, Genmab hereby grants to deCODE and its Affiliates a co-exclusive (with Medarex, Genmab and their respective Affiliates) fully-paid, royalty-free license, with the right to sublicense solely as provided in Section 3.4, under the Genmab Technology (except to the extent prohibited by the Cross License Agreement) and the Collaboration Technology, in each case to (a) perform deCODE's activities under Section 1.2 and (b) jointly Exploit the Collaboration Products in accordance with this Agreement.

                3.1.2 MEDAREX GRANT. Subject to Section 3.3 and the other terms and conditions of this Agreement, Medarex hereby grants to deCODE and its Affiliates a co-exclusive (with Medarex, Genmab and their respective Affiliates), fully-paid, royalty-free license, with the right to sublicense solely as provided in Sections 3.3.5 and 3.4, under the Medarex Technology (except to the extent prohibited by the Cross License Agreement) and the Collaboration Technology, in each case to (a) perform deCODE's activities under
Section 1.2, and (b) jointly Exploit the Collaboration Products in accordance with this Agreement.

                3.1.3 deCODE GRANT. Subject to Section 3.3 and the other terms and conditions of this Agreement, deCODE hereby grants to Medarex and Genmab and their respective Affiliates a co-exclusive (with deCODE and its Affiliates), fully-paid, royalty-free license, with the right to sublicense solely as provided in Section 3.4, under the deCODE Technology and the Collaboration Technology, in each case to (a) perform Genmab/Medarex's activities under Section 1.2, and (b) jointly Exploit the Collaboration Products in accordance with this Agreement.

        SECTION 3.2     PRODUCT TRADEMARKS FOR COLLABORATION PRODUCTS.

                3.2.1 GENMAB GRANT. Subject to the terms and conditions of this Agreement, Genmab hereby grants to deCODE and its Affiliates a co-exclusive (with Genmab, Medarex and their respective Affiliates), fully-paid, royalty-free license, with the right to sublicense solely as provided in Section 3.4, to use the Product Trademarks to Exploit the Collaboration Products in accordance with this Agreement.

                3.2.2 MEDAREX GRANT. Subject to the terms and conditions of this Agreement, Medarex hereby grants to deCODE and its Affiliates a co-exclusive (with Medarex, Genmab and their respective Affiliates), fully-paid, royalty-free license, with the right to sublicense solely as provided in Section 3.4, to use the Product Trademarks to Exploit the Collaboration Products in accordance with this Agreement.

                3.2.3 deCODE GRANT. Subject to the terms and conditions of this Agreement, deCODE hereby grants to Medarex and Genmab and their respective Affiliates a co-exclusive (with deCODE and its Affiliates), fully-paid, royalty-free license, with the right to sublicense solely as provided in Section 3.4, to use the Product Trademarks to Exploit the Collaboration Products in accordance with this Agreement.

        SECTION 3.3     EXCLUSIVITY, RESERVED RIGHTS AND PRE-EXISTING GRANTS.

                3.3.1   ANTIGEN EXCLUSIVITY.

                        (a) Subject to Sections 3.3.2, 3.3.3 and 3.3.4, the Parties acknowledge and agree that this Collaboration shall be exclusive with respect to the Collaboration Targets and that no Party shall engage, directly or indirectly, on behalf of itself or any other party, in the research, development, commercialization or other Exploitation of antibody-based prophylactic or therapeutic products with respect to any Collaboration Target other than the Collaboration Products and Unilateral Products as provided in this Agreement and any related agreements among the Parties. deCODE represents that it has entered into that certain Term Sheet re: Diagnostic Products between deCODE, a certain Third Party and Affiliates of such Third Party dated as of March 1, 2001, and any further agreement between deCODE, such Third Party and/or such Affiliates entered into pursuant thereto (the "PRE-EXISTING DIAGNOSTIC AGREEMENT"). deCODE acknowledges and agrees that it has no right to use, outside of the Collaboration, any Antibodies generated pursuant to this Agreement or a Unilateral Development and Commercialization Agreement, except as expressly set forth in the applicable Unilateral Development and Commercialization Agreement.

                        (b) deCODE shall use commercially reasonable efforts
(i) to develop and commercialize or cause to be developed and commercialized Diagnostic Products with respect to each Collaboration Target to the extent necessary or reasonably useful for the Exploitation of Collaboration Products with respect to such Collaboration Target, (ii) provide or cause to be provided such Diagnostic Products to the Collaborators at a commercially reasonable cost for use in connection with the development of such Collaboration Products, including to assist the Collaboration in selecting patients for clinical trials involving such Collaboration Products, and (iii) use commercially reasonable efforts, consistent with the Pre-Existing Diagnostic Agreement, to make such Diagnostic Products generally available to the public on commercially reasonable terms or cause to be so made to the extent necessary or reasonably useful to Exploit such Collaboration Products.

                        (c) Notwithstanding clause (b) above, if at any time deCODE obtains rights, pursuant to the Pre-Existing Diagnostic Agreement or otherwise, to a Diagnostic Product with respect to a Collaboration Target, then deCODE shall offer such Diagnostic Product to Genmab/Medarex to be Exploited under the Collaboration as a Collaboration Product. If Genmab/Medarex accepts such Diagnostic Product into the Collaboration within sixty (60) days of receipt of such offer, then the definition of Collaboration Product shall be automatically amended to include such Diagnostic Product for all purposes with respect to such Collaboration Target, subject to deCODE's obligations under the Pre-Existing Diagnostic Agreement.

                3.3.2 RESEARCH AND COMMERCIALIZATION AGREEMENTS. Medarex shall have the right to (a) grant licenses and other rights to other parties, including Genmab or deCODE, under the Medarex Technology for such parties, to Exploit Antibody Products (but not Collaboration Products) with respect to Antigens, including Collaboration

Targets, (b) transfer Medarex Know-How to such parties in connection therewith, including by providing instruction with respect to the use and immunization of HuMAb Mice and assistance with respect to the Mice-Related Technology, (c) develop production processes for, and manufacture, such Antibody Products, and
(d) receive license fees, milestone payments, royalties and other remuneration in connection therewith, but, in connection with clause (a), (b), (c) or (d) above, not to otherwise actively participate in the clinical development or commercialization of such Antibody Products by such parties (each agreement with respect to the foregoing, a "RESEARCH AND COMMERCIALIZATION AGREEMENT"); provided, however, that Medarex shall not, based on the deCODE Know-How, including any deCODE Genomics Data, propose to a Third Party that they include a Reversion Target or a Collaboration Target in a Research and Commercialization Agreement, but Medarex shall have the right to enter into a Research and Commercialization Agreement with respect thereto if such Third Party first proposes to Medarex that they include such Reversion Target or Collaboration Target in such Research and Commercialization Agreement.

                3.3.3 RETAINED RIGHTS.

                        (a) OTHER ANTIGENS. Notwithstanding anything in this Agreement to the contrary, Medarex and Genmab do each hereby retain the right to
(i) enter into collaborations with, and to grant licenses and other rights under the Medarex Technology and Genmab Technology respectively to, Third Parties to Exploit Antibody Products with respect to Antigens other than Collaboration Targets, and/or (ii) independently Exploit Antibody Products with respect to Antigens other than Collaboration Targets.

                        (b) NON-ANTIBODY PRODUCTS. Notwithstanding anything in this Agreement to the contrary, each Party does hereby retain the right to (i) enter into collaborations with, and to grant licenses and other rights under its respective Technology (other than Collaboration Technology, which shall be governed by Section 7.1.6) to, Third Parties to Exploit products other than antibody-based products with respect to Collaboration Targets that such Party has acquired rights to outside the Collaboration, and/or (ii) independently Exploit products other than antibody-based products with respect to Collaboration Targets that such Party has acquired rights to outside the Collaboration. By way of clarification, the Parties acknowledge that deCODE has not granted Genmab or Medarex any rights under deCODE Technology to Exploit products that are not Collaboration Products under this Agreement.


                3.3.4 EXISTING GRANTS. The Parties further acknowledge and agree that (a) pursuant to the Cross-License Agreement, Medarex has granted a non-exclusive license under certain Medarex Patents to Exploit Antibody Products, including Collaboration Products, with respect to Antigens, including the Collaboration Targets, in the Territory, and (b) Medarex has entered into a Research and Commercialization Agreement with Genmab.

                3.3.5 CROSS LICENSE AGREEMENT. The Cross-License Agreement prohibits Medarex from granting commercialization rights to the same Antibody Product, whether by license or sublicense, under certain Medarex Technology and, to the extent licensed from Medarex, Genmab Technology to more than one party in a territory. The Parties shall structure their respective commercialization rights in each country in the Territory, in accordance with this Section 3.3.5, so as to comply with the requirements of the Cross-License Agreement and shall use good faith efforts to ensure that any such structure preserves the intended economic benefits of the Collaboration to the Parties.

                        (a) So long as the Cross-License Agreement is in effect, if the Steering Committee desires to grant a sublicense with respect to commercialization of a Collaboration Product pursuant to Section 3.4, then the Steering Committee shall provide Medarex with written notice thereof, which shall set forth in reasonable detail the terms and conditions of such sublicense, the Medarex Technology, Genmab Technology and the Collaboration Product involved, and the identity of the proposed sublicensee. Upon receipt of such notice, Medarex shall make a good faith determination as to whether such Medarex Technology or Genmab Technology, as applicable, is subject to the sublicense restrictions contained in the Cross-License Agreement.

                        (b) To the extent that Medarex determines that such Medarex Technology or Genmab Technology, as applicable, is not subject to the sublicense restrictions contained in the Cross-License Agreement, Medarex shall so notify the Steering Committee in writing and the Collaboration thereafter shall have the right to grant such sublicense, subject to Section 3.4.

                        (c) To the extent that Medarex determines that all or part of such Medarex Technology or Genmab Technology, as applicable, is subject to the sublicense restrictions contained in the Cross-License Agreement, Medarex shall so notify the Steering Committee in writing. The Parties shall then meet to discuss in good faith how to proceed in order to optimize the commercialization of the applicable Collaboration Product hereunder while complying with the requirements of the Cross-License Agreement.

        SECTION 3.4 SUBLICENSES. Subject to Section 3.3.5, each Party shall have the right to grant sublicenses under the licenses granted in Sections 3.1 and 3.2 (a) to Affiliates without the approval of the applicable licensor, provided that any such sublicensor shall remain jointly and severally liable for the performance or non-performance of any such Affiliate sublicensee, and (b) to Third Parties pursuant to Section 5.2 with the prior approval of each applicable licensor, not to be unreasonably withheld or delayed, which approval shall be deemed to be granted with respect to a sublicense if the licensor fails, within twenty (20) business days of its receipt of a written notice from the sublicensing Party setting forth in reasonable detail the nature of such sublicense and the identity of the sublicensee, to notify such sublicensing Party that it withholds its consent to such sublicense. Notwithstanding the previous sentence, the grant of any such sublicense shall not relieve the sublicensing Party of its obligations under this Agreement.

        SECTION 3.5     LICENSE LIMITATIONS.

                3.5.1 GENMAB TECHNOLOGY. deCODE hereby covenants to Genmab that neither deCODE nor any of its Affiliates, licensees or sublicensees shall use or practice the Genmab Technology, directly or indirectly, on behalf of itself or any other party, for any purpose other than as permitted under Section
3.1 and in particular, but without limiting the generality of the foregoing, for any research, development, commercialization or other Exploitation of an Antibody Product or any other product or method, other than a Collaboration Product as provided hereunder.

                3.5.2 MEDAREX TECHNOLOGY. deCODE hereby covenants to Medarex that neither deCODE nor any of its Affiliates, licensees or sublicensees shall use or practice the Medarex Technology, directly or indirectly, on behalf of itself or any other party, for any purpose other than as permitted under Section
3.1 and in particular, but without limiting the generality of the foregoing, for any research, development, commercialization or other Exploitation of an Antibody Product or any other product or method, other than a Collaboration Product as provided hereunder.

                3.5.3   deCODE TECHNOLOGY.

                        (a) Medarex hereby covenants to deCODE that neither Medarex nor any of its Affiliates, licensees or sublicensees shall use or practice the deCODE Technology, directly or indirectly, on behalf of itself or any other party, for any purpose other than as permitted under Sections 3.1 and in particular, but without limiting the generality of the foregoing, for any research, development, commercialization or other Exploitation of an Antibody Product or any other product or method, other than a Collaboration Product as provided hereunder.

                        (b) Genmab hereby covenants to deCODE that neither Genmab nor any of its Affiliates, licensee or sublicensees shall use or practice the deCODE Technology, directly or indirectly, on behalf of itself or any other party, for any purpose other than as permitted under Sections 3.1 and in particular, but without limiting the generality of the foregoing, for any research, development, commercialization or other Exploitation of an Antibody Product or any other product or method, other than a Collaboration Product as provided hereunder.

        SECTION 3.6 NO OTHER RIGHTS. For the avoidance of doubt, Medarex, Genmab and their respective Affiliates shall have no right, express or implied, with respect to the deCODE Technology and deCODE and its Affiliates shall have no right, express or implied, with respect to the Medarex Technology and the Genmab Technology, in each case except as expressly provided in Section 3.1.

                                  ARTICLE 4 -
                             FINANCIAL PROVISIONS

        SECTION 4.1 PROFIT AND EXPENSE ALLOCATION WITH RESPECT TO COLLABORATION PRODUCTS.

                4.1.1 NET PROFITS AND NET LOSSES. Except as otherwise provided in this Agreement, the Collaborators shall share equally (50%) in the Net Profits and Net Losses, as applicable, with respect to the Collaboration Products, as set forth in this Section. Within thirty (30) days after the end of each calendar quarter in which Net Profits or Net Losses are recognized with respect to a Collaboration Product, each Collaborator shall provide the other Collaborator with a statement detailing its Net Profits or Net Losses for such Collaboration Product for such calendar quarter on a country-by-country basis, which statement shall set forth in reasonable detail any Net Sales by such Collaborator or its Affiliates, any Commercialization Expenses and any Other Operating (Income)/Expense, including a detailed breakdown of the components of the foregoing, with respect to such Collaboration Product, provided that such Commercialization Expenses (including the components thereof) may not exceed (or be projected to exceed) the amount set forth in the applicable Project Budget with respect to the commercialization activities set forth in the applicable Project Plan by more than [**] without the approval of the Steering Committee ("AUTHORIZED COMMERCIALIZATION EXPENSES"). Within forty-five (45) days after the end of each calendar quarter, the Collaborators shall make payments to one another so that each shall share equally (50%) in the Net Profits or Net Losses, as applicable, for such calendar quarter for each Collaboration Product.

                4.1.2 RESEARCH AND DEVELOPMENT EXPENSES. Except as otherwise provided in this Agreement, Genmab/Medarex, on the one hand, and deCODE, on the other hand, shall share equally (50%) in the cost and expense of all Authorized R&D Expenses (as defined below) incurred by or on behalf of the Collaborators in connection with their activities other than the deCODE Research Activities and the Genmab/Medarex Research Activities. Within thirty (30) days after the end of each calendar quarter, each Party shall furnish the Steering Committee with a statement (a) detailing the costs and expenses actually incurred in connection with the research and development activities (including phase IV and any other post-Regulatory Approval research and development activities) performed by or on behalf of such Party during such calendar quarter, provided that such costs or expenses may not exceed (or be projected to exceed) the amounts set forth in the relevant Project Budget with respect to such research and development activities by more than [**] without the approval of the Steering Committee (the "AUTHORIZED R&D EXPENSES") and (b) comparing such expenses to date with the projections set forth in the Project Budget. Within forty-five (45) days after the end of each calendar quarter, Genmab/Medarex and deCODE shall make payments to one another so that each shall bear fifty percent (50%) of the total Authorized R&D Expenses for such calendar quarter.

        SECTION 4.2 PAYMENT METHOD. All amounts due by one Collaborator hereunder shall be paid in U.S. dollars by wire transfer in immediately available funds to an account designated by the receiving Collaborator. Any payments or portions thereof due hereunder which are not paid on the date such payments are due under this Agreement shall bear interest at a rate equal to the lesser of the prime rate as published in The Wall Street Journal, Eastern Edition, on the first day of each calendar quarter in which such payments are overdue, plus two (2) percentage points, and the maximum rate permitted by law, calculated on the number of days such payment is delinquent, compounded monthly.

        SECTION 4.3 CURRENCY; FOREIGN PAYMENTS. If any currency conversion shall be required in connection with any payment hereunder, such conversion shall be made by using the exchange rate for the purchase of U.S. dollars as published in The Wall Street Journal, Eastern Edition, on the last business day of the calendar quarter to which such payments relate. If at any time legal restrictions prevent the prompt remittance of any Net Profits with respect to Net Sales in any jurisdiction, the applicable Collaborator may notify the other and make such payments by depositing the amount thereof in local currency in a bank account or other depository in such country in the name of the receiving Collaborator or its designee, and such Collaborator shall have no further obligations under this Agreement with respect thereto.

        SECTION 4.4 TAXES. A Collaborator may deduct from any amounts it is required to pay pursuant to this Agreement an amount equal to that withheld for or due on account of any taxes (other than taxes imposed on or measured by net income) or similar governmental charge imposed by a jurisdiction other than the United States ("WITHHOLDING TAXES"). At the receiving Collaborator's request, the paying Collaborator shall provide the receiving Collaborator a certificate evidencing payment of any Withholding Taxes hereunder and shall reasonably assist the receiving Collaborator, at the receiving Collaborator's expense, to obtain the benefit of any applicable tax treaty.

        SECTION 4.5     RECORDS RETENTION; AUDIT.

                4.5.1 RECORD RETENTION. Each Party shall maintain (and shall ensure that its Affiliates and sublicensees shall maintain) complete and accurate books, records and accounts that fairly reflect their respective (a) Authorized R&D Expenses, Authorized Commercialization Expenses, Other Operating (Income)/Expenses, any costs and expenses reimbursable under Article 7, and any other costs and expenses reimbursable or otherwise shared by the Parties hereunder (collectively, the "COLLABORATION EXPENSES"), and (b) Net Sales of Collaboration Products and Net Profits and Net Losses with respect to Collaboration Products, in each case in sufficient detail to confirm the accuracy of any payments required hereunder and in accordance with GAAP, which books, records and accounts shall be retained by such party until the later of
(i) three (3) years after the end of the period to which such books, records and accounts pertain, and (ii) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Applicable Law.

                4.5.2 AUDIT. Each Party shall have the right to have an independent certified public accounting firm of nationally recognized standing, reasonably acceptable to the audited Party, to have access during normal business hours, and upon reasonable prior written notice, to such of the records of the other Parties (and their Affiliates and sublicensees) as may be reasonably necessary to verify the accuracy of such Collaboration Expenses, Net Sales, or Net Profits or Net Losses, as applicable, for any calendar quarter ending not more than thirty-six
(36) months prior to the date of such request; provided, however, that no Party shall have the right to conduct more than one such audit in any twelve
(12)-month period. The accounting firm shall disclose to each Party whether such Collaboration Expenses, Net Sales, or Net Profits or Net Losses, as applicable, are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to the requesting Party. The requesting Party shall bear the cost of such audit unless the audit reveals a variance of more than five percent (5%) from the reported results, in which case the audited Party shall bear the cost of the audit. The results of such accounting firm shall be final, absent manifest error.

                4.5.3 PAYMENT OF ADDITIONAL AMOUNTS. If, based on the results of such audit, additional payments are owed by a Collaborator under this Agreement, such Collaborator shall make such additional payments, with interest from the date originally due at the rate of one and a half percent (1.5%) per month, within sixty (60) days after the date on which such accounting firm's written report is delivered to such Collaborator.

                4.5.4 CONFIDENTIALITY. The auditing Party shall treat all information subject to review under this Section 4.5 in accordance with the confidentiality provisions of Article 6 and shall cause its accounting firm to enter into a reasonably acceptable confidentiality agreement with the audited Party obligating such firm to maintain all such financial information in confidence pursuant to such confidentiality agreement.



                                  ARTICLE 5 -
          UNILATERAL AND THIRD PARTY DEVELOPMENT AND COMMERCIALIZATION

        SECTION 5.1     UNILATERAL DEVELOPMENT AND COMMERCIALIZATION.

                5.1.1 OPTING-OUT BY A COLLABORATOR. Each Collaborator (i.e., Genmab/Medarex, on the one hand, and deCODE, on the other hand) (the "OPTING-OUT COLLABORATOR") shall have the right, on thirty (30) days' written notice to the other (an "OPT-OUT NOTICE"), to elect not to proceed with the research, development and commercialization ("OPT-OUT") of all Collaboration Antibodies and Collaboration Products with respect to a given Collaboration Target at any time after the completion of the deCODE Research Activities and the Genmab/Medarex Research Activities with respect to such Collaboration Target, provided that such Collaborator shall be responsible for all budgeted costs and expenses associated with the research and development activities with respect to such Collaboration Antibody(ies) and Collaboration Product(s) that such Collaborator has committed to in the applicable Project Budget as necessary to complete that phase of research and development (e.g., toxicology studies in support of an IND or phase I, phase II or phase III studies) that was under way when such Collaborator Opted-Out. By way of clarification, if a Collaborator Opts-Out of a

Collaboration Antibody or Collaboration Product with respect to a Collaboration Target, such Collaborator will be deemed to have Opted-Out with respect to all Antibodies and Antibody Products with respect to the same Collaboration Target.

                5.1.2 RIGHTS AND OBLIGATIONS OF COLLABORATORS WITH RESPECT TO UNILATERAL PRODUCTS.

                        (a) UNILATERAL DEVELOPMENT AND COMMERCIALIZATION. Upon receipt by a Collaborator of an Opt-Out Notice, the receiving Collaborator shall have the right, on written notice to the Opting-Out Collaborator within thirty
(30) days following receipt of the Opt-Out Notice (an "ELECTION NOTICE"), to proceed unilaterally with the research, development and commercialization of all Collaboration Antibodies to the applicable Collaboration Target (each, a "UNILATERAL PRODUCT") pursuant to the separate agreement with the Opting-Out Collaborator attached hereto as Appendix D-1 or Appendix D-2, as applicable (each, a "UNILATERAL DEVELOPMENT AND COMMERCIALIZATION AGREEMENT"). Upon receipt by Genmab/Medarex of an Election Notice from deCODE with respect to a Collaboration Target, the Unilateral Development and Commercialization Agreement set forth in Appendix D-1 shall be automatically amended to include such Collaboration Target and any Antibodies and Antibody Products with respect thereto. Upon receipt by deCODE of an Election Notice from Genmab/Medarex with respect to a Collaboration Target, the Unilateral Development and Commercialization Agreement set forth in Appendix D-2 shall be automatically amended to include such Collaboration Target and any Antibodies and Antibody Products with respect thereto. Upon such amendment of a Unilateral Development and Commercialization Agreement pursuant to this Section 5.1.2, the applicable Antigen shall cease to be a Collaboration Target and Appendix C shall be amended accordingly, and any licenses granted pursuant to Article 3, with respect to such Antigen and any Antibodies and Antibody Products with respect thereto, shall terminate. The Collaborators shall work together to ensure a smooth and orderly transition of the Unilateral Products to the non-Opting-Out Collaborator, including the assignment of any contracts with respect to the Exploitation of such Unilateral Products to the non-Opting-Out Collaborator, and the assumption by the non-Opting-Out Collaborator of any obligations thereunder. Except for the obligations provided for in Section 5.1.1, the Opting-Out Collaborator shall have (x) no further financial obligation to support or otherwise fund any additional efforts in respect of such Unilateral Product, and
(y) no obligation, responsibility, or authority regarding such additional efforts in respect of such Unilateral Product. In the event that neither Collaborator elects to proceed with the research, development or commercialization of any Collaboration Antibody or Collaboration Product with respect to a Collaboration Target, the rights and obligations of the Collaborators with respect to such Collaboration Target shall be governed by Sections 5.2 and 5.3.

                        (b) OPT-OUT OF UNILATERAL PRODUCTS. If, at any time, the non-Opting Out Collaborator elects to Opt-Out of all Unilateral Products with respect to a Unilateral Target (as defined in the applicable Unilateral Development and Commercialization Agreement) pursuant to such Unilateral Development and Commercialization Agreement and the other Collaborator does not elect to proceed unilaterally with the research, development and commercialization of such Unilateral Products, all such Unilateral Products shall become Dormant Products pursuant to Section 5.3 and the non-Opting Out Collaborator shall, without any additional consideration, assign fifty percent (50%) of its right, title and interest in and to any Product Trademark and all Regulatory Documentation with respect to such Unilateral Products, including any Regulatory Approvals and applications therefor (but excluding any Regulatory Documentation comprising Production Process Technology, including any drug master file), to the other Collaborator.

                5.1.3 OPTING-OUT BY MEDAREX OR GENMAB. As between Medarex and Genmab, each shall have the right, at any time, to individually elect not to proceed with the research, development and commercialization of all Collaboration Antibodies and Collaboration Products with respect to a given Collaboration Target. In the event that one, but not both, of Medarex and Genmab elects not to proceed with the research, development and commercialization of such Collaboration Antibodies and Collaboration Products, but the other Party (i.e., Genmab or Medarex) elects to proceed jointly with deCODE with respect to such Collaboration Antibodies and Collaboration Products, then such election shall not be governed by Sections 5.1.1 and 5.1.2 and the rights and responsibilities as between Medarex and Genmab shall be governed by this Section
5.1.3 and the Genmab/Medarex Applied Genomics Agreement. If Genmab elects to so proceed with respect to a Collaboration Target, all references to Genmab/Medarex under this Agreement shall be deemed to be references to Genmab with respect to such Collaboration Target, and if Medarex elects to so proceed with respect to a Collaboration Target, all references to Genmab/Medarex under this Agreement shall be deemed to be references to Medarex with respect to such Collaboration Target and Medarex, and not Genmab, shall have the right to participate on the Steering Committee with respect thereto. Once an election is made pursuant to this Section 5.1.3 not to proceed with the research, development or commercialization of a Collaboration Antibody or Collaboration Product, such election shall be final with respect to the non-pursuing Party (i.e., Medarex or Genmab) and such Party shall not be able to participate in any further research, development or commercialization of such Collaboration Antibody or Collaboration Product; provided, however, in the event Genmab elects not to proceed with a Collaboration Target pursuant to this Section 5.1.3, Genmab shall continue to immunize the HuMAb Mice with respect to such Collaboration Target in accordance with Section 1.2.5 at Medarex's sole cost and expense.

        SECTION 5.2 THIRD-PARTY RESEARCH, DEVELOPMENT AND COMMERCIALIZATION OF COLLABORATION PRODUCTS. The Steering Committee, in consultation with Medarex, shall have the right, at any time with respect to a Collaboration Product, to license to Third Parties rights with respect to the research, development, manufacture or commercialization of such Collaboration Product on such terms and conditions as the Steering Committee may agree; provided that (a) any such sublicense with respect to (i) Genmab Technology, to the extent licensed from Medarex, or Medarex Technology shall be governed by the procedures set forth in Sections 3.3.5 and 3.4, and (ii) deCODE Technology and other Genmab Technology shall be governed by the procedures set forth in Section 3.4; and (b) any disputes between the Steering Committee members as to whether or not to grant such a license shall not be subject to litigation or any other Third Party dispute resolution mechanism.

        SECTION 5.3 DORMANT PRODUCTS. If the Collaborators do not elect to proceed with the research, development or commercialization of a particular Collaboration Antibody or Collaboration Product with respect to a Collaboration Target, and the Collaborators have not licensed rights to such Collaboration Antibody or Collaboration Product to a Third Party pursuant to Section 5.2 that would be inconsistent therewith, (each, a "DORMANT PRODUCT") either Collaborator shall have the right at any time, subject to Section 3.3, to bring such Dormant Product to the Steering Committee to discuss whether to initiate or reinitiate the research, development or commercialization of such Dormant Product. The initiating Collaborator shall specify the reasons for proposing to initiate or reinitiate such research, development or commercialization. If, within thirty
(30) days after the receipt of such notice, the other Collaborator fails to notify the interested Collaborator in writing that it wishes to participate in the research, development or commercialization of such Dormant Product, then the interested Collaborator shall have the right to pursue research, development or commercialization of such Dormant Product as a Unilateral Product pursuant to
Section 5.1, provided that no Collaboration Antibody or Collaboration Product with respect to the same Collaboration Target as such Dormant Product is being Exploited under this Agreement or by the other Collaborator under a Unilateral Development and Commercialization Agreement.

                                  ARTICLE 6 -
                                CONFIDENTIALITY

        SECTION 6.1 DEFINITION. "CONFIDENTIAL INFORMATION" of a Party shall mean all information and know-how and any tangible embodiments thereof provided by or on behalf of such Party to another Party either in connection with the discussions and negotiations pertaining to this Agreement or in the course of performing this Agreement, including data; knowledge; practices; processes; ideas; research plans; engineering designs and drawings; research data; manufacturing processes and techniques; scientific, manufacturing, marketing and business plans; and financial and personnel matters relating to the disclosing Party or to its present or future products, sales, suppliers, customers, employees, investors or business. For purposes of this Agreement, notwithstanding the Party that disclosed such information or know-how, all deCODE Know-How and all information or know-how with respect thereto, shall be Confidential Information of deCODE, all Genmab Know-How, and all information or know-how with respect thereto, shall be Confidential Information of Genmab, and all Medarex Know-How, including all Mice-Related Know-How, and all information and know-how with respect thereto, shall be Confidential Information of Medarex.

        SECTION 6.2 EXCLUSIONS. Notwithstanding the foregoing, information or know-how of a Party shall not be deemed Confidential Information with respect to a receiving Party for purposes of this Agreement if such information or know-how:

                        (a) was already known to the receiving Party or its Affiliates, other than under an obligation of confidentiality or non-use, at the time of disclosure to, or, with respect to Know-How, discovery or development by, such receiving Party;

                        (b) was generally available or known to parties reasonably skilled in the field to which such information or know-how pertains, or was otherwise part of the public domain, at the time of its disclosure to, or, with respect to Know-How, discovery or development by, such receiving Party;

                        (c) became generally available or known to parties reasonably skilled in the field to which such information or know-how pertains, or otherwise became part of the public domain, after its disclosure to, or, with respect to Know-How, discovery or development by, such receiving Party through no fault of a Party other than the Party that Controls such information and know-how;

                        (d) was disclosed to such receiving Party or its Affiliates, other than under an obligation of confidentiality or non-use, by a Third Party who had no obligation to the Party that Controls such information and know-how not to disclose such information or know-how to others; or

                        (e) was independently discovered or developed by such receiving Party or its Affiliates, as evidenced by their written records, without the use of Confidential Information belonging to the Party that Controls such information and know-how, except with respect to deCODE Know-How, Genmab Know-How and Medarex Know-How, which shall be and remain Confidential Information of deCODE, Genmab and Medarex, respectively.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of a Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of such Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of a Party merely because individual elements of such Confidential Information are in the public domain or in the possession of such Party unless the combination and its principles are in the public domain or in the possession of such Party.

        SECTION 6.3 DISCLOSURE AND USE RESTRICTION. Except as expressly provided herein, the Parties agree that, for the Term and for five (5) years thereafter, each Party and its Affiliates and sublicensees shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement any Confidential Information of the other Parties or their respective Affiliates or sublicensees.

        SECTION 6.4 AUTHORIZED DISCLOSURE. Each Party may disclose Confidential Information of another Party to the extent that such disclosure is:

                6.4.1 REQUIRED BY GOVERNMENTAL ORDER. Made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial or local governmental or regulatory body of competent jurisdiction; provided, however, that such Party shall first have given notice to such other Party and given such other Party a reasonable opportunity to quash such order and to obtain a protective order requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued; and provided further that if a disclosure order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order shall be limited to that information which is legally required to be disclosed in response to such court or governmental order;

                6.4.2 REQUIRED BY LAW. Otherwise required by law; provided, however, that the disclosing Party shall provide such other Party with notice of such disclosure in advance thereof to the extent practicable;

                6.4.3 REQUIRED BY REGULATORY AUTHORITY. Made by such Party to the Regulatory Authorities as required in connection with any filing, application or request for Regulatory Approval; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information;

                6.4.4 REQUIRED BY AGREEMENT. Made by such Party, in connection with the performance of this Agreement, to Affiliates, permitted sublicensees, research parties, employees, consultants, representatives or agents, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 6; or

                6.4.5 REQUIRED BY CERTAIN THIRD PARTIES. Made by such Party to existing or potential acquirers or merger candidates; existing or potential pharmaceutical collaborators (to the extent contemplated hereunder); investment bankers; existing or potential investors, venture capital firms or other financial institutions or investors for purposes of obtaining financing; or Affiliates, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 6. Notwithstanding this Section 6.4.5, neither deCODE nor Genmab shall disclose any item of Medarex's Confidential Information to any existing or potential acquirer or merger partner that is substantially involved in the Exploitation of Antibodies or Antibody Products without first providing Medarex with reasonable advance written notice of each such disclosure.

        SECTION 6.5 USE OF NAME. Each Party may use the name, insignia, symbol, trademark, trade name or logotype of another Party only (a) in connection with announcements and other permitted disclosures relating to this Agreement and the activities contemplated hereby, (b) as required by Applicable Law, and (c) otherwise as agreed in writing by such other Party.

        SECTION 6.6 PRESS RELEASES. Press releases or other similar public communication by any Party relating to this Agreement, shall be approved in advance by the other Parties, which approval shall not be unreasonably withheld or delayed, except for those communications required by Applicable Law (which shall be provided to the other Parties as soon as practicable after the release or communication thereof), disclosures of information for which consent has previously been obtained, and information of a similar nature to that which has been previously disclosed publicly with respect to this Agreement, each of which shall not require advance approval.

        SECITON 6.7     PUBLICATIONS. The Parties acknowledge that scientific
lead-time is a key element of the value of the research and development activities under this Agreement and further agree that scientific publications must be strictly monitored to prevent any adverse effect from premature publication of results of the research or development activities hereunder. At least sixty (60) days prior to submission of any material related to the research or development activities hereunder for publication or presentation, the submitting Party shall provide to the other Parties a draft of such material for its review and comment. The receiving Parties shall provide any comments to the submitting Party within thirty (30) days of receipt of such materials. No publication or presentation with respect to the research or development activities hereunder shall be made by a Party unless and until the other Parties' comments on the proposed publication or presentation have been addressed, changes have been agreed upon, and any information determined by such other Parties to be Confidential Information of such Parties has been removed. If requested in writing by the other Parties, the submitting Party shall withhold material from submission for publication or presentation for an additional sixty (60) days to allow for the filing of a patent application or the taking of such measures to establish and preserve proprietary rights in the information in the material being submitted for publication or presentation. In all cases, each Party agrees that such Party shall provide appropriate representation and acknowledgement of the other Parties in any publication or presentation for the respective contributions of the scientists employed by the other Parties with regard to the subject matter of such publication or presentation.

                                  ARTICLE 7 -
                             INTELLECTUAL PROPERTY

        SECTION 7.1     INTELLECTUAL PROPERTY OWNERSHIP.

                7.1.1 OWNERSHIP OF GENMAB TECHNOLOGY. Subject to the license grants to deCODE under Article 3, as between deCODE and Genmab, Genmab shall own and retain all right, title and interest in and to any and all: (a) Information and Inventions that are conceived, discovered, developed or otherwise made, as necessary to establish authorship, inventorship or ownership under Applicable Law, by or on behalf of Genmab (or its Affiliates or its licensees or sublicensees (other than deCODE and its Affiliates)), whether or not patented or patentable, and any and all Patent and other intellectual property rights with respect thereto, except to the extent that any such Information and Inventions, or any Patent or other intellectual property rights with respect thereto, are Collaboration Technology; (b) other Information and Inventions, and Patent and other intellectual property rights that are Controlled (other than pursuant to the license grants set forth in Article 3) by Genmab, its Affiliates or, to the extent permitted, its licensees or sublicensees (other than deCODE and its Affiliates); and (c) other Genmab Technology.

                7.1.2 OWNERSHIP OF MEDAREX TECHNOLOGY. Subject to the license grants to deCODE under Article 3, as between deCODE and Medarex, Medarex shall own and retain all right, title and interest in and to any and all: (a) Information and Inventions that are conceived, discovered, developed or otherwise made, as necessary to establish authorship, inventorship or ownership under Applicable Law, by or on behalf of Medarex (or its Affiliates or its licensees or sublicensees (other than deCODE and its Affiliates)), whether or not patented or patentable, and any and all Patent and other intellectual property rights with respect thereto, except to the extent that any such Information and Inventions, or any Patent or other intellectual property rights with respect thereto, are Collaboration Technology; (b) other Information and Inventions, and Patent and other intellectual property rights that are Controlled (other than pursuant to the license grants set forth in Article 3) by Medarex, its Affiliates or its licensees or sublicensees (other than deCODE and its Affiliates); and (c) other Medarex Technology.

                7.1.3   OWNERSHIP OF deCODE TECHNOLOGY. Subject to Section
7.1.4 and the license grants to Medarex and Genmab under Article 3, as among the Parties, deCODE shall own and retain all right, title and interest in and to any and all: (a) Information and Inventions that are conceived, discovered, developed or otherwise made, as necessary to establish authorship, inventorship or ownership under Applicable Law, by or on behalf of deCODE (or its Affiliates or its licensees or sublicensees (other than Medarex and Genmab and their respective Affiliates)), whether or not patented or patentable, and any and all Patent and other intellectual property rights with respect thereto, except to the extent that any such Information and Inventions, or any Patent or other intellectual property rights with respect thereto, are Collaboration Technology or Mice Materials or Mice-Related Technology; (b) other Information and Inventions, and Patent and other intellectual property rights that are Controlled (other than pursuant to the license grants set forth in Article 3) by deCODE, its Affiliates or its licensees or sublicensees (other than Medarex and Genmab and their respective Affiliates); and (c) other deCODE Technology.

                7.1.4 OWNERSHIP OF MICE-RELATED TECHNOLOGY. Subject to the license grants to deCODE under Article 3, as among the Parties, Medarex shall own and retain all right, title and interest in and to all Mice Materials and Mice-Related Technology, including any and all Information and Inventions with respect to the Mice Materials or the Mice-Related Technology (including any Improvements thereto) that are conceived, discovered, developed or otherwise made, as necessary to establish authorship, inventorship or ownership under Applicable Law, by or on behalf of deCODE, its Affiliates or its licensees or sublicensees (other than Medarex, Genmab and their respective Affiliates), whether or not patented or patentable, and any and all Patent and other intellectual property rights with respect thereto. deCODE acknowledges and agrees that (a) the licenses granted to it pursuant to Article 3 permit deCODE to use Mice Materials and Mice-Related Technology solely for the Exploitation of Collaboration Products as provided in this Agreement, (b) deCODE has no right to use the HuMAb Mice or to discover, develop or otherwise make Improvements with respect to Mice Materials and Mice-Related Technology under such grants, and (c) neither it, nor any of its Affiliates, licensees or sublicensees, will engage, directly or indirectly, in activities designed to, or otherwise undertake or attempt, either on behalf of itself or another, to discover, develop or make any Information and Inventions that relate to the Mice Materials or the Mice-Related Technology. Accordingly, deCODE shall promptly disclose to Medarex in writing, the conception or reduction to practice, or the discovery, development or making of any Mice Material or Mice-Related Technology and shall, and does hereby, assign, and shall cause its Affiliates, licensees and sublicensees to so assign, to Medarex, without additional compensation and at Medarex's expense (for reasonable and direct out-of-pocket costs actually incurred), all of their respective rights, titles and interests in and to any Mice Material or Mice-Related Technology.

                7.1.5 OWNERSHIP OF PRODUCTION PROCESS TECHNOLOGY. Each Party shall own and retain all right, title and interest in and to its Production Process Technology, including any and all Information and Inventions with respect to such Production Process Technology (including any Improvements thereto) that are conceived, discovered, developed or otherwise made, as necessary to establish authorship, inventorship or ownership under Applicable Law, by or on behalf of such Party, its Affiliates, its licensees or sublicensees, whether or not patented or patentable, and any and all Patent and other intellectual property rights with respect thereto. Except as the Parties may otherwise expressly agree, including by separate written agreement pursuant to Section 1.2.8 or Section 1.6, no Party shall have any rights, express or implied, under this Agreement with respect to any Production Process Technology of the other Parties and nothing in this Agreement is intended to or shall be interpreted as granting a Party any license to such Production Process Technology, whether subordinate or dominant to any other Technology.

                7.1.6 OWNERSHIP OF COLLABORATION TECHNOLOGY. Subject to Sections 7.1.3 and 7.1.4 and the license grants under Article 3, the Parties shall each own an equal, undivided interest in any Collaboration Technology; provided, however, that, except as otherwise expressly provided in this Agreement, neither a Party nor any of its Affiliates, licensees or sublicensees shall, directly or indirectly, Exploit any Collaboration Technology, or any intellectual property rights with respect thereto, without the consent of the other Parties, not to be unreasonably withheld or delayed, except that each Party shall have the right to Exploit such Collaboration Technology for its internal research and discovery purposes (as opposed to the development, commercialization or other Exploitation of products or technology resulting therefrom), without the consent of the other Parties; provided, however, that no Party shall have the right to use, outside the Collaboration, any Antibodies generated pursuant to this Agreement or a Unilateral Development and Commercialization Agreement, except as expressly set forth in the applicable Unilateral Development and Commercialization Agreement. Each Party shall promptly disclose to the other Parties in writing, and shall cause its Affiliates, licensees and sublicensees to so disclose, the development, making, conception or reduction to practice of any Collaboration Technology, and shall, and does hereby, assign, and shall cause its Affiliates, licensees and sublicensees to so assign, to the other Parties, without additional compensation, such right, title and interest in and to any Collaboration Technology as well as any intellectual property rights with respect thereto, as is necessary to fully effect the joint ownership provided for in the foregoing sentence.

                7.1.7 OWNERSHIP OF PRODUCT TRADEMARKS. Subject to the license grants in Article 3, the Collaborators shall each own an equal, undivided interest in each Product Trademark with respect to a Collaboration Product. In the event that a Collaborator Opts-Out with respect to a Collaboration Product, it shall, without any additional consideration, assign all of its right, title and interest in and to any Product Trademark with respect to such Collaboration Product or Unilateral Product to the non-Opting-Out Collaborator; provided, however, that each Collaborator shall retain all of its right, title and interest in and to any Product Trademarks with respect to Dormant Products.

                7.1.8 OWNERSHIP OF REGULATORY DOCUMENTATION. Subject to the license grants in Article 3, all Regulatory Approvals with respect to a Collaboration Product shall be owned by one of the Collaborators, with such ownership alternating between the Collaborators on a Collaboration Target-by-Collaboration Target basis with respect to Collaboration Products, unless otherwise agreed upon by the Steering Committee. With respect to the first Collaboration Product and any other Collaboration Products with respect to the same Collaboration Target, the Regulatory Approvals shall be owned by the designee of Genmab/Medarex. With respect to the first Collaboration Product with respect to the next Collaboration Target, and any other Collaboration Products with respect to the same Collaboration Target, the Regulatory Approvals shall be owned by deCODE or its designee. Subject to the license grants in Article 3, each Collaborator shall, to the extent permitted by law, have an equal, undivided interest in all other Regulatory Documentation. Subject to the foregoing sentence, each Collaborator shall promptly (a) disclose to the other Collaborator in writing, and shall cause its Affiliates, licensees and sublicensees to so disclose, such other Regulatory Documentation, and (b) assign, or cause its Affiliates, licensees or sublicensees to assign, to the other Collaborator, without additional compensation, such right, title and interest in and to such other Regulatory Documentation as is necessary to fully effect the joint ownership provided for in the foregoing sentence. Each non-Opting-Out Collaborator shall have the right to own all right, title and interest in and to all Regulatory Approvals with respect to its Unilateral Products. In the event that a Collaborator Opts-Out with respect to a Collaboration Product, it shall assign all of its right, title and interest in and to all Regulatory Documentation with respect to such Collaboration Product, including any Regulatory Approvals and applications therefor, to the non-Opting Out Collaborator (or its designee); provided, however, that each Collaborator shall retain any of its right, title and interest in and to any Regulatory Documentation with respect to a Dormant Product. Notwithstanding the ownership of any Regulatory Approval or any other Regulatory Documentation, each Collaborator shall have the right to use and reference any of the Regulatory Documentation in connection with the Exploitation of Collaboration Products as provided in this Agreement. Notwithstanding the foregoing, any Regulatory Documentation containing Production Process Know-How of a Party shall be and remain the sole and exclusive property of such Party and such Party shall have the right to submit any such Production Process Know-How directly to the Regulatory Authorities using a drug master file, or any foreign equivalent that is designed to protect such Party's Confidential Information, which filing shall be and remain the sole and exclusive property of such Party.

        SECTION 7.2     PROSECUTION OF PATENTS AND TRADEMARKS.

                7.2.1 MEDAREX RIGHTS. As among the Parties, Medarex shall, subject to Section 7.2.6, have the sole right, at its cost and expense, to obtain, prosecute and maintain throughout the world the Medarex Patents, including the Mice-Related Patents and its Production Process Patents.

                7.2.2 GENMAB RIGHTS. As among the Parties, Genmab shall, subject to Section 7.2.6, have the sole right, at its cost and expense, to obtain, prosecute and maintain throughout the world the Genmab Patents, including its Production Process Patents.

                7.2.3 deCODE RIGHTS. As among the Parties, deCODE shall, subject to Section 7.2.6, have the sole right, at its cost and expense, to obtain, prosecute and maintain throughout the world the deCODE Patents, including its Production Process Patents.

                7.2.4   COLLABORATION TECHNOLOGY AND PRODUCT TRADEMARKS.

                        (a) FILINGS OF PATENTS. Subject to Section 7.2.7, the Collaborators shall, and shall cause their respective Affiliates, licensees and sublicensees, as applicable, to, cooperate with one another with respect to the filing, prosecution and maintenance of all Collaboration Patents, including by selecting outside counsel, reasonably acceptable to the Collaborators, to handle such filing, prosecution and maintenance. The Collaborators shall share equally in the expenses associated with the filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of all Patents included in the Collaboration Technology.

                        (b) FILINGS OF PRODUCT TRADEMARKS. The Steering Committee, with respect to a Collaboration Product, shall supervise and direct the filing, prosecution and maintenance of the registrations of the Product Trademarks for such Collaboration Product. The Steering Committee shall provide each Party with (i) drafts of any new application to register a Product Trademark prior to filing that application, allowing adequate time for review and comment by the Parties if possible; provided, however, the Steering Committee shall not be obligated to delay the filing of any application; and
(ii) copies of all correspondence from any and all Trademark offices concerning Product Trademark registrations and an opportunity to comment on any proposed responses, voluntary amendments and submissions of any kind to be made to any and all such Trademark offices. Subject to Section 7.2.7, the Collaborators shall share equally in the expenses associated with the filing, prosecution and maintenance of such Product Trademark registrations.

                7.2.5 COOPERATION. Each Party shall, and shall cause its Affiliates, licensees and sublicensees, as applicable, to, cooperate fully in the preparation, filing, prosecution, and maintenance of the other Parties' Patents and the Product Trademarks. Such cooperation includes (a) promptly executing all papers and instruments and requiring employees to execute such papers and instruments as reasonable and appropriate so as to enable such other Party or the Steering Committee, as applicable, to file, prosecute, and maintain its Patents in any country; and (b) promptly informing such other Parties of matters that may affect the preparation, filing, prosecution, or maintenance of any such Patents.

                7.2.6 PATENT FILINGS. deCODE covenants not to, and to cause its Affiliates, licensees and sublicensees, as applicable, not to, file any patent application disclosing or claiming any Information and Inventions comprising any Medarex Technology or Genmab Technology or the Exploitation thereof, without Medarex's or Genmab's, as applicable, prior written consent, which consent shall not be unreasonably withheld or delayed. Medarex and Genmab covenant not to, and to cause their respective Affiliates, licensees and sublicensees, as applicable, not to, file any patent application disclosing or claiming any Information and Inventions comprising any deCODE Technology or the Exploitation thereof, without deCODE's prior written consent, which consent shall not be unreasonably withheld or delayed.

                7.2.7 ELECTION NOT TO PROSECUTE. If any Party elects not (a) to pursue the filing, prosecution or maintenance of a Collaboration Patent in a particular country, (b) to pursue the registration, prosecution or maintenance of a Product Trademark in a particular country, or (c) to take any other action with respect to Collaboration Technology or a Product Trademark in a particular country that is necessary or reasonably useful to establish or preserve rights thereto, then in each such case such Party shall so notify the other Parties promptly in writing and in good time to enable such other Party(ies) to meet any deadlines by which an action must be taken to establish or preserve any such rights in such Collaboration Technology or Product Trademark, as applicable, in such country. Upon receipt of each such notice by such other Parties or if, at any time, such Party fails to initiate any such action within thirty (30) days after a request by such other Party(ies) that it do so (or thereafter diligently pursue such action), such other Party(ies) shall have the right, but not the obligation, to pursue the filing or registration, or support the continued prosecution or maintenance, of such Patent or Product Trademark, as applicable, at its expense in such country. If such other Party(ies) elects to pursue such filing or registration, as the case may be, or continue such support, then such other Party(ies) shall notify such Party of such election and such Party(ies) shall, and shall cause its Affiliates, licensees and sublicensees, as applicable, to, (x) reasonably cooperate with such other Party in this regard, and (y) subject to Article 3, promptly release or assign to such other Party(ies), without compensation, all right, title and interest in and to such Patent or Product Trademark, as applicable, in such country.

        SECTION 7.3     ENFORCEMENT OF PATENTS AND TRADEMARKS.

                7.3.1 RIGHTS AND PROCEDURES. If Medarex, Genmab or deCODE determines that any Technology or Product Trademark is being infringed by a Third

Party's activities and that such infringement could affect the exercise by the Parties of their respective rights and obligations under this Agreement, it shall promptly notify the other Parties in writing and provide them with any evidence of such infringement that is reasonably available. Promptly after the receipt of such written notice, the Parties shall meet and discuss in good faith the removal of such infringement. The pursuing Party shall consider in good faith any comments from the other Parties and shall keep the other Parties reasonably informed of any steps taken to remove such infringement.

                        (a) COLLABORATION TECHNOLOGY AND PRODUCT TRADEMARKS. With respect to Collaboration Technology and Product Trademarks, the Steering Committee shall have the first right to remove such infringement using commercially appropriate steps, including the filing of an infringement suit or taking other similar action. Each Collaborator shall be responsible for half of the reasonable and verifiable costs and expenses incurred in connection with such action. In the event the Steering Committee fails to take commercially appropriate steps to remove any infringement of any such Collaboration Technology or Product Trademark within ninety (90) days following notice of such infringement, or earlier notifies the Parties in writing of its intent not to take such steps, and (i) such failure to act is due to the refusal of one Collaborator's representatives on the Steering Committee to authorize action over the objection of the other Collaborator's representatives, then the Collaborator whose representatives wish to proceed shall have the right to do so at its expense, or (ii) such failure to act is due to any reason other than as set forth in clause (i) above, then any Collaborator shall have the right to proceed at its expense; provided, however, that if the Steering Committee has commenced negotiations with an alleged infringer for discontinuance of such infringement within such ninety (90) day period, the Steering Committee shall have an additional ninety (90) days to conclude its negotiations before a Party unilaterally may bring suit for such infringement.

                        (b) OTHER TECHNOLOGY. With respect to Technology of a Party, the owner of such Technology shall have the sole right, but not the obligation, to remove such infringement; provided, however, that, with respect to Medarex Technology or Genmab Technology, deCODE shall reimburse Genmab/Medarex for fifty percent (50%)of the reasonable out-of-pocket costs incurred by Genmab/Medarex with respect to the removal of any such infringement with respect to any Collaboration Product, and with respect to deCODE Technology, Genmab/Medarex shall reimburse deCODE for fifty percent (50%) of the reasonable out-of-pocket costs incurred by deCODE with respect to the removal of any such infringement with respect to any Collaboration Product.

                7.3.2 COOPERATION. The Parties not enforcing the applicable Technology or Product Trademark shall provide reasonable assistance to the other Party, including providing access to relevant documents and other evidence, making its employees available at reasonable business hours, and joining the action to the extent necessary to allow the enforcing Party to maintain the action.

                7.3.3 RECOVERY. Any amounts recovered by any Party pursuant to Section 7.3.1, whether by settlement or judgment, shall be used to reimburse the Parties for their reasonable costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses), with any remainder being retained by the Party that has exercised its right to bring the enforcement action; provided, however, that to the extent that any award is attributable to loss of sales of a Collaboration Product, the Parties shall negotiate in good faith an appropriate allocation of such award to reflect the economic interests of the Parties under this Agreement with respect to such Collaboration Product.

        SECTION 7.4     POTENTIAL THIRD PARTY RIGHTS.

                7.4.1 THIRD PARTY LICENSES. If (a) in the Collective Opinion of Counsel, a Collaborator, or any of its Affiliates, licensees or permitted sublicensees, cannot Exploit a Collaboration Product in a country in the Territory without infringing one or more Patents that have issued to a Third Party in such country, or (b) as a result of any claim made against a Party, or any of its Affiliates, licensees or permitted sublicensees, alleging that the Exploitation of a Collaboration Product infringes or misappropriates any Patent or any other intellectual property right of a Third Party in a country in the Territory, a judgment is entered by a court of competent jurisdiction from which no appeal is taken within the time permitted for appeal, such that a Collaborator cannot Exploit such Collaboration Product in such country without infringing the Patent or other proprietary rights of such Third Party, then, in either case, the Collaborators shall use Commercially Reasonable Efforts to obtain a license in the names of the Collaborators from such Third Party as necessary for the Exploitation of any Collaboration Products hereunder in such country; provided, however, that Medarex shall have the sole right to seek any such license with respect to Mice-Related Technology, and shall use Commercially Reasonable Efforts to obtain such a license in its own name from such Third Party in such country, under which Medarex shall, to the extent permissible under such license, grant a sublicense to deCODE and Genmab as necessary for deCODE and Genmab, and any of their respective Affiliates and permitted sublicensees, to Exploit the Collaboration Products as provided hereunder in such country. The Collaborators shall each bear fifty percent (50%) of any royalty or other obligations under such licenses, except with respect to the Medarex Technology, Genmab Technology or the deCODE Technology, where the Collaborators shall each be responsible for fifty percent (50%) of only those royalty and other obligations with respect to the Exploitation of Collaboration Products and the other activities of the Parties hereunder. For purposes of this
Section 7.4.1, "COLLECTIVE OPINION OF COUNSEL" shall mean the final joint opinion of patent counsel selected by deCODE and patent counsel selected by Genmab/Medarex, after review of all data and information reasonably available at the time such opinion is rendered. If patent counsel for the Collaborators cannot agree on a final joint opinion within twenty (20) days after submission of the matter to such counsel, the patent counsel of the Collaborators shall agree on a third patent counsel who shall offer an independent opinion on the subject matter, which independent opinion shall be deemed the Collective Opinion of Counsel.

                7.4.2 THIRD PARTY LITIGATION. In the event that a Third Party institutes a Patent, Trademark or other infringement suit (including any suit alleging the invalidity or unenforceability of the Patents of a Party or its Affiliates, or claiming confusion, deception or dilution of a Trademark by a Product Trademark) against any Party or its

Affiliates, licensees or permitted sublicensees during the Term, alleging that the Exploitation of the Collaboration Products in the Territory or any other activities hereunder, infringes one or more Patent, Trademark or other intellectual property rights held by such Third Party (an "INFRINGEMENT SUIT"), the Parties shall cooperate with one another in defending such suit. Except with respect to the Medarex Technology, Genmab Technology or the deCODE Technology, the Collaborators shall jointly direct and control any Infringement Suit with respect to Collaboration Products or any Collaboration Patents; provided, however, that no Party shall cease to defend, settle or otherwise dispose of a suit with respect to any intellectual property of another Party without the prior written consent of such other Party. Each Party shall have the sole right to direct and control (including the right to cease to defend, settle or compromise) any Infringement Suit with respect to its Technology. The Collaborators shall each bear fifty percent (50%) of any costs and expenses of such defense, except with respect to the Medarex Technology, Genmab Technology or the deCODE Technology, where the Collaborators shall each be responsible for fifty percent (50%) of those costs and expenses only with respect to (i) the Exploitation of Collaboration Products and the other activities of the Parties hereunder, and (ii) Collaboration Targets for which a legal opinion was obtained pursuant to Section 1.2.9.

                7.4.3 RETAINED RIGHTS. Nothing in this Section 7.4 shall prevent any Party, at its own expense, from obtaining any license or other rights from Third Parties it deems appropriate in order to permit the full and unhindered exercise of its rights under this Agreement.

        SECTION 7.5     EXCHANGE OF KNOW-HOW.

                7.5.1 INFORMATION DISCLOSURE. Each Party shall, and shall cause its Affiliates, licensees and sublicensees, as applicable, to, without additional compensation and at such Party's sole expense, disclose and make available to the other Parties, in whatever form each such other Party may reasonably request, all Regulatory Documentation, all of its other Know-How, all Information and Inventions included in the Collaboration Technology and any other Information and Inventions relating, directly or indirectly, to the Exploitation of any Collaboration Products immediately after the Effective Date and thereafter immediately upon the earlier of the conception or reduction to practice, discovery, development or making of each such Regulatory Documentation, Know-How, or other Information and Inventions.

                7.5.2 COOPERATION. With respect to the research, development, commercialization or other Exploitation of the Collaboration Products, each Collaborator, shall cooperate with any and all reasonable requests for assistance from the other Collaborator, including by making its employees, consultants and other scientific staff available upon reasonable notice during normal business hours at their respective places of business to consult with such other Collaborator, as applicable, on issues arising during such research, development, commercialization or Exploitation.

                7.5.3 BIOLOGICAL MATERIALS. For purposes of facilitating the conduct of the research and development activities under this Agreement, Genmab/Medarex and deCODE shall each provide to the other tissues, cells, cell lines, organisms, blood samples, genetic material, and other biological substances and materials, including the Mice Materials, the Collaboration Targets and other Antigens (collectively, "BIOLOGICAL MATERIALS") specified from time to time in this Agreement or the applicable Project Plan. Each Collaborator agrees to provide all such Biological Materials to the other in accordance with this Agreement and the applicable Project Plan, and under the supervision of the Steering Committee. The Parties agree that: (a) all Biological Materials provided by one Party to another Party and any Biological Material (including Collaboration Products and other Mice Materials) produced against or with, or derived from, such Biological Materials shall be used solely for the research and development activities as provided in the Project Plan, and in material compliance with all Applicable Law; (b) all such Biological Materials shall be provided without any warranties, express or implied; (c) the Party providing such Biological Materials shall obtain (or cause its Third Party collaborators to obtain or certify that they have obtained) all appropriate and required consents from the source of such Biological Materials; (d) Biological Materials provided by one Party to another Party (other than Collaboration Products) shall not be made available by such other Party to any Third Party except as expressly provided in the Project Plan, unless the prior written consent of the Party providing such Biological Materials is first obtained; and (e) subject to the license grants in
Article 3 and other provisions in this Agreement, all right, title and interest in and to (i) the Mice Materials and the Mice-Related Technology shall be, and remain, vested in Medarex, and (ii) the Collaboration Targets shall be, and remain, vested in deCODE.

                7.5.4 REGULATORY RECORDS. With respect to the subject matter of this Agreement, each Party shall maintain, or cause to be maintained, records of its respective research, development, manufacturing and commercialization activities, including all Regulatory Documentation, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of such activities, and which shall be retained during the term of this Agreement and for a period of five (5) years thereafter, or for such longer period as may be required by Applicable Law. Each Party shall have the right, during normal business hours and upon reasonable notice, to inspect and copy any such records, except (a) with respect to Medarex's records, to the extent that such records contain proprietary information with respect to the HuMAb Mice, or (b) with respect to a Party's records, to the extent that such records contain proprietary information with respect to its Production Process Technology.

                7.5.5 PRODUCTION PROCESS TECHNOLOGY. Notwithstanding anything to the contrary in this Section 7.5 or elsewhere in this Agreement, no Party shall be obligated to disclose or provide any of its Production Process Technology, including Biological Materials, to any other Party or any Third Party except as may be required or permitted under a separate written agreement entered into by the Parties pursuant to Section 1.2.8 or Section 1.6.


                                  ARTICLE 8 -
                             TERM AND TERMINATION

        SECTION 8.1 TERM. The term of this Agreement (the "TERM") shall commence upon the Effective Date and shall continue in effect until the later of
(a) the fourth (4th) anniversary of the expiration or earlier termination of the Target Entry Period, or (b) such time as there is no longer any (i) Dormant Product with respect to which the Collaborators have rights pursuant to Section 5.3, or (ii) Collaboration Product being Exploited hereunder, whether pursuant to Section 1.7 or otherwise, or any Unilateral Product being Exploited under a Unilateral Development and Commercialization Agreement, unless terminated at an earlier date in accordance with the terms and conditions set forth in this
Article 8.

        SECTION 8.2 TERMINATION FOR MATERIAL BREACH. Any material failure by a Party to comply with any of its material obligations contained herein shall entitle the Parties not in default to give to the Party in default written notice specifying the nature of the default, requiring the defaulting Party to make good or otherwise cure such default, and stating its intention if such default is not cured to terminate or, at the option of the Party(ies) not in default, to convert a Collaboration Product to which the material breach applies to a Unilateral Product pursuant to Section 5.1. If such default is not cured within thirty (30) days after the receipt of such notice (or, if such default cannot be cured within such thirty (30)-day period, if the Party in default does not commence actions to cure such default within such period and thereafter diligently continue such actions or if such default is not otherwise cured within one-hundred and twenty (120) days after the receipt of such notice), except in the case of a payment default, as to which the defaulting Party shall have only a thirty (30) day cure period, the Parties not in default shall be entitled, on written notice to the other Party, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, to (a) terminate this Agreement in its entirety, or (b) convert such Collaboration Product to a Unilateral Product pursuant to Section 5.1, whereupon the defaulting Party shall be deemed the Opting-Out Party with respect to such Unilateral Product for all purposes hereunder and the notice provided under this provision shall be deemed equivalent to an Election Notice as provided in Section 5.1.

        SECTION 8.3 TERMINATION UPON INSOLVENCY. Subject to the applicable United States bankruptcy laws or equivalent foreign laws, any Party may terminate this Agreement if, at any time, any other Party shall file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets, or if such other Party proposes a written agreement of composition or extension of its debts, or if such other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if such other Party shall propose or be a party to any dissolution or liquidation, or if such other Party shall make an assignment for the benefit of its creditors; provided, however, that in the event such bankrupt or insolvent Party is Medarex or Genmab, the other such Party (whether Medarex or Genmab) shall have the right to assume all of the obligations of the bankrupt or insolvent Party under this Agreement, and upon such assumption, such other Party shall be entitled to all of the rights and benefits hereunder of such bankrupt or insolvent Party and deCODE shall have no right to terminate pursuant to this
Section 8.4.

        SECTION 8.4 RIGHTS IN BANKRUPTCY. All rights and licenses granted under or pursuant to this Agreement by Medarex, Genmab or deCODE are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to "intellectual property" as defined under
Section 101 of the United States Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code and equivalent provisions under applicable foreign law. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against any Party under the United States Bankruptcy Code, the Parties hereto that are not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party's(ies') possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party's(ies') written request therefor, unless the Party subject to such proceeding continues to perform all of its obligations under this Agreement or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party(ies).

        SECTION 8.5     CONSEQUENCES OF EXPIRATION OR TERMINATION.

                8.5.1 LICENSES. Upon expiration of the full term of this Agreement in accordance with Section 8.1 and payment of all amounts owed pursuant to Section 4.1, the licenses granted by Medarex and Genmab to deCODE, and by deCODE to Medarex and Genmab, hereunder shall become fully-paid up.

                8.5.2 RETURN OF INFORMATION AND MATERIALS. Upon expiration of this Agreement pursuant to Section 8.1 or upon termination of this Agreement in its entirety by any Party pursuant to this Article 8, each Party, at the request of another Party, shall return Biological Materials of such other Parties and all data, files, records and other materials in its possession or control relating to such other Party's Technology, or containing or comprising such other Party's Information and Inventions or other Confidential Information (as defined in Article 6) and, in each case, to which the returning Party does not retain rights hereunder (except one copy of which (other than Biological Materials) may be retained solely for archival purposes).

        SECTION 8.6     ACCRUED RIGHTS; SURVIVING OBLIGATIONS.

                8.6.1 ACCRUED RIGHTS. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.

                8.6.2 SURVIVAL. Articles 4 (with respect to obligations arising prior to expiration or termination), 6 and 9, and Sections 2.3, 3.3.5, 3.4, 7.1, 7.2, 7.5.3, 7.5.4,

7.5.5, 8.5, 11.5 and 11.6 of this Agreement and this Section 8.6.2 shall survive expiration or termination of this Agreement for any reason.


                                  ARTICLE 9 -
                         INDEMNIFICATION AND INSURANCE

        SECTION 9.1 INDEMNIFICATION OF MEDAREX AND GENMAB. deCODE shall indemnify Medarex, Genmab and their respective Affiliates, directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) in connection with any and all liability suits, investigations, claims or demands (collectively, "LOSSES") arising from or occurring as a result of or in connection with (a) any breach by deCODE of this Agreement, or (b) the gross negligence, recklessness or willful misconduct on the part of deCODE or its Affiliates, licensees or sublicensees in performing any activity contemplated by this Agreement, except for those Losses for which Medarex or Genmab has an obligation to indemnify deCODE pursuant to
Section 9.2, as to which Losses each of Medarex and Genmab shall indemnify the other to the extent of their respective liability for the Losses.

        SECTION 9.2     INDEMNIFICATION OF deCODE.

                9.2.1 BY MEDAREX. Medarex shall indemnify deCODE, its Affiliates and their respective directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all Losses arising from or occurring as a result of or in connection with (a) any breach by Medarex of this Agreement, or (b) the gross negligence, recklessness or willful misconduct on the part of Medarex or its Affiliates, licensees or sublicensees in performing any activity contemplated by this Agreement, except for those Losses for which deCODE has an obligation to indemnify Medarex and its Affiliates pursuant to Section 9.1, as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses.

                9.2.2 BY GENMAB. Genmab shall indemnify deCODE, its Affiliates and their respective directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all Losses arising from or occurring as a result of or in connection with (a) any breach by Genmab of this Agreement, or (b) the gross negligence, recklessness or willful misconduct on the part of Genmab or its Affiliates, licensees or sublicensees in performing any activity contemplated by this Agreement, except for those Losses for which deCODE has an obligation to indemnify Genmab and its Affiliates pursuant to Section 9.1, as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses

        SECTION 9.3     INDEMNIFICATION PROCEDURE.

                9.3.1 NOTICE OF CLAIM. The indemnified Party shall give the indemnifying Party prompt written notice (an "INDEMNIFICATION CLAIM NOTICE") of any Losses or discovery of fact upon which such indemnified Party intends to base a request for indemnification under Section 9.1 or Section 9.2, but in no event shall the indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss are known at such time). The indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses. All indemnification claims in respect of a Party, its Affiliates or their respective directors, officers, employees and agents (collectively, the "INDEMNITEES" and each an "INDEMNITEE") shall be made solely by such Party to this Agreement (the "INDEMNIFIED PARTY").

                9.3.2 THIRD PARTY CLAIMS. The obligations of an indemnifying Party under this Article 9 with respect to Losses arising from claims of any Third Party that are subject to indemnification as provided for in Section 9.1 or 9.2 (a "THIRD PARTY Claim") shall be governed by and be contingent upon the following additional terms and conditions:

                        (a) CONTROL OF DEFENSE. At its option, the indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within thirty (30) days after the indemnifying Party's receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the indemnifying Party shall not be construed as an acknowledgment that the indemnifying Party is liable to indemnify any Indemnitee in respect of the Third Party Claim, nor shall it constitute a waiver by the indemnifying Party of any defenses it may assert against any Indemnitee's claim for indemnification. Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party. In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the indemnifying Party all original notices and documents (including court papers) received by any Indemnitee in connection with the Third Party Claim. Should the indemnifying Party assume the defense of a Third Party Claim, the indemnifying Party shall not be liable to the Indemnified Party or any other Indemnitee for any legal expenses subsequently incurred by such Indemnified Party or other Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim. In the event that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless an Indemnitee from and against the Third Party Claim, the Indemnified Party shall reimburse the indemnifying Party for any and all costs and expenses (including attorneys' fees and costs of suit) and any Losses incurred by the indemnifying Party in its defense of the Third Party Claim with respect to such Indemnitee.

                        (b) RIGHT TO PARTICIPATE IN DEFENSE. Without limiting
Section 9.3.2(a), any Indemnitee shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnitee's own expense unless (i) the employment thereof has been specifically authorized by the indemnifying Party in writing, or (ii) the indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 9.3.2(a) (in which case the Indemnified Party shall control the defense).

                        (c) SETTLEMENT. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnitee's becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnitee in any manner, and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnitee hereunder, the indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 9.3.2(a), the indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The indemnifying Party shall not be liable for any settlement or other disposition of a Loss by an Indemnitee that is reached without the written consent of the indemnifying Party. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnitee shall admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the indemnifying Party.

                        (d) COOPERATION. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each other Indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

                        (e) EXPENSES. Except as provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim shall be reimbursed on a calendar quarter basis by the indemnifying Party, without prejudice to the indemnifying Party's right to contest the Indemnified Party's right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

        SECTION 9.4 INSURANCE. Each Party shall have and maintain such types and amounts of liability insurance as is normal and customary in the industry generally for parties similarly situated, and shall upon request provide the other Parties with a copy of its policies of insurance in that regard, along with any amendments and revisions thereto.


                                  ARTICLE 10 -
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

        SECTION 10.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Party hereby represents, warrants and covenants to the other Parties as of the Effective Date as follows:

                10.1.1 CORPORATE AUTHORITY. Such Party (a) has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, and (b) has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity.

                10.1.2 LITIGATION. Such Party is not aware of any pending or threatened litigation (and has not received any communication) that alleges that such Party's activities related to this Agreement have violated, or that by conducting the activities as contemplated herein such Party would violate, any of the intellectual property rights of any other party.

                10.1.3 CONSENTS, APPROVALS, ETC. All necessary consents, approvals and authorizations of all Regulatory Authorities and other parties required to be obtained by such Party in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained.

                10.1.4 CONFLICTS. The execution and delivery of this Agreement and the performance of such Party's obligations hereunder (a) do not conflict with or violate any requirement of Applicable Law or any provision of the articles of incorporation, bylaws or any similar instrument of such Party, as applicable, in any material way, and (b) do not conflict with, violate, or breach or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such Party is bound.

                10.1.5 DEBARMENT. No such Party nor any of its Affiliates has been debarred or is subject to debarment and neither such Party nor any of its Affiliates will use in any capacity, in connection with the services to be performed under this Agreement, any party who has been debarred pursuant to
Section 306 of the Federal Food, Drug, and Cosmetic Act, as amended, or who is the subject of a conviction described in such section. Each Party will inform the other Parties in writing immediately if it or any party who is performing services hereunder is debarred or is the subject of a conviction described in
Section 306, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to such Party's knowledge, is threatened, relating to the debarment or conviction of such Party or any party performing services hereunder.

        SECTION 10.2 ADDITIONAL REPRESENTATIONS AND WARRANTIES OF MEDAREX. Medarex represents and warrants to deCODE that Medarex is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as it is contemplated to be conducted by this Agreement. To the knowledge of the officers of Medarex and without a duty to conduct any investigation, as of the Effective Date, Medarex is the owner or (sub)licensee (with the right to grant sublicenses, subject to the terms of the Cross License Agreement) of the Medarex Technology.

        SECTION 10.3 ADDITIONAL REPRESENTATIONS AND WARRANTIES OF GENMAB. Genmab represents and warrants to deCODE that Genmab is a corporation duly organized, validly existing and in good standing under the laws of Denmark, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as it is contemplated to be conducted by this Agreement. To the knowledge of the officers of Genmab and without a duty to conduct any investigation, as of the Effective Date, Genmab is the owner or (sub)licensee (with the right to grant sublicenses, subject to the terms of the Cross License Agreement) of the Genmab Technology.

        SECTION 10.4 ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANT OF DECODE. deCODE represents and warrants to Medarex and Genmab that deCODE is a private limited company duly organized, validly existing and in good standing under the laws of Iceland, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as it is contemplated to be conducted by this Agreement. deCODE shall comply with all of the applicable terms and conditions of the MRC Agreement. To the knowledge of the officers of deCODE and without a duty to conduct any investigation, as of the Effective Date, deCODE is the owner or (sub)licensee (with the right to grant sublicenses) of the deCODE Technology.

        SECTION 10.5    KNOWLEDGE. For purposes of Sections 10.2, 10.3 and 10.4,
(a) "knowledge of" a Party shall mean such Party's good faith understanding of the facts and information in its possession without any duty to conduct any investigation with respect to such facts and information, and (b) "officers" of a Party shall mean persons in the positions of vice president, senior vice president, executive vice president, president and chief executive officer.

        SECTION 10.6 DISCLAIMER OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTIONS 10.1, 10.2, 10.3 AND 10.4, deCODE, GENMAB AND MEDAREX MAKE NO REPRESENTATIONS AND GRANT NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND deCODE, GENMAB

AND MEDAREX EACH SPECIFICALLY DISCLAIM ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OR ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.


                                  ARTICLE 11 -
                                 MISCELLANEOUS

        SECTION 11.1 FORCE MAJEURE. No Party shall be held liable or responsible to the other Parties or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority. The non-performing Party shall notify the other Parties of such force majeure within ten (10) days after such occurrence by giving written notice to the other Parties stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use Commercially Reasonable Efforts to remedy its inability to perform; provided, however, that in the event the suspension of performance continues for one-hundred and eighty (180) days after the date of the occurrence, the Parties shall meet to discuss in good faith how to proceed in order to accomplish the goals of the Collaboration outlined in this Agreement.

        SECTION 11.2 SUBCONTRACTORS. Each Party shall have the right, subject to the prior written consent of the Steering Committee, such consent not to be unreasonably withheld or delayed, to subcontract any of its research, development, manufacture and/or commercialization activities to a Third Party, provided that it furnishes the other Parties with advanced written notice thereof, which notice shall specify the work to be subcontracted, and obtains a written undertaking from the subcontractor that it shall be subject to the applicable terms and conditions of this Agreement, including the provisions of
Article 6. If a Party wishes to subcontract any of its research, development, manufacturing or commercialization activities to a Third Party and the Steering Committee consents, another Party may submit a bid to the subcontracting Party to perform such work. The subcontracting Party shall use Commercially Reasonable Efforts to enter into an agreement with the bidder that is best able to meet the Collaboration's requirements, taking into consideration such factors as price, quality, capacity, quantity, reliability and reputation, provided that such bidder is reasonably acceptable to the Steering Committee. Unless the Project Plan provides, or the Steering Committee agrees otherwise, the Collaborators shall share equally (50%) in the costs and expenses associated with the use of a subcontractor to conduct research, development, manufacture and commercialization activities, but, unless the Collaborators agree otherwise, the subcontracting Collaborator shall remain solely liable for the performance of its research, development, manufacture or commercialization activities by its subcontractor; provided, however, that deCODE and Genmab/Medarex each shall remain solely responsible for all costs and expenses associated with its use of subcontractor(s) with respect to the deCODE Research Activities and the Genmab/Medarex Research Activities, respectively.

        SECTION 11.3 ASSIGNMENT. Without the prior written consent of the other Parties hereto, no Party shall sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, however, that any Party hereto may assign or transfer this Agreement or any of its rights or obligations hereunder without the consent of the other Parties (a) to any Affiliate of such Party, respectively; or (b) subject to Section 1.2.2(h), to any Third Party with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this Agreement relates if in any such event (i) the assigning Party (provided that it is not the surviving entity) remains jointly and severally liable with the relevant deCODE Affiliate, Genmab Affiliate, Medarex Affiliate or Third Party assignee under this Agreement, and (ii) the relevant deCODE Affiliate assignee, Genmab Affiliate assignee or Medarex Affiliate assignee, Third Party assignee or surviving entity assumes in writing all of the assigning Party's obligations under this Agreement. Any purported assignment or transfer in violation of this Section shall be void ab initio and of no force or effect.

        SECTION 11.4 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties herein. To the fullest extent permitted by applicable law, each Party hereby waives any provision of law that would render any provision prohibited or unenforceable in any respect.

        SECTION 11.5 GOVERNING LAW, JURISDICTION, VENUE AND SERVICE. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, applicable to contracts made and wholly performed within such jurisdiction by residents of such jurisdiction. Subject to Section 2.3, the Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of London, England for any action, suit or proceeding arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding related thereto except in such courts. The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement in the courts of London, England, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each Party hereto further agrees that service of any process, summons, notice or document by registered mail to its address set forth below shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.

        SECTION 11.6 NOTICES. All notices or other communications that are required or permitted hereunder shall be in writing and delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier as provided herein), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

        If to deCODE, to:

                        deCODE genetics ehf
                        Hlioarsmari 15
                        200 Kopavogur, Iceland
                        Attention: Chief Executive Officer
                        Facsimile: 354-570-1901
                        Telephone: 354-570-1911

                        with a copies to:

                        deCODE genetics ehf
                        Hlioarsmari 15
                        200 Kopavogur, Iceland
                        Attention: Legal Department
                        Facsimile: 354-570-1981
                        Telephone: 354-570-1900

                        Reed Smith LLP
                        Princeton Forrestal Village
                        136 Main Street, Suite 250
                        Princeton, New Jersey 08540
                        Attention: Diane M. Frenier, Esq.
                        Facsimile: (609) 951-0824

        If to Genmab, to:

                        Genmab A/S
                        Bredgade 23, 3rd Floor
                        1260 Copenhagen
                        Denmark
                        Attention: President
                        Facsimile: 45 7020 2729

        If to Medarex, to:

                        Medarex, Inc.
                        707 State Road, Suite 206
                        Princeton, New Jersey 08540-1437
                        Attention: President
                        Facsimile: (609) 430-2850

                        with copies to:

                        Medarex, Inc.
                        707 State Road, Suite 206
                        Princeton, New Jersey 08540-1437
                        Attention: General Counsel
                        Facsimile: (609) 430-2850

                        Covington & Burling
                        1201 Pennsylvania Ave., N.W.
                        Washington, D.C.  20004
                        Attention:  John A. Hurvitz, Esq.
                        Facsimile:  (202) 778-5319

or to such other address as the Party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered, if personally delivered or sent by facsimile on a business day, (ii) on the business day after dispatch, if sent by nationally-recognized overnight courier, and (iii) on the third business day following the date of mailing, if sent by mail. It is understood and agreed that this Section 11.6 is not intended to govern the day-to-day business communications necessary among the Parties in performing their duties, in due course, under the terms of this Agreement.

        SECTION 11.7 ENTIRE AGREEMENT; MODIFICATIONS. This Agreement sets forth and constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and all prior agreements, understanding, promises and representations, whether written or oral, with respect thereto are superseded hereby. Each Party confirms that it is not relying on any representations or warranties of the other Parties except as specifically set forth herein. No amendment, modification, release or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of all Parties.

        SECTION 11.8 RELATIONSHIP OF THE PARTIES. It is expressly agreed that the Parties shall be independent contractors of one another and that the relationship among the Parties shall not constitute a partnership, joint venture or agency. Neither deCODE, on the one hand, nor Genmab/Medarex, on the other hand, shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other to do so. All persons employed by a Party shall be employees of such Party and not of the other Parties and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

        SECTION 11.9 EQUITABLE RELIEF. Each Party acknowledges and agrees that the restrictions set forth in Articles 6 and 7 of this Agreement are reasonable and necessary to protect the legitimate interests of the other Party(ies) and that such other Party(ies) would not have entered into this Agreement in the absence of such restrictions, and that any violation or threatened violation of any provision of Article 6 or 7 will result in irreparable injury to such other Party(ies). Each Party also acknowledges and agrees that in the event of a violation or threatened violation of any provision of Article 6 or 7, the other Party(ies) shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving irreparable injury or actual damages and without the necessity of having to post a bond, as well as to an equitable accounting of all earnings, profits and other benefits arising from any such violation. The rights provided in the immediately preceding sentence shall be cumulative and in addition to any other rights or remedies that may be available to such other Party(ies). Nothing in this Section 11.9 is intended, or should be construed, to limit such other Party(ies)'s right to preliminary and permanent injunctive relief or any other remedy for a breach of any other provision of this Agreement.

        SECTION 11.10 WAIVER. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by any Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party or Parties shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

        SECTION 11.11 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

        SECTION 11.12 NO BENEFIT TO THIRD PARTIES. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other parties.

        SECTION 11.13 FURTHER ASSURANCE. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party(ies) may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes, or to better assure and confirm unto such other Party(ies) its rights and remedies under this Agreement.

        SECTION 11.14 ENGLISH LANGUAGE. This Agreement has been written and executed in the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

        SECTION 11.15 REFERENCES. Unless otherwise specified, (a) references in this Agreement to any Article, Section, Schedule or Exhibit shall mean references to such Article, Section, Schedule or Exhibit of this Agreement, (b) references in any section to any clause are references to such clause of such section, and (c) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.

        SECTION 11.16 CONSTRUCTION. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word "or" is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term "including" as used herein shall mean including, without limiting the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against any Party hereto.

         [The remainder of this page has been intentionally left blank.]

                IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

MEDAREX, INC.                             deCODE GENETICS EHF



By: /s/ Michael A. Appelbaum_______       By: /s/ Dr. Kari Stefansson________
Name: Michael A. Appelbaum                Name: Dr. Kari Stefansson
Title: Executive Vice-President           Title:  Managing Director




GENMAB A/S


By: /s/ Dr. Lisa N. Drakeman ______
Name: Dr. Lisa N. Drakeman
Title: Chief Executive Officer



By:_/s/ Michael Wolff Jensen______
Name: Michael Wolff Jensen
Title: Chief Financial Officer & Head of Legal Department

                                   APPENDIX A

                                   DEFINITIONS

         This Appendix to the Collaboration Agreement ("AGREEMENT") effective as of June 12, 2001, by and between MEDAREX, INC., on behalf of itself and its wholly owned subsidiary, GENPHARM INTERNATIONAL, INC., (collectively, "MEDAREX"), GENMAB A/S ("GENMAB") and deCODE GENETICS EHF. ("deCODE") provides agreed upon definitions applicable to the Collaborators for purposes of the Agreement. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement, unless otherwise expressly provided herein.

         The contents of this Appendix A are hereby incorporated into the Agreement and are governed by the terms and conditions of the Agreement, including the confidentiality provisions set forth therein.

         "AFFILIATE" of a party shall mean any other party that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such first party. For purposes of this definition only, "control" and, with correlative meanings, the terms "controlled by" and "under common control with" shall mean (a) the possession, directly or indirectly, of the power to direct the management or policies of a party, whether through the ownership of voting securities or by contract relating to voting rights or corporate governance, or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a party; provided that, if local law restricts foreign ownership, control will be established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests. For the avoidance of doubt, none of Medarex, Genmab or deCODE shall be deemed to be Affiliates of one another for purposes of this Agreement.

         "ANTIBODY" shall mean any fully human antibody, or fragment thereof, with a unique amino acid sequence that has a therapeutically meaningful binding affinity for an Antigen. References in the Agreement to an "Antibody" shall include (a) cells expressing or secreting such Antibody or containing nucleotide sequences (whether coding or non-coding) with respect to the expression of such Antibody, and (b) nucleotide sequences (whether coding or non-coding) with respect to the expression of such Antibody (or a fragment of such entire Antibody containing that portion of such Antibody conferring binding specificity for an Antigen). By way of clarification, Antibodies with different amino acid sequences shall be deemed to be different Antibodies, irrespective of whether they bind to the same Antigen.

         "ANTIBODY PRODUCT" shall mean any composition or formulation containing or comprising one or more Antibodies, including, by way of clarification, (a) cells expressing or secreting one or more of such Antibodies or containing nucleotide sequences (whether coding or non-coding) with respect to the expression of such Antibodies, and (b) nucleotide sequences (whether coding or non-coding) with respect to the expression of such Antibodies (or a fragment of such entire Antibody containing that portion of such Antibody conferring binding specificity for an Antigen), for the diagnosis, prophylaxis or treatment of human diseases or conditions.

         "ANTIGEN" shall mean any protein (including any glyco- or lipo-protein), carbohydrate, compound or other composition, and any fragment, peptide or epitope thereof, that stimulates the production of antibodies.

         "APPLICABLE LAW" shall mean the applicable laws, rules, and regulations, including any rules, regulations, guidelines, or other requirements of the Regulatory Authorities, that may be in effect from time to time in the Territory.

         "BIOSITE AGREEMENT" shall mean that certain Collaboration Agreement, dated as of June 1, 2000, between Medarex and Biosite Diagnostics Incorporated, a Delaware corporation.

         "BLA" or "BIOLOGICS LICENSE APPLICATION" shall mean a Biologics License Application, as defined in the U.S. Federal Food, Drug, and Cosmetics Act, as amended, and the regulations promulgated thereunder, and any corresponding foreign or domestic marketing authorization application, registration or certification, necessary or reasonably useful to market a Collaboration Product in the Territory, but not including pricing and reimbursement approvals.

         "CHANGE OF CONTROL" shall mean (a) a merger or consolidation of a Party that results in the voting securities of such Party outstanding immediately prior thereto ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger or consolidation; (b) the sale of all or substantially all of the assets of a Party; or (c) any Person, together with any "affiliates" or "associates" of such Person (as such terms are defined in the Securities Exchange Act of 1934, as amended), becoming the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of a Party (other than such Party, any trustee or other fiduciary holding securities under an employee benefit plan of such Party or any corporation owned directly or indirectly by the stockholders of such Party in substantially the same proportion as their ownership of stock of such Party).

         "COLLABORATION PRODUCT" shall mean any Antibody Product for the prophylaxis or treatment of human diseases or conditions that contains a Collaboration Antibody and any Diagnostic Products that are offered by deCODE and accepted by Genmab/Medarex pursuant to Section 3.3.1(c).

         "COLLABORATION TARGET" shall mean any Antigen listed on Appendix C, as such appendix may be amended pursuant to this Agreement.

         "COLLABORATION TECHNOLOGY" shall mean any and all (a) Information and Inventions, conceived, discovered, developed or otherwise made, as necessary to establish authorship, inventorship or ownership under Applicable Law, by or on behalf of a Party (or its Affiliates or, to the extent permitted, its sublicensees), whether solely or jointly, in connection with the work conducted under or in connection with this Agreement, whether or not patented or patentable, but excluding any Mice Materials, Mice-Related Technology or Production Process Technology; and (b) Patents and other intellectual property rights with respect thereto. (collectively, "COLLABORATION PATENTS").

         "COLLABORATOR" shall mean either Genmab/Medarex, on the one hand, or deCODE, on the other hand. "COLLABORATORS" shall mean Genmab/Medarex and deCODE collectively.

         "COMMERCIALLY REASONABLE EFFORTS" shall mean, with respect to the research, development, manufacture or commercialization of a Collaboration Target or a resulting Collaboration Product, efforts and resources commonly used in the biotechnology industry for an antibody of similar commercial potential at a similar stage in its lifecycle, taking into consideration its safety and efficacy, its cost to develop, the competitiveness of alternative products, its proprietary position, the likelihood of regulatory approval, its profitability, and all other relevant factors. Commercially Reasonable Efforts shall be determined on a market-by-market basis for each Collaboration Target and Collaboration Product, as applicable.

         "CONTROL" shall mean, with respect to any Information and Invention, Patent or other intellectual property right, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to assign, or grant a license, sublicense or other right to or under, such Information and Invention, Patent or right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

         "CROSS-LICENSE AGREEMENT" shall mean that certain Cross-License Agreement entered into by and among Abgenix, Inc., Cell Genesys, Inc., Japan Tobacco Inc., Xenotech L.P., and GenPharm International, Inc., effective as of March 26, 1997, as amended from time to time.

         "deCODE GENOMICS DATA" shall mean (a) the information stored in the Icelandic Health Sector Database and deCODE's genealogical and genotypic databases and such other databases as may be created or developed by deCODE from time to time during the term of this Agreement, and (b) deCODE's proprietary inventions, processes and other assets directly relating to the use, creation, maintenance, development, operation, access, analysis, reporting, storage, protection, and/or transmission of such databases, including proprietary methods, procedures and techniques, procedure manuals, personal and scientific data, computer technical expertise and software, in each case that has been independently developed by deCODE and such software useful for the analysis of the information included in such databases; provided, however, that deCODE Genomics Data shall not include Information and Inventions with respect to any Collaboration Products or Unilateral Products.

         "deCODE KNOW-HOW" shall mean all Information and Inventions in the Control of deCODE or its Affiliates as of the Effective Date or at any time during the Term that are necessary or reasonably useful for the Exploitation of the Collaboration Products, including the discovery, identification or characterization of Collaboration Targets, or for the exercise of the deCODE Patents, in each case that are not generally known, including the deCODE Genomics Data, but excluding (x) any Information and Inventions included in the Collaboration Technology, (y) any Information and Inventions to the extent covered or claimed by the deCODE Patents and (z) any Production Process Know-How. deCODE Know-How shall include all: (a) biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical and safety data and information related to the Collaboration Targets and the Collaboration Products, and (b) data and information with respect to, and resulting from, assays and biological methodologies necessary or reasonably useful for the Exploitation of the Collaboration Targets and the Collaboration Products.

         "deCODE PATENTS" shall mean all of the Patents that deCODE and its Affiliates Control as of the Effective Date and at any time during the Term, that claim or cover any invention necessary or reasonably useful for the Exploitation of the Collaboration Products, including any Patents that claim or cover any Collaboration Target or any method for the discovery, identification or characterization of Collaboration Targets, but excluding any Collaboration Patents and any Production Process Patents.

         "deCODE TECHNOLOGY" shall mean the deCODE Know-How and deCODE Patents.

         "DIAGNOSTIC PRODUCT" shall mean any composition or formulation containing or comprising one or more antibodies, including, by way of clarification, (a) cells expressing or secreting one or more of such antibodies or containing nucleotide sequences (whether coding or non-coding) with respect to the expression of such antibodies, and (b) nucleotide sequences (whether coding or non-coding) with respect to the expression of such antibodies (or a fragment of such entire antibody containing that portion of such antibody conferring binding specificity for an Antigen), for use in vitro solely in connection with the diagnosis of human diseases or conditions.

         "EXPLOIT" or "EXPLOITATION" shall mean to make, have made, import, use, sell, offer for sale, or otherwise dispose of, including all discovery, research, development, registration, modification, enhancement, improvement, manufacture, storage, formulation, exportation, transportation, distribution, promotion and marketing activities related thereto.

         "FDA" shall mean the United States Food and Drug Administration and any successor agency thereto.

         "GAAP" shall mean United States generally accepted accounting principles consistently applied.

         "GENMAB KNOW-HOW" shall mean all Information and Inventions in the Control of Genmab or its Affiliates as of the Effective Date or at any time during the Term that are necessary or reasonably useful for the Exploitation of the Collaboration Products or for the exercise of the Genmab Patents, in each case that are not generally known, but excluding (w) any Third Party Know-How or Medarex Know-How, (x) any Information and Inventions included in the Collaboration Technology, (y) any Production Process Know-How and (z) any Information and Inventions to the extent covered or claimed by the Genmab Patents or the Medarex Patents. Genmab Know-How shall include all: (a) biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical and safety data and information related to the Collaboration Targets and the Collaboration Products, and (b) data and information with respect to, and resulting from, assays and biological methodologies necessary or reasonably useful for the Exploitation of the Collaboration Targets and the Collaboration Products. By way of clarification, deCODE shall not have any rights with respect to Third-Party Know-How under this Agreement unless the Parties enter into a separate written agreement with respect thereto.

         "GENMAB PATENTS" shall mean all of the Patents that Genmab or its Affiliates Control as of the Effective Date and at any time during the Term, that cover or claim any invention necessary or reasonably useful for the Exploitation of the Collaboration Products, but excluding any Third Party Patents, any Collaboration Patents and any Production Process Patents. By way of clarification, deCODE shall not have any rights with respect to any Third-Party Patents under this Agreement unless the Parties enter into a separate written agreement with respect thereto.

          "GENMAB TECHNOLOGY" shall mean the Genmab Know-How and Genmab Patents.

         "GENMAB/MEDAREX" shall mean Genmab and Medarex collectively or, as agreed by Genmab and Medarex, either Genmab or Medarex.

         "GENMAB/MEDAREX APPLIED GENOMICS AGREEMENT" shall mean that certain First Amended and Restated Binding Memorandum of Understanding for an Applied Genomics Collaboration between Medarex and Genmab dated as of September 8, 2000, and any further agreement between Medarex and Genmab entered into pursuant thereto.

         "HUMAB MICE" shall mean any immunizable transgenic mice containing unrearranged human immunoglobulin transgenes inserted into mouse chromosomes, but not containing any human chromosomes or fragments thereof, that are Controlled by Medarex or its Affiliates as of the Effective Date or at any time during the term of this Agreement, but excluding any immunizable mice capable of producing human antibodies that are in-licensed or otherwise acquired by Medarex or its Affiliates after the Effective Date.

         "IMPROVEMENT" shall mean any modification to an antibody, compound, product or technology or any discovery, device, process or formulation related to such antibody, compound, product or technology, whether or not patented or patentable, including any enhancement in the efficiency, operation, manufacture, ingredients, preparation, presentation, formulation, means of delivery, packaging or dosage of an antibody, compound, product or technology, any discovery or development of any new or expanded indications or applications for an antibody, compound, product or technology, or any discovery or development that improves the stability, safety or efficacy of an antibody, compound, product or technology.

         "IND" shall mean an investigational new drug application filed with the FDA for authorization to commence human clinical trials, and its equivalent in other countries or regulatory jurisdictions.

         "INFORMATION AND INVENTIONS" shall mean all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulas, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, including high-throughput screening, gene expression, genomics, proteomics and other drug discovery and development technology, pre-clinical and clinical trial results, manufacturing procedures, test procedures and purification and isolation techniques, (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed, and all Improvements, whether to the foregoing or otherwise, and other discoveries, developments, inventions and other intellectual property (whether or not confidential, proprietary, patented or patentable).

         "KIRIN AGREEMENT" shall mean that certain Agreement on Essential Terms for Collaboration between Kirin Brewery Co, Ltd. ("KIRIN") and Genmab/Medarex dated as of December 27, 1999, and any further agreement between Kirin and Genmab/Medarex entered into pursuant thereto.

         "KNOW-HOW" shall mean the Medarex Know-How, Genmab Know-How (including the Mice-Related Know-How), the deCODE Know-How and/or the Collaboration Know-How, as applicable.

         "LEAD COLLABORATION ANTIBODY" shall have the meaning set forth in
Section 1.2.8. For the avoidance of doubt, a Collaboration Antibody that has been designated a Lead Collaboration Antibody shall continue to be a Collaboration Antibody for purposes of this Agreement.

          "MEDAREX KNOW-HOW" shall mean all Information and Inventions in the Control of Medarex or its Affiliates as of the Effective Date or at any time during the Term that are necessary or reasonably useful for the Exploitation of the Collaboration Products or for the exercise of the Medarex Patents, in each case that are not generally known, but excluding (w) any Third Party Know-How,
(x) any Information and Inventions included in the Collaboration Technology, (y) any Production Process Know-How, and (z) any Information and Inventions to the extent covered or claimed by the Medarex Patents. Medarex Know-How shall include all: (a) biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical and safety data and information related to the Collaboration Targets and the Collaboration Products, and (b) data and information with respect to, and resulting from, assays and biological methodologies necessary or reasonably useful for the Exploitation of the Collaboration Targets and the Collaboration Products. By way of clarification, deCODE shall not have any rights with respect to Third-Party Know-How under this Agreement unless the Parties enter into a separate written agreement with respect thereto.

         "MEDAREX PATENTS" shall mean all of the Patents that Medarex or its Affiliates Control as of the Effective Date and at any time during the Term, that cover or claim any invention necessary or reasonably useful for the Exploitation of the Collaboration Products, but excluding any Third Party Patents, any Collaboration Patents, and any Production Process Patents. By way of clarification, deCODE shall not have any rights with respect to any Third-Party Patents under this Agreement unless the Parties enter into a separate written agreement with respect thereto.

          "MEDAREX TECHNOLOGY" shall mean the Medarex Know-How and Medarex Patents, including all Mice-Related Technology.

         "MICE MATERIALS" shall mean the HuMAb Mice, any parts or derivatives of the HuMAb Mice, including hybridomas, cells, genetic material (including nucleotide sequences (e.g., DNA, RNA, and complementary and reverse complementary nucleotide sequences thereto, whether coding or non-coding) with respect to the expression of an Antibody or fragment thereof, and any replicates or modifications thereof or Improvements thereto (e.g., additions, deletions or substitutions of nucleotides therein)) or other biological materials derived directly or indirectly from the HuMAb Mice, but excluding any Collaboration Products.

         "MICE-RELATED KNOW-HOW" shall mean (a) any Information and Inventions with respect to any Mice Materials or other biological materials derived directly or indirectly from the HuMAb Mice, but excluding any Collaboration Products and any Information and Inventions with respect to Exploitation of Collaboration Products, and (b) any Information and Inventions with respect to the HuMAb Mice and the Exploitation thereof, but in each case excluding any Information and Inventions to the extent covered or claimed by the Mice-Related Patents.

         "MICE-RELATED PATENTS" shall mean any Patents that claim or cover (a) Mice Materials or other biological materials derived directly or indirectly from the HuMAb Mice, and any Information and Inventions with respect to the foregoing, but excluding any claims with respect to Collaboration Products or any Information and Inventions with respect to the Exploitation of the Collaboration Products, and (b) the HuMAb Mice and the Exploitation thereof.

         "MICE-RELATED TECHNOLOGY" shall mean the Mice-Related Know-How and the Mice-Related Patents.

         "MRC AGREEMENT" shall mean that certain License Agreement entered into by the Medical Research Council Institute of Animal Physiology and Genetics Research of Babraham Hall and Marianne Bruggemann and GenPharm International, Inc., effective October 1, 1993, as amended on August 12, 1994.

         "PATENTS" shall mean (x) all patents and patent applications, (y) any substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like, and any provisional applications, of any such patents or patent applications, and (z) any foreign or international equivalent of any of the foregoing.

          "PRE-EXISTING AGREEMENT" shall mean, with respect to an Antigen, any agreement with a Third Party that would preclude such Antigen from becoming a Collaboration Target hereunder.

         "PRODUCT TRADEMARKS" shall mean the trademarks developed for the Collaboration Products by the Steering Committee, all packaging designs and other trade dress used in connection with the Collaboration Products and such other Trademarks relating thereto and any registrations thereof or any pending applications relating thereto.

         "PRODUCTION PROCESS DEVELOPMENT" shall mean the development of processes and technology to facilitate production, purification, evaluation, characterization, stability assessment, vialing and distribution, and release of a Collaboration Antibody.

         "PRODUCTION PROCESS KNOW-HOW" shall mean any Information and Inventions of a Party with respect to the Production Process Development or the manufacture of Antibody Products, but excluding any Information and Inventions to the extent covered or claimed by the Production Process Patents.

         "PRODUCTION PROCESS PATENTS" shall mean any Patents of a Party that claim or cover the Production Process Development or the manufacture of Antibody Products.

         "PRODUCTION PROCESS TECHNOLOGY" shall mean any Production Process Know-How and Production Process Patents.

         "REGULATORY APPROVAL" shall mean any and all approvals (including pricing and reimbursement approvals), licenses, registrations or authorizations of any Regulatory Authority, necessary for the Exploitation of a Collaboration Product in a country, including any (a) approval for a Collaboration Product (including any INDs, BLAs and supplements and amendments thereto); (b) pre- and post-approval marketing authorizations (including any prerequisite manufacturing approval or authorization related thereto); (c) labeling approval; and (d) technical, medical and scientific licenses.

         "REGULATORY AUTHORITY" shall mean any applicable government entities regulating or otherwise exercising authority with respect to the Exploitation of the Collaboration Targets or the Collaboration Products in the Territory.

         "REGULATORY DOCUMENTATION" shall mean all applications, registrations, licenses, authorizations and approvals (including all Regulatory Approvals), all correspondence submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority), all supporting documents and all clinical studies and tests, relating to any Collaboration Antibody, Collaboration Target or any Collaboration Products, and all data contained in any of the foregoing, including all regulatory drug lists, advertising and promotion documents, adverse event files and complaint files.

         "TECHNOLOGY" shall mean Medarex Technology, Genmab Technology, the deCODE Technology and/or the Collaboration Technology, as applicable.

         "TERRITORY" shall mean the entire world.

         "THIRD PARTY" shall mean any party other than Medarex, Genmab, deCODE or their respective Affiliates.

         "THIRD-PARTY KNOW-HOW" shall mean any and all Information and Inventions that Medarex, Genmab or any of their respective Affiliates Control pursuant to the Biosite Agreement, the Kirin Agreement or any other agreement with a Third Party that is entered into after the Effective Date, but excluding any Information and Inventions that are claimed or covered by the Third-Party Patents.

         "THIRD-PARTY PATENT" shall mean any Patents that Medarex, Genmab or any of their respective Affiliates Control pursuant to the Biosite Agreement, the Kirin Agreement or any other agreement with a Third Party that is entered into after the Effective Date.

          "TRADEMARK" shall include any word, name, symbol, color, designation or device or any combination thereof, including any trademark, trade dress, service mark, service name, brand mark, trade name, brand name, logo or business symbol.

         TERMS DEFINED ELSEWHERE IN THIS AGREEMENT. The following terms are defined in the applicable Sections of this Agreement:

DEFINED TERM                                            SECTION
Anticipated Timeline                                    Section 1.3
Antigen Evaluation Materials                            Section 1.2.2(a)
Assay                                                   Section 1.2.2(c)
Assay Candidate                                         Section 1.2.6(a)
Assay Success Criteria                                  Section 1.2.2(c)
Authorized Commercialization Expenses                   Section 4.1.1
Authorized R&D Expenses                                 Section 4.1.2
Biological Materials                                    Section 7.5.3
Collaboration                                           Section 1.1
Collaboration Antibody                                  Section 1.2.6(a)
Collaboration Expenses                                  Section 4.5.1
Collective Opinion of Counsel                           Section 7.4.1
Commercialization Expenses                              Appendix B
Confidential Information                                Section 6.1
deCODE Research Activities                              Section 1.2.4
Dormant Product                                         Section 5.3
Effective Date                                          Preamble
Election Notice                                         Section 5.1.2
Expert                                                  Section 2.3.1(a)
Genmab/Medarex Research Activities                      Section 1.2.4
Immunogen                                               Section 1.2.3(a)
Indemnification Claim Notice                            Section 9.3.1
Indemnified Party                                       Section 9.3.1
Indemnitee                                              Section 9.3.1
Infringement Suit                                       Section 7.4.2
Lead Collaboration Antibody                             Section 1.2.8
Losses                                                  Section 9.1
Net Profits, Net Losses                                 Appendix B
Net Sales                                               Appendix B
Opt-Out                                                 Section 5.1.1
Opt-Out Notice                                          Section 5.1.1
Opting-Out Collaborator                                 Section 5.1.1
Other Operating (Income)/Expense                        Appendix B
Pre-Existing Diagnostic Agreement                       Section 3.3.1(a)
Project Budget                                          Section 1.3
Project Plan                                            Section 1.3
Research and Commercialization Agreement                Section 3.3.2
Reversion Target                                        Section 1.7
Steering Committee                                      Section 2.1.1
Target Entry Period                                     Section 1.2.2(g)
Term                                                    Section 8.1

DEFINED TERM                                            SECTION
Third Party Claim                                       Section 9.3.2
Third Party Payments                                    Appendix B
Unilateral Development and Commercialization Agreement  Section 5.1.2
Unilateral Product                                      Section 5.1.2
Withholding Taxes                                       Section 4.4

                                   APPENDIX B

                              FINANCIAL DEFINITIONS

                  This Appendix to the Collaboration Agreement ("AGREEMENT") effective as of June 12, 2001, by and between GENMAB A/S ("GENMAB"), MEDAREX, INC., on behalf of itself and its wholly owned subsidiary, GENPHARM INTERNATIONAL, INC., (collectively, "MEDAREX"), and deCODE GENETICS EHF. ("deCODE") provides agreed upon definitions of financial terms applicable to the Collaborators for purposes of the Agreement. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement, unless otherwise expressly provided herein.

                  The contents of this Appendix B are hereby incorporated into the Agreement and are governed by the terms and conditions of the Agreement, including the confidentiality provisions set forth therein.

                  It is the intention of the Parties that the interpretation of these definitions will be in accordance with GAAP.


         1. "NET SALES" shall mean, for any period, the gross amount invoiced by the Parties and their Affiliates for the sale of Collaboration Product(s) to Third Parties, less deductions for: (a) normal and customary trade, quantity and cash discounts and sales returns and allowances (other than allowances for doubtful accounts), including (i) those granted on account of price adjustments, billing errors, rejected goods, damaged goods, returns and rebates, (ii) administrative and other fees and reimbursements and similar payments directly related to the sale or delivery of Collaboration Product(s) paid to wholesalers and other distributors, buying groups, pharmacy benefit management organizations, health care insurance carriers and other institutions,
(iii) allowances, rebates and fees directly related to the sale or delivery of Collaboration Product(s) paid to distributors and (iv) chargebacks; (b) freight, postage, shipping and insurance costs to the extent that such items are included in the gross amount invoiced; (c) customs and excise duties and other duties related to the sales to the extent that such items are included in the gross amount invoiced; (d) rebates and similar payments made with respect to sales paid for or reimbursed by any governmental or regulatory authority such as, by way of illustration and not in limitation of the Parties' rights hereunder, Federal or state Medicaid, Medicare or similar state program or equivalent foreign governmental program; (e) sales and other taxes and duties directly related to the sale or delivery of Collaboration Product(s) (but not including taxes assessed against the income derived from such sale); (f) distribution costs and expenses to the extent that such items are included in the gross amount invoiced; and (g) any such invoiced amounts that are not collected by the Parties or their Affiliates; provided, however, that an amount shall be deducted only once regardless of how many categories may apply to it. Any of the deductions listed above that involves a payment by a Party or its Affiliates shall be taken as a deduction in the calendar quarter in which the payment is accrued by such entity. Deductions pursuant to subsection (g) above shall be taken in the calendar quarter in which such sales are no longer recorded as a receivable. For purposes of determining Net Sales, the Collaboration Product(s) shall be deemed to be sold when invoiced and a "sale" shall not include transfers or dispositions for charitable, promotional, pre-clinical, clinical, regulatory or governmental purposes.

                  For purposes of calculating Net Sales of Collaboration Products, sales between or among the Parties or their Affiliates shall be excluded from the computation of Net Sales, but sales by a Party or its Affiliates to sublicensees or Third Parties shall be included in the computation of Net Sales.

         2. "NET PROFITS" and, with correlative meaning, "NET LOSSES", shall mean, with respect to a Collaboration Product, Net Sales of such Collaboration Product less Authorized Commercialization Expenses (to the extent not already deducted from Net Sales) and Other Operating (Income)/Expense with respect to such Collaboration Product, all for a given period.

         3. "COMMERCIALIZATION EXPENSES" shall mean all Cost of Sales, Distribution Costs, Marketing Costs, Sales Costs, General and Administrative Costs (in each case, to the extent not deducted from Net Sales under Section 1 hereof) of the Parties and their Affiliates with respect to the Collaboration Products.

                  3.1 "COST OF SALES" shall mean (a) the supply price, and any other direct costs and expense of acquiring, including costs of transport, customs, clearance and storage of product (if necessary), freight, customs, duty, and insurance borne by the Parties (to the extent not included in such supply price), with respect to Net Sales of a Collaboration Product, and (b) any Third Party Payments with respect to such Net Sales, to the extent not included in such supply price or reimbursed by a Third Party.

                           3.1.1    "THIRD PARTY PAYMENTS" shall mean
                  intellectual property and technology acquisition and license costs and expenses (including royalties, license fees, milestone payments and other payment obligations) paid to Third Parties with respect to a Collaboration Product, including any payments made pursuant to the MRC Agreement.

                  3.2 "DISTRIBUTION COSTS" shall mean the costs and expenses specifically identifiable to the distribution of a Collaboration Product by a Party including customer services, collection of data about sales to hospitals and other end users, order entry, billing, shipping, credit and collection and other such activities, but in any case, not including any costs or expenses which are reimbursed by any Third Party.

                  3.3 "MARKETING COSTS" shall mean, with respect to a Collaboration Product, the direct costs and expenses of marketing, promotion, advertising, promotional materials, professional education, product-related public relations, relationships with opinion leaders and professional societies, market research (before and after Regulatory Approval of a Collaboration Product), healthcare economics studies, post-marketing studies required to maintain or expand Regulatory Approvals of such Collaboration Product (to the extent not included in Authorized R&D Expenses) and other similar activities related to such Collaboration Product and approved by the Steering Committee. Such costs and expenses will include both internal costs (e.g., salaries, benefits, supplies and materials, etc.) and costs of outside services and expenses (e.g., consultants, agency fees, meeting costs, etc.). Marketing Costs shall also include costs and expenses directly related to obtaining reimbursement from payers and the cost of obtaining sales and marketing data (to the extent not included in the Distribution Costs). Notwithstanding anything to the contrary in the foregoing, Marketing Costs shall specifically exclude the cost and expense of activities that promote a Party's business as a whole without being specific to a Collaboration Product (e.g., corporate image advertising).

                  3.4 "SALES COSTS" shall mean, with respect to a Collaboration Product, costs and expenses approved by the Steering Committee in the annual budget for the commercialization of such Collaboration Product, incurred by any Party or for its account and specifically identifiable to the sales efforts for such Collaboration Product in all markets in the Territory including the managed care market. Sales Costs shall include costs and expenses associated with sales representatives for a Collaboration Product, including the cost of compensation, benefits, travel, supervision, training, sales meetings, and other sales expenses for such sales representatives. Notwithstanding anything to the contrary in the foregoing, Sales Costs shall exclude costs and expenses associated with the start-up of a Party's sales force, including recruiting, relocation and other similar costs and expenses.

                  3.5 "GENERAL AND ADMINISTRATIVE COSTS" shall mean, with respect to a Collaboration Product, costs equal to ten percent (10%) of the sum of the Distribution Costs, Marketing Costs and Sales Costs related to such Collaboration Product in any country, of the Parties, in the aggregate, but only to the extent these costs are chargeable under the Agreement. Each Party shall have the right to charge General and Administrative Costs with respect to its Distribution Costs, Marketing Costs and Sales Costs chargeable under the Agreement.

         4. "OTHER OPERATING (INCOME)/EXPENSE" shall mean (a) payments and other consideration received from Third Parties, including sublicensees, with respect to the commercialization of a Collaboration Product, including any license fees, milestone payments, royalties or other payments (including the fair market value of any consideration received) in connection with the license, sublicense, assignment or transfer of rights with respect to such Collaboration Product (to the extent not included in Net Sales), and (b) any other operating income received from or expense owed to Third Parties, including sublicensees, in connection with an activity that is not part of the primary business activity of a Party under the Agreement but is considered and approved by the Parties as income or expense for purposes of the Agreement, which may include: (i) actual inventory write-offs of any Collaboration Product; (ii) the cost and expense of prosecuting, maintaining and enforcing patent, trademark and other intellectual property rights and defending against claims of infringement; and (iii) product liability insurance to the extent the Collaborators obtain a joint policy.

                                   APPENDIX C

                              COLLABORATION TARGETS


         This Appendix to the Collaboration Agreement ("AGREEMENT") effective as of June 12, 2001, by and between GENMAB A/S ("GENMAB"), MEDAREX, INC., on behalf of itself and its wholly owned subsidiary, GENPHARM INTERNATIONAL, INC., (collectively, "MEDAREX"), and deCODE GENETICS EHF., INC. ("deCODE") sets forth the Collaboration Targets.

         The contents of this Appendix C are hereby incorporated into the Agreement and are governed by the terms and conditions of the Agreement, including the confidentiality provisions set forth therein.

                                  APPENDIX D-1

             UNILATERAL DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

         This Appendix to the Collaboration Agreement ("AGREEMENT") effective as of June 12, 2001, by and between GENMAB A/S ("GENMAB"), MEDAREX, INC., on behalf of itself and its wholly owned subsidiary, GENPHARM INTERNATIONAL, INC., (collectively, "MEDAREX"), and deCODE GENETICS EHF. ("deCODE") sets forth the Unilateral Development and Commercialization Agreement between the Collaborators. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement, unless otherwise expressly provided herein.

         The contents of this Appendix D-1 are hereby incorporated into the Agreement and are governed by the terms and conditions of the Agreement, including the confidentiality provisions set forth therein.

                                  APPENDIX D-1

                             UNILATERAL DEVELOPMENT
                         AND COMMERCIALIZATION AGREEMENT

        THIS UNILATERAL DEVELOPMENT AND COMMERCIALIZATION AGREEMENT ("AGREEMENT") is made and entered into effective as of June 12, 2001 (the "EFFECTIVE DATE"), by and between GENMAB A/S, having principal offices at Bredgade 23A, 3rd floor, DK 1260 Copenhagen K, Denmark ("GENMAB"), MEDAREX, INC., having principal offices at 707 State Road, Suite 206, Princeton, New Jersey 08540-1437, on behalf of itself and its wholly owned subsidiary, GENPHARM INTERNATIONAL, INC., with principal offices at 521 Cottonwood Drive, Milpitas, California 95035 (collectively, "MEDAREX"), and deCODE GENETICS EHF., having principal offices at Hlioarsmari 15, 200 Kopavogur, Iceland ("DECODE"). Genmab, Medarex and deCODE each may be referred to herein individually as a "PARTY," or collectively as the "PARTIES."

        WHEREAS, the Parties have entered into that certain Collaboration Agreement, dated as of the date hereof (the "COLLABORATION AGREEMENT");

        WHEREAS, the Parties have agreed that in the event Genmab/Medarex elects not to proceed with the development and commercialization of certain Collaboration Targets and deCODE notifies Genmab/Medarex of its election to proceed unilaterally with such development and commercialization in accordance with Section 5.1.2 of the Collaboration Agreement, that deCODE shall have the right to do so in accordance with the terms set forth below; and

        WHEREAS, the Parties have agreed that in the event Genmab/Medarex fails to comply with any of its material obligations contained in the Collaboration Agreement with respect to a Collaboration Product, deCODE shall have the right to convert such Collaboration Product into a Unilateral Product in accordance with Section 8.2 of the Collaboration Agreement and proceed unilaterally with the development and commercialization of such Unilateral Product in accordance with the terms set forth below;

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collaborators, intending to be legally bound, do hereby agree as follows:


                                  ARTICLE 1 -
                  UNILATERAL DEVELOPMENT AND COMMERCIALIZATION

         SECTION 1.1 DEFINITIONS. Any capitalized term used in this Agreement not otherwise defined herein shall have the meaning set forth in the Collaboration Agreement.

         SECTION 1.2 UNILATERAL TARGETS, ANTIBODIES AND PRODUCTS. In the event that deCODE provides Genmab/Medarex with (a) an Election Notice with respect to a Collaboration Target pursuant to Section 5.1.2 of the Collaboration Agreement, or (b) written notice of Genmab/Medarex's failure to cure a default in any of its material obligations with respect to a Collaboration Product with respect to a Collaboration Target pursuant to Section 8.2 of the Collaboration Agreement, Appendix A hereto shall be amended to include such Collaboration Target and any Collaboration Antibodies with respect thereto, which Collaboration Targets and Collaboration Antibodies shall be referred to herein as "UNILATERAL TARGETS" and "UNILATERAL ANTIBODIES," respectively. deCODE shall have the exclusive right to Exploit any and all Antibody Products with respect to the Unilateral Targets (each such Antibody Product, a "UNILATERAL PRODUCT"), including any Collaboration Products with respect to such Unilateral Targets developed or commercialized pursuant to the Collaboration Agreement or any other Antibody Products containing or comprising Unilateral Antibodies.

         SECTION 1.3 RIGHTS AND OBLIGATIONS OF THE COLLABORATORS WITH RESPECT TO UNILATERAL PRODUCTS. Except as otherwise expressly provided herein, deCODE shall be solely responsible for all costs and expenses in connection with the development and commercialization of the Unilateral Products; provided, however, that Genmab/Medarex shall be responsible for all budgeted costs and expenses associated with the research and development activities with respect to the Unilateral Products that Genmab/Medarex has committed to in the applicable Project Budget as necessary to complete that phase (e.g., the Genmab/Medarex Research Activities, toxicology studies in support of an IND or Phase I, Phase II or Phase III) of research and development that was under way when Genmab/Medarex Opted-Out of such Unilateral Products. By way of clarification, deCODE shall be responsible, at its sole cost, for all milestone and royalty payments, license fees and other payments owed to Third Parties, whether by deCODE, Genmab, Medarex or their respective Affiliates, in connection with the development and commercialization of Unilateral Products, including any payments owed by Medarex and its Affiliates under the Biosite Agreement or the MRC Agreement. The Collaborators shall work together to ensure a smooth and orderly transition of the Unilateral Products to deCODE, including the assignment of any contracts with respect to the Exploitation of such Unilateral Products to deCODE, and the assumption by deCODE of any obligations thereunder. Except for the obligations provided for in this Section 1.3, Genmab/Medarex shall have (a) no further financial obligation to support or otherwise fund any additional efforts in respect of such Unilateral Products, and (b) no obligation, responsibility, or authority regarding such additional efforts in respect of such Unilateral Products.

         SECTION 1.4 PERFORMANCE OF DECODE. deCODE shall use Commercially Reasonable Efforts to develop and commercialize one or more Unilateral Products with respect to each Unilateral Target. Such activities shall be performed in good scientific manner, and in compliance in all material respects with all Applicable Law, including current good laboratory practices and good clinical practices (including compliance with such practices and guidelines necessary to allow the results of such activities to support INDs, BLAs and other Regulatory Approvals), as applicable. deCODE shall have the right, subject to the obligations set forth in this Section 1.4, to license to Third Parties rights with respect to the development or commercialization of a Unilateral Product in its sole discretion; provided that any such Third Party enters into a written agreement with deCODE to indemnify Genmab, Medarex and their respective Affiliates to the extent provided in Article 7, and to comply with the applicable provisions of Articles 4 and 5 and Section 1.3; provided, however, that any sublicense with respect to the Medarex Technology or the Genmab Technology shall be governed by the procedures set forth in Sections 2.2.5 and 2.3.

         SECTION 1.5 deCODE REPORTS. deCODE shall provide an annual written progress report to Genmab/Medarex describing the development and commercialization activities with respect to each of its Unilateral Products in sufficient detail to enable Genmab/Medarex to determine whether deCODE is using Commercially Reasonable Efforts with respect thereto.

         SECTION 1.6 COMMUNICATIONS AND FILINGS WITH REGULATORY AUTHORITIES. deCODE shall be responsible for all communications and filings with the Regulatory Authorities with respect to each of its Unilateral Products.

         SECTION 1.7 OPT-OUT BY DECODE. If, at any time, deCODE decides to cease development or commercialization of all Unilateral Products with respect to a Unilateral Target, either alone or in collaboration with or through a Third Party, it shall give prompt written notice thereof to Genmab/Medarex, which notice shall describe in reasonable detail the reasons for such decision. deCODE shall, for a period of thirty (30) days after notice to Genmab/Medarex with respect thereto, furnish Genmab/Medarex with such information and materials as Genmab/Medarex may reasonably request so as to determine whether it wishes to proceed with the unilateral development and commercialization of such Unilateral Products. Upon its receipt of all of such information and materials, Genmab/Medarex shall, for a period of thirty (30) days, have the right to elect to proceed unilaterally with the development and commercialization of such Unilateral Products. Upon such election, Appendix A shall be amended to delete such Unilateral Target and any Unilateral Antibodies with respect thereto, and the Unilateral Development and Commercialization Agreement set forth in Appendix D-2 to the Collaboration Agreement shall be automatically amended to include such Unilateral Target and such Unilateral Antibodies. By way of clarification, deCODE shall have the right to pursue one or more Unilateral Products with respect to a Unilateral Target and any decision to cease Exploiting one in favor of another shall not be subject to this Section 1.7 for so long as deCODE is using Commercially Reasonable Efforts to develop and commercialize at least one Unilateral Product with respect to such Unilateral Target.

                                  ARTICLE 2 -
                                 LICENSE GRANTS

         SECTION 2.1 LICENSE GRANTS FOR UNILATERAL ACTIVITIES.

         2.1.1 MEDAREX GRANT. Subject to Section 2.2 and the other terms and conditions of this Agreement, Medarex hereby grants to deCODE and its Affiliates, with respect to each Unilateral Product, an exclusive (even as to Medarex and its Affiliates), royalty-bearing license, with the right to sublicense solely as provided in Section 2.3, under the Medarex Technology, the Collaboration Technology and the Joint Technology to Exploit such Unilateral Products in the Territory in accordance with this Agreement.

         2.1.2 GENMAB GRANT. Subject to Section 2.2 and the other terms and conditions of this Agreement, Genmab hereby grants to deCODE and its Affiliates, with respect to each Unilateral Product, an exclusive (even as to Genmab and its Affiliates), royalty-bearing license, with the right to sublicense solely as provided in Section 2.3, under the Genmab Technology, the Collaboration Technology and the Joint Technology to Exploit such Unilateral Products in the Territory in accordance with this Agreement.

         SECTION 2.2 EXCLUSIVITY, RESERVED RIGHTS AND PRE-EXISTING GRANTS.

         2.2.1 ANTIGEN EXCLUSIVITY.

                  (a) Subject to Sections 2.2.2, 2.2.3 and 2.2.4, the Parties acknowledge and agree that no Party shall engage, directly or indirectly, on behalf of itself or any other party, in the research, development, commercialization or other Exploitation of antibody-based prophylactic or therapeutic products with respect to any Unilateral Target listed on Appendix A other than the Unilateral Products as provided in this Agreement. deCODE represents that it has entered into that certain Term Sheet re: Diagnostic Products between deCODE, a certain Third Party and Affiliates of such Third Party dated as of March 1, 2001, and any further agreement between deCODE, such Third Party and/or such Affiliates entered into pursuant thereto (the "PRE-EXISTING DIAGNOSTIC AGREEMENT"). deCODE acknowledges and agrees that it has no right to use any Antibodies generated pursuant this Agreement or the Collaboration Agreement except as expressly set forth herein or therein.

                  (b) deCODE shall use commercially reasonable efforts to (i) develop and commercialize or cause to be developed and commercialized Diagnostic Products with respect to each Unilateral Target to the extent necessary or reasonably useful for the Exploitation of Unilateral Products with respect to such Unilateral Target, and (ii) consistent with the Pre-Existing Diagnostic Agreement, make such Diagnostic Products generally available to the public on commercially reasonable terms or cause to be so made to the extent necessary or reasonably useful to Exploit such Unilateral Products.

         2.2.2 RESEARCH AND COMMERCIALIZATION AGREEMENTS. Medarex shall have the right to (a) grant licenses and other rights to other parties, including Genmab or deCODE, under the Medarex Technology for such parties to Exploit Antibody Products (but not Collaboration Products or Unilateral Products) with respect to Antigens, including Unilateral Targets, (b) transfer Medarex Know-How to such parties in connection therewith, including by providing instruction with respect to the use and immunization of HuMAb Mice and assistance with respect to the Mice-Related Technology, (c) develop production processes for, and manufacture, such Antibody Products, and (d) receive license fees, milestone payments, royalties and other remuneration in connection therewith, but, in connection with clause (a), (b), (c) or (d) above, not to otherwise actively participate in the clinical development or commercialization of such Antibody Products by such parties (each agreement with respect to the foregoing, a "RESEARCH AND COMMERCIALIZATION AGREEMENT"); provided, however, that Medarex shall not, based on the deCODE Know-How, including any deCODE Genomics Data, propose to a Third Party that they include a Unilateral Target, Reversion Target or Collaboration Target in a Research and Commercialization Agreement, but Medarex shall have the right to enter into a Research and Commercialization Agreement with respect thereto if such Third Party first proposes to Medarex that they include such Unilateral Target, Reversion Target or Collaboration Target in such Research and Commercialization Agreement.

         2.2.3 RETAINED RIGHTS.

                  (a) OTHER ANTIGENS. Notwithstanding anything in this Agreement to the contrary, Medarex and Genmab do each retain the right to (i) enter into collaborations with, and to grant licenses and other rights under the Medarex Technology and Genmab Technology respectively to, Third Parties to Exploit Antibody Products with respect to Antigens other than Unilateral Targets, and/or
(ii) independently Exploit Antibody Products with respect to Antigens other than Unilateral Targets.

                  (b) NON-ANTIBODY PRODUCTS. Notwithstanding anything in this Agreement to the contrary, each Party shall have and retain the right to (i) enter into collaborations with, and to grant licenses and other rights under its respective Technology (other than Joint Technology and Collaboration Technology, which shall be governed by Section 5.1.3 and the Collaboration Agreement, respectively) to, Third Parties to Exploit products other than antibody-based products with respect to Unilateral Targets, and/or (ii) independently Exploit products other than antibody-based products with respect to Unilateral Targets. By way of clarification, the Parties acknowledge that deCODE has not granted Genmab or Medarex any rights under its Technology to Exploit products that are not antibody-based products under this Agreement.

         2.2.4 EXISTING GRANTS. The Parties further acknowledge and agree that
(a) pursuant to the Cross-License Agreement, Medarex has granted a non-exclusive license under certain Medarex Patents to Exploit Antibody Products with respect to Antigens, including the Unilateral Targets, in the Territory, and (b) Medarex has entered into a Research and Commercialization Agreement with Genmab.

         2.2.5 CROSS LICENSE AGREEMENT. The Cross-License Agreement prohibits Medarex from granting commercialization rights to the same Antibody Product, whether by license or sublicense, under certain Medarex Technology and, to the extent licensed from Medarex, Genmab Technology to more than one party in a territory. So long as the Cross-License Agreement is in effect, if deCODE desires to grant a sublicense with respect to commercialization of a Unilateral Product pursuant to Section 2.3, then deCODE shall provide Medarex with written notice thereof, which shall set forth in reasonable detail the terms and conditions of such sublicense, the Medarex Technology, Genmab Technology and Unilateral Product involved, and the identity of the proposed sublicensee. Upon receipt of such notice, Medarex shall make a good faith determination as to whether such Medarex Technology or Genmab Technology, as applicable, is subject to the sublicense restrictions contained in the Cross-License Agreement.

                  (a) To the extent that Medarex determines that such Medarex Technology or Genmab Technology, as applicable, is not subject to the sublicense restrictions contained in the Cross-License Agreement, Medarex shall so notify deCODE in writing and deCODE thereafter shall have the right to grant such sublicense, subject to Section 2.3.

                  (b) To the extent that Medarex determines that all or part of such Medarex Technology or Genmab Technology, as applicable, is subject to the sublicense restrictions contained in the Cross-License Agreement, Medarex shall so notify deCODE in writing. The Parties shall then meet to discuss in good faith how to proceed in order to optimize the commercialization of the applicable Unilateral Product hereunder while complying with the requirements of the Cross-License Agreement.

         SECTION 2.3 SUBLICENSES. Subject to Section 2.2.5, deCODE shall have the right to grant sublicenses under the licenses granted in Section 2.1 (a) to Affiliates without the approval of the applicable licensor, provided that deCODE shall remain jointly and severally liable for the performance or non-performance of any such Affiliate sublicensee, and (b) to Third Parties pursuant to Section 1.4, with the prior approval of the applicable licensor, not to be unreasonably withheld or delayed, which approval shall be deemed to be granted with respect to a sublicense if the licensor fails, within twenty (20) business days of its receipt of a written notice from deCODE setting forth in reasonable detail the nature of such sublicense and the identity of the sublicensee, to notify deCODE that it withholds its consent to such sublicense. Notwithstanding the previous sentence, the grant of any such sublicense shall not relieve deCODE of its obligations under this Agreement.

         SECTION 2.4 LICENSE LIMITATIONS.

         2.4.1 MEDAREX TECHNOLOGY. deCODE hereby covenants to Medarex that neither deCODE nor any of its Affiliates, licensees or sublicensees shall use or practice the Medarex Technology, directly or indirectly, on behalf of itself or any other party, for any purpose other than as permitted under Section 2.1.1 and in particular, but without limiting the generality of the foregoing, for any research, development, commercialization or other Exploitation of an Antibody Product or any other product or method, other than a Unilateral Product as provided hereunder or a Collaboration Product as provided in the Collaboration Agreement.

         2.4.2 GENMAB TECHNOLOGY. deCODE hereby covenants to Genmab that neither deCODE nor any of its Affiliates, licensees or sublicensees shall use or practice the Genmab Technology, directly or indirectly, on behalf of itself or any other party, for any purpose other than as permitted under Section 2.1.2 and in particular, but without limiting the generality of the foregoing, for any research, development, commercialization or other Exploitation of an Antibody Product or any other product or method, other than a Unilateral Product as provided hereunder or a Collaboration Product as provided in the Collaboration Agreement.

         SECTION 2.5 NO OTHER RIGHTS. For the avoidance of doubt, deCODE and its Affiliates shall have no right, express or implied, with respect to the Medarex Technology and the Genmab Technology, in each case except as expressly provided in Section 2.1 of this Agreement and Section 3.1 of the Collaboration Agreement.

                                  ARTICLE 3 -
                              FINANCIAL PROVISIONS

         SECTION 3.1 MILESTONE PAYMENTS. Within thirty (30) days of the achievement of the following milestones, on a Unilateral Target-by-Unilateral Target basis, for Unilateral Products with respect to each Unilateral Target, deCODE shall pay to Genmab/Medarex the specified milestone payments, each of which shall be nonrefundable:

MILESTONES   1ST UNILATERAL        2ND UNILATERAL        EACH ADDITIONAL
             PRODUCT WITH          PRODUCT WITH          UNILATERAL PRODUCT
             RESPECT TO A          RESPECT TO A          WITH RESPECT TO A
             UNILATERAL TARGET     UNILATERAL TARGET     UNILATERAL TARGET

[CONFIDENTIAL TREATMENT REQUESTED]






         SECTION 3.2 ROYALTIES.

         3.2.1 OBLIGATION. With respect to each Unilateral Target, deCODE shall pay Genmab/Medarex royalties based upon the annual worldwide Net Sales (on a calendar year basis) for all Unilateral Products with respect to such Unilateral Target. For purposes of this Agreement, Net Sales shall be deemed to include Net Sales of Unilateral Products by sublicensees. The royalty rates shall be determined on a Unilateral Target-by-Unilateral Target basis based on the aggregate Net Sales of all Unilateral Products with respect to such Unilateral Target.

         3.2.2 RATES. The royalty rates for each Unilateral Product (a) for which Genmab/Medarex Opted-Out pursuant to Section 5.1.1 of the Collaboration Agreement, or (b) which was converted from a Collaboration Product pursuant to
Section 8.2 of the Collaboration Agreement upon Genmab/Medarex's default in any of its material obligations shall be as follows:

               [CONFIDENTIAL TREATMENT REQUESTED]

         3.2.3 DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:

                  (a) "MAJOR MARKET" shall mean each of Japan, the United States, the United Kingdom, France, Germany and the European Union as a whole.

                  (b) "PHASE I" shall mean a human clinical trial, the principal purpose of which is a preliminary determination of safety in healthy individuals or patients as required in 21 C.F.R. Section 312, or a similar clinical study prescribed by the Regulatory Authorities in a Major Market other than the United States.

                  (c) "PHASE II" shall mean a human clinical trial, for which a primary endpoint is a preliminary determination of efficacy or dose ranges in patients with the disease target being studied as required in 21 C.F.R. Section 312, or a similar clinical study prescribed by the Regulatory Authorities in a Major Market other than the United States. Any well-controlled study intended to provide the substantial evidence of efficacy necessary to support the filing of an approvable BLA (such as a combined Phase II/Phase III study, or any Phase III study in lieu of a Phase II study) (a "PIVOTAL STUDY") shall automatically be deemed to have reached Phase II status. A Phase II study shall be deemed to have commenced when the first subject in such study has been enrolled.

                  (d) "PHASE III" shall mean a human clinical trial, the principal purpose of which is to establish safety and efficacy in patients with the disease target being studied as required in 21 C.F.R. Section 312, or similar clinical study prescribed by the Regulatory Authorities in a Major Market other than the United States. A Phase III study shall also include any other human clinical trial intended as a Pivotal Study, whether or not such study is a traditional Phase III study. A Phase III study shall be deemed to have commenced when the first patient has been enrolled in a Pivotal Study.

         SECTION 3.3 ROYALTY TERM. deCODE's royalty obligations under Section
3.2.2 shall terminate, on a country-by-country basis, with respect to each Unilateral Product with respect to a Unilateral Target, on the later to occur of
(a) the thirteenth (13th) anniversary of the first sale for use or consumption by the general public of such Unilateral Product in a country after Regulatory Approval has been obtained for such Unilateral Product in such country (the "FIRST COMMERCIAL SALE"), and (b) the expiration date in such country of the last to expire of any issued Joint Patents, Medarex Patents or Genmab Patents that include, with respect to a particular country, at least one claim in such country that (x) has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken or has been taken within the time allowed for appeal; (y) has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise in such country; and (z) provides exclusive and enforceable rights with respect to the Exploitation of a Unilateral Product in such country, covering the Exploitation of such Unilateral Product in such country. Upon termination of the royalty obligations of deCODE under this
Section 3.3 in a country, the license grants to deCODE in Section 2.1 shall become fully-paid up with respect to such country.

         SECTION 3.4 ROYALTY PAYMENTS. Running royalties shall be payable on a quarterly basis, within sixty (60) days after the end of each calendar quarter, based upon the Net Sales during such calendar quarter, commencing with the calendar quarter in which the First Commercial Sale of a Unilateral Product is made. Royalties shall be calculated in accordance with GAAP and with the terms of this Article 3. Only one royalty payment will be due on Net Sales of a given Unilateral Product even though the manufacture, sale or use of such Unilateral Product may be covered by more than one intellectual property right in a country.

         SECTION 3.5 ROYALTY STATEMENTS. deCODE shall deliver to Genmab/Medarex within sixty (60) days after the end of each calendar quarter in which Unilateral Products, for which deCODE owes a royalty hereunder, are sold, a detailed statement showing (a) Net Sales of each such Unilateral Product, (b) the number of units of each such Unilateral Product sold on a country-by-country basis during the applicable calendar quarter, and (c) the amount and calculation of royalties due on such Net Sales.

         SECTION 3.6 PAYMENT METHOD. All amounts due by deCODE hereunder shall be paid in U.S. dollars by wire transfer in immediately available funds to an account designated by Genmab/Medarex. Any payments or portions thereof due hereunder which are not paid on the date such payments are due under this Agreement shall bear interest at a rate equal to the lesser of the prime rate as published in The Wall Street Journal, Eastern Edition, on the first day of each calendar quarter in which such payments are overdue, plus two (2) percentage points, and the maximum rate permitted by law, calculated on the number of days such payment is delinquent, compounded monthly.

         SECTION 3.7 CURRENCY; FOREIGN PAYMENTS. If any currency conversion shall be required in connection with any payment hereunder, such conversion shall be made by using the exchange rate for the purchase of U.S. dollars as published in The Wall Street Journal, Eastern Edition, on the last business day of the calendar quarter to which such payments relate. If at any time legal restrictions prevent the prompt remittance of any royalties with respect to Net Sales in any jurisdiction, deCODE may notify Genmab/Medarex and make such payments by depositing the amount thereof in local currency in a bank account or other depository in such country in the name of Genmab/Medarex or its designee, and deCODE shall have no further obligations under this Agreement with respect thereto.

         SECTION 3.8 TAXES. deCODE may deduct from any royalty amounts it is required to pay pursuant to this Agreement any Withholding Taxes. At Genmab/Medarex's request, deCODE shall provide Genmab/Medarex a certificate evidencing payment of any Withholding Taxes hereunder and shall reasonably assist Genmab/Medarex, at Genmab/Medarex's expense, to obtain the benefit of any applicable tax treaty.

         SECTION 3.9 RECORDS RETENTION; AUDIT.

         3.9.1 RECORD RETENTION. deCODE shall maintain (and shall ensure that its Affiliates and sublicensees shall maintain) complete and accurate books, records and accounts that fairly reflect their respective Net Sales of Unilateral Products in sufficient detail to confirm the accuracy of any payments required hereunder and in accordance with GAAP, which books, records and accounts shall be retained by deCODE until the later of (a) three (3) years after the end of the period to which such books, records and accounts pertain, and (b) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Applicable Law.

         3.9.2 AUDIT. Each of Genmab and Medarex shall have the right to have an independent certified public accounting firm of nationally recognized standing, reasonably acceptable to deCODE, to have access during normal business hours, and upon reasonable prior written notice, to such of the records of deCODE (and its Affiliates and sublicensees) as may be reasonably necessary to verify the accuracy of such Net Sales for any calendar quarter ending not more than thirty-six (36) months prior to the date of such request; provided, however, that Genmab/Medarex shall not have the right to conduct more than one such audit in any twelve (12)-month period. The accounting firm shall disclose to each Party whether such Net Sales are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to Genmab or Medarex. Genmab or Medarex, as applicable, shall bear the cost of such audit unless the audit reveals a variance of more than five percent (5%) from the reported results, in which case deCODE shall bear the cost of the audit. The results of such accounting firm shall be final, absent manifest error.

         3.9.3 PAYMENT OF ADDITIONAL ROYALTIES. If, based on the results of such audit, additional payments are owed by deCODE under this Agreement, deCODE shall make such additional payments, with interest from the date originally due as provided in Section 3.6, within forty-five (45) days after the date on which such accounting firm's written report is delivered to deCODE.

         SECTION 3.10 CONFIDENTIALITY. Genmab and Medarex shall treat all information subject to review under Section 3.9 in accordance with the confidentiality provisions of Article 4 and shall cause its accounting firm to enter into a reasonably acceptable confidentiality agreement with deCODE obligating such firm to maintain all such financial information in confidence pursuant to such confidentiality agreement.

                                  ARTICLE 4 -
                                 CONFIDENTIALITY

         SECTION 4.1 CONFIDENTIAL INFORMATION. The confidentiality and use restrictions set forth in Sections 6.1 through 6.4 of the Collaboration Agreement shall apply to all Confidential Information during the Term of this Agreement and for a period of five (5) years thereafter, provided, however, that Medarex and Genmab recognize that by reason of deCODE's status as an exclusive licensee pursuant to the grant under Section 2.1, deCODE has an interest in Medarex's and Genmab's retention in confidence of certain information of Medarex and Genmab, respectively. Accordingly, Medarex and Genmab shall, and shall cause their respective officers, directors, employees and agents to, keep completely confidential, and not publish or otherwise disclose, and not use directly or indirectly for any purpose, any information relating solely to the Unilateral Products, except to the extent (a) such information is in the public domain through no fault of Medarex or Genmab, their respective Affiliates or any of their respective officers, directors, employees and agents, (b) such disclosure or use would be permitted under Section 6.4 of the Collaboration Agreement, or
(c) such disclosure or use is otherwise expressly permitted by the terms of this Agreement or is reasonably necessary for the performance of this Agreement. For clarification, the disclosure by Medarex or Genmab to deCODE or by deCODE to Medarex or Genmab of certain information of Medarex or Genmab relating solely to the Unilateral Products shall not cause such information to cease to be subject to the confidentiality provisions of Sections 6.1 through 6.4 of the Collaboration Agreement.

         SECTION 4.2 USE OF NAME. Each Party may use the name, insignia, symbol, trademark, trade name or logotype of another Party only (a) in connection with announcements and other permitted disclosures relating to this Agreement and the activities contemplated hereby, (b) as required by Applicable Law, and (c) otherwise as agreed in writing by such other Party.

         SECTION 4.3 PRESS RELEASES. Press releases or other similar public communication by any Party relating to this Agreement, shall be approved in advance by the other Parties, which approval shall not be unreasonably withheld or delayed, except for those communications required by Applicable Law (which shall be provided to the other Parties as soon as practicable after the release or communication thereof), disclosures of information for which consent has previously been obtained, and information of a similar nature to that which has been previously disclosed publicly with respect to this Agreement, each of which shall not require advance approval.

         SECTION 4.4 PUBLICATIONS. At least sixty (60) days prior to submission for publication, presentation or other public disclosure by deCODE or any of its Affiliates of any material pertaining to or resulting from the Medarex Technology or Genmab Technology, deCODE shall provide to Medarex or Genmab, as applicable, a draft of such material for its review and comment. No publication or presentation with respect to the Medarex Technology or Genmab Technology shall be made unless and until Medarex's or Genmab's comments, as applicable, on the proposed publication or presentation have been addressed and changes have been agreed upon and any information determined by Medarex or Genmab, as applicable, to be Confidential Information has been removed. If requested in writing by Medarex or Genmab, as applicable, deCODE shall withhold material from submission for publication or presentation for an additional sixty (60) days to allow for the filing of a patent application or the taking of such measures to establish and preserve proprietary rights in the information in the material being submitted for publication or presentation.

                                  ARTICLE 5 -
                              INTELLECTUAL PROPERTY

         SECTION 5.1 INTELLECTUAL PROPERTY OWNERSHIP.

         5.1.1 OWNERSHIP OF TECHNOLOGY. Subject to Section 5.1.2 and the license grants to deCODE under Article 2, as among the Parties, each Party shall own and retain all right, title and interest in and to any and all: (a) Information and Inventions that are conceived, discovered, developed or otherwise made, as necessary to establish authorship, inventorship or ownership under Applicable Law, by or on behalf of such Party (or its Affiliates or its licensees or sublicensees (other than the other Parties and their respective Affiliates)), whether or not patented or patentable, and any and all Patent and other intellectual property rights with respect thereto, except to the extent that any such Information and Inventions, or any Patent or other intellectual property rights with respect thereto, are Collaboration Technology or Joint Technology;
(b) other Information and Inventions, and Patent and other intellectual property rights that are Controlled (other than pursuant to the license grants set forth in Article 2) by such Party, its Affiliates or its licensees or sublicensees (other than such other Parties); and (c) other Technology of such Party.

         5.1.2 OWNERSHIP OF MICE-RELATED TECHNOLOGY. Subject to the license grants to deCODE under Article 2, as among the Parties, Medarex shall own and retain all right, title and interest in and to all Mice Materials and Mice-Related Technology, including any and all Information and Inventions with respect to the Mice Materials or the Mice-Related Technology (including any Improvements thereto) that are conceived, discovered, developed or otherwise made, as necessary to establish authorship, inventorship or ownership under Applicable Law, by or on behalf of deCODE, its Affiliates or its licensees or sublicensees (other than Medarex, Genmab and their respective Affiliates), whether or not patented or patentable, and any and all Patent and other intellectual property rights with respect thereto. deCODE acknowledges and agrees that (a) the licenses granted to it pursuant to Section 2.1 permit deCODE to use Mice Materials and Mice-Related Technology solely for the Exploitation of Unilateral Products as provided in this Agreement, (b) deCODE has no right to use the HuMAb Mice or to discover, develop or otherwise make Improvements with respect to Mice Materials and Mice-Related Technology under such grants, and (c) neither it, nor any of its Affiliates, licensees or sublicensees, will engage, directly or indirectly, in activities designed to, or otherwise undertake or attempt, either on behalf of itself or another, to discover, develop or make any Information and Inventions that relate to the Mice Materials or the Mice-Related Technology. Accordingly, deCODE shall promptly disclose to Medarex in writing, the conception or reduction to practice, or the discovery, development or making of any Mice Material or Mice-Related Technology and shall, and does hereby, assign, and shall cause its Affiliates, licensees and sublicensees to so assign, to Medarex, without additional compensation and at Medarex's expenses (for reasonable and direct out-of-


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
pocket costs actually incurred, all of their respective rights, titles and interests in and to any Mice Material or Mice-Related Technology.

         5.1.3 OWNERSHIP OF JOINT TECHNOLOGY. Subject to Section 5.1.2 and the license grants under Article 2, deCODE and at least one of Medarex and Genmab (the "JOINT INVENTORS") shall each own an equal, undivided interest in any and all (i) Information and Inventions, conceived, discovered, developed or otherwise made, as necessary to establish authorship, inventorship or ownership under Applicable Law, jointly by or on behalf of such Joint Inventors (or, with respect to each Joint Inventor, its Affiliates or, to the extent permitted, its sublicensees), in connection with the work conducted under or in connection with this Agreement, whether or not patented or patentable, but excluding any Mice Materials or Mice-Related Technology; and (ii) Patents (the "JOINT PATENTS") and other intellectual property rights with respect thereto (collectively, the "JOINT TECHNOLOGY"); provided, however, that neither a Joint Inventor nor any of its Affiliates, licensees or sublicensees shall, directly or indirectly, Exploit any Joint Technology or other such intellectual property rights without the consent of the other Joint Inventor(s), not to be unreasonably withheld or delayed, except that each Party shall have the right to Exploit such Joint Technology for internal research and discovery purposes (as opposed to the development, commercialization or other Exploitation of products or technology resulting therefrom) without the consent of the other Party; provided, however, that neither Party shall have the right to use Antibodies with respect to the Unilateral Targets except as set forth hereunder. Each Joint Inventor shall promptly disclose to the other Joint Inventor(s) in writing, and shall cause its Affiliates, licensees and sublicensees to so disclose, the development, making, conception or reduction to practice of any Joint Technology.

         5.1.4 OWNERSHIP OF PRODUCT TRADEMARKS. deCODE shall own all right, title and interest in and to each Product Trademark with respect to a Unilateral Product. Genmab/Medarex hereby assigns all of its right, title and interest in and to any Product Trademark to deCODE to the extent that such Product Trademark relates solely to the Unilateral Products.

         5.1.5 OWNERSHIP OF REGULATORY DOCUMENTATION. deCODE shall own all right, title and interest in and to all Regulatory Documentation that relates solely to the Unilateral Products. Genmab/Medarex hereby assigns to deCODE such of its right, title and interest in and to such Regulatory Documentation as is necessary to vest ownership of such Regulatory Documentation in deCODE as provided in the immediately preceding sentence. Notwithstanding the ownership of any Regulatory Documentation, each Collaborator shall have the right to use and reference any of the Regulatory Documentation in connection with the Exploitation of Unilateral Products as provided in this Agreement and Collaboration Products as provided in the Collaboration Agreement. Notwithstanding the foregoing, any Regulatory Documentation containing Production Process Know-How of a Party shall be and remain the sole and exclusive property of such Party and such Party shall have the right to submit any such Production Process Know-How directly to the Regulatory Authorities using a drug master file, or any foreign equivalent that is designed to protect such Party's Confidential Information, which filing shall be and remain the sole and exclusive property of such Party.


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
         5.1.6 NOTICES. To the extent that deCODE has the right to (a) assign, transfer, convey or otherwise encumber any right, title or interest in or to any Medarex Technology, Genmab Technology, Joint Technology or Collaboration Technology, (b) grant any license or other right, title or interest in or to any Medarex Technology, Genmab Technology, Joint Technology or Collaboration Technology, or (c) agree to or otherwise become bound by any covenant not to sue for any infringement, misuse or other action or inaction with respect to any Medarex Technology, Genmab Technology, Joint Technology or Collaboration Technology, in each case deCODE shall not do so, directly or indirectly, expressly or by implication, by action or omission or otherwise without providing Genmab/Medarex with at least sixty (60) days advance written notice thereof.

         SECTION 5.2 PROSECUTION OF PATENTS AND TRADEMARKS.

         5.2.1 MEDAREX PATENTS. As among the Parties, Medarex shall have the sole right, at its cost and expense, to obtain, prosecute and maintain throughout the world the Medarex Patents; provided, however, that deCODE shall reimburse Medarex for one hundred percent (100%) of the reasonable out-of-pocket costs incurred by Medarex for filing, prosecuting and maintaining such Patents (other than Mice-Related Patents) to the extent that they claim or cover (x) as a composition of matter, a Unilateral Product or any active ingredient in such Unilateral Product or (y) the use of any such Unilateral Product or ingredient; and provided further that deCODE shall reimburse Medarex for one hundred percent (100%) of the reasonable out-of-pocket costs incurred by Medarex for filing, prosecuting and maintaining Mice-Related Patents only if such Patents (a) have no application outside a Unilateral Product, and (b) solely claim or cover (i) as a composition of matter, a Unilateral Product or any active ingredient in such Unilateral Product or (ii) the use of any such Unilateral Product or ingredient. deCODE shall, and shall cause its Affiliates, licensees and sublicensees, as applicable, to, cooperate fully with Medarex in the preparation, filing, prosecution, and maintenance of Medarex's Patents, provided that deCODE shall not be responsible for such preparation, filing, prosecution or maintenance except as set forth in this Section 5.2.1. Such cooperation includes (a) promptly executing all papers and instruments and requiring employees to execute such papers and instruments as reasonable and appropriate so as to enable Medarex to file, prosecute, and maintain its Patents in any country; and (b) promptly informing Medarex of matters that may affect the preparation, filing, prosecution, or maintenance of any such Patents.

         5.2.2 GENMAB PATENTS. As among the Parties, Genmab shall have the sole right, at its cost and expense, to obtain, prosecute and maintain throughout the world the Genmab Patents; provided, however, that deCODE shall reimburse Genmab for one hundred percent (100%) of the reasonable out-of-pocket costs incurred by Genmab for filing, prosecuting and maintaining such Patents to the extent that they claim or cover (x) as a composition of matter, a Unilateral Product or any active ingredient in such Unilateral Product or (y) the use of any such Unilateral Product or ingredient. deCODE shall, and shall cause its Affiliates, licensees and sublicensees, as applicable, to, cooperate fully with Genmab in the preparation, filing, prosecution, and maintenance of Genmab's Patents, provided that deCODE shall not be responsible for such preparation,


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
filing, prosecution or maintenance except as set forth in this Section 5.2.1. Such cooperation includes (a) promptly executing all papers and instruments and requiring employees to execute such papers and instruments as reasonable and appropriate so as to enable Genmab to file, prosecute, and maintain its Patents in any country; and (b) promptly informing Genmab of matters that may affect the preparation, filing, prosecution, or maintenance of any such Patents.

         5.2.3 JOINT PATENTS. The Joint Inventors shall, and shall cause their respective Affiliates, licensees and sublicensees, as applicable, to cooperate with one another with respect to the filing, prosecution and maintenance of all Joint Patents, including by selecting outside counsel, reasonably acceptable to the Joint Inventors, to handle such filing, prosecution and maintenance. The Joint Inventors shall share equally in the expenses associated with the filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of all Joint Patents. If a Joint Inventor elects not to pursue the filing, prosecution or maintenance of a Joint Patent in a particular country, or to take any other action with respect to its Joint Technology in a particular country that is necessary or reasonably useful to establish or preserve rights thereto, then in each such case such Joint Inventor shall so notify the other Joint Inventor(s) promptly in writing and in good time to enable such other Joint Inventor(s) to meet any deadlines by which an action must be taken to establish or preserve any such rights in such Joint Patent or Joint Technology in such country. Upon receipt of each such notice by such other Joint Inventor(s) or if, at any time, such Joint Inventor fails to initiate any such action within thirty (30) days after a request by such other Joint Inventor(s) that it do so (or thereafter diligently pursue such action), such other Joint Inventor(s) shall have the right, but not the obligation, to pursue the filing or registration, or support the continued prosecution or maintenance, of such Patent at its expense in such country. If such other Joint Inventor(s) elects to pursue such filing or registration, as the case may be, or continue such support, then such other Joint Inventor(s) shall notify such Joint Inventor of such election and such Joint Inventor shall, and shall cause its Affiliates, licensees and sublicensees, as applicable, to, (x) reasonably cooperate with such other Joint Inventor(s) in this regard, and (y) subject to Article 2, promptly release or assign to such other Joint Inventor(s), without compensation, all right, title and interest in and to such Patent in such country.

         5.2.4 PATENT FILINGS. deCODE covenants not to, and to cause its Affiliates, licensees and sublicensees, as applicable, not to, file any patent application disclosing or claiming any Information and Inventions comprising any Medarex Technology or Genmab Technology or the Exploitation thereof, without Medarex's or Genmab's, as applicable, prior written consent, which consent shall not be unreasonably withheld or delayed.

         SECTION 5.3 ENFORCEMENT OF PATENTS AND TRADEMARKS.

         5.3.1 RIGHTS AND PROCEDURES. If Medarex, Genmab or deCODE determines that any Technology (which for purposes of this Agreement shall be deemed to include Joint Technology) of another Party(ies) is being infringed by a Third Party's activities and that such infringement could affect the exercise by the Parties of their


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
respective rights and obligations under this Agreement, it shall promptly notify the other Party(ies) in writing and provide such other Party(ies) with any evidence of such infringement that is reasonably available. Promptly after the receipt of such written notice, the Parties shall meet and discuss in good faith the removal of such infringement. The pursuing Party shall consider in good faith any comments from the other Parties and shall keep the other Parties reasonably informed of any steps taken to remove such infringement.

                  (a) JOINT TECHNOLOGY. With respect to Joint Technology, the Joint Inventors shall have the first right to jointly remove such infringement using commercially appropriate steps, including the filing of an infringement suit or taking other similar action. Each such Joint Inventor shall be responsible for half of the reasonable and verifiable costs and expenses incurred in connection with such action. In the event the Joint Inventors fail to jointly take commercially appropriate steps to remove any infringement of any Joint Technology within ninety (90) days following notice of such infringement, or a Joint Inventor earlier notifies such other Joint Inventor(s) in writing of its intent not to take such steps, the Joint Inventor pursuing the filing, prosecution or maintenance of a Patent comprising such Joint Technology (the "PROSECUTING PARTY") shall have the right to do so at its own expense, or, in the event such Party declines, such other Joint Inventor(s) shall have the right to do so at its own expense; provided, however, that if the Joint Inventors have jointly commenced negotiations with an alleged infringer for discontinuance of such infringement within such ninety (90) day period, the Joint Inventors shall have an additional ninety (90) days to conclude their negotiations before a Joint Inventor unilaterally may bring suit for such infringement.

                  (b) MEDAREX TECHNOLOGY. With respect to Medarex Technology that is not Mice-Related Technology, Medarex shall have the first right, but not the obligation, to remove such infringement at its sole cost and expense. In the event Medarex fails to take commercially appropriate steps to remove any infringement of such Technology within ninety (90) days following notice of such infringement, or earlier notifies deCODE in writing of its intent not to take such steps, deCODE shall have the right to do so at its sole cost and expense; provided, however, that if Medarex has commenced negotiations with an alleged infringer for discontinuance of such infringement within such ninety (90) day period, Medarex shall have an additional ninety (90) days to conclude its negotiations before deCODE may bring suit for such infringement; and provided further that deCODE shall reimburse Medarex for one hundred percent (100%) of the reasonable out-of-pocket costs incurred by Medarex with respect to the removal of any such infringement with respect to any Unilateral Product.

                  (c) GENMAB TECHNOLOGY. With respect to Genmab Technology, Genmab shall have the first right, but not the obligation, to remove such infringement at its sole cost and expense. In the event Genmab fails to take commercially appropriate steps to remove any infringement of such Technology within ninety (90) days following notice of such infringement, or earlier notifies deCODE in writing of its intent not to take such steps, deCODE shall have the right to do so at its sole cost and expense; provided, however, that if Genmab has commenced negotiations with an alleged infringer for discontinuance of such infringement within such ninety (90) day period, Genmab shall have an additional ninety (90) days to conclude its negotiations before deCODE may bring suit for such infringement; and provided further that deCODE shall reimburse Genmab for one hundred percent (100%) of the reasonable out-of-pocket costs incurred by Genmab with respect to the removal of any such infringement with respect to any Unilateral Product.

                  (d) MICE-RELATED TECHNOLOGY. With respect to Medarex's Mice-Related Technology, Medarex shall have the sole right, but not the obligation, to remove such infringement at its sole cost and expense; provided, however, that deCODE shall reimburse Medarex for one hundred percent (100%) of the reasonable out-of-pocket costs incurred by Medarex with respect to the removal of any such infringement with respect to any Unilateral Product.

         5.3.2 COOPERATION. The Parties not enforcing the applicable Technology shall provide reasonable assistance to the other Party, including providing access to relevant documents and other evidence, making its employees available at reasonable business hours, and joining the action to the extent necessary to allow the enforcing Party to maintain the action.

         5.3.3 RECOVERY. Any amounts recovered by any Party pursuant to Section 5.3.1, whether by settlement or judgment, shall be used to reimburse the Parties for their reasonable costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses), with any remainder being retained by the Party that has exercised its right to bring the enforcement action; provided, however, that to the extent that any award is attributable to loss of sales of a Unilateral Product, the Parties shall negotiate in good faith an appropriate allocation of such award to reflect the economic interests of the Parties under this Agreement with respect to such Unilateral Product.

         SECTION 5.4 POTENTIAL THIRD PARTY RIGHTS.

         5.4.1 THIRD PARTY LICENSES. If (a) in the opinion of outside patent counsel to deCODE, deCODE, or any of its Affiliates, licensees or permitted sublicensees, cannot Exploit a Unilateral Product in a country in the Territory without infringing one or more Patents that have issued to a Third Party in such country, or (b) as a result of any claim made against a Party, or any of its Affiliates, licensees or permitted sublicensees, alleging that the Exploitation of a Unilateral Product infringes or misappropriates any Patent or any other intellectual property right of a Third Party in a country in the Territory, a judgment is entered by a court of competent jurisdiction from which no appeal is taken within the time permitted for appeal, such that deCODE cannot Exploit such Unilateral Product in such country without infringing the Patent or other proprietary rights of such Third Party, then, in either case, deCODE shall have the first right, but not the obligation to negotiate and to obtain a license from such Third Party as necessary for the Exploitation of any Unilateral Products hereunder in such country; provided, however, that Medarex shall have the sole right to seek any such license with respect to Mice-Related Technology and shall use Commercially Reasonable Efforts to obtain such a license in its own name from such Third Party in such country, under which Medarex shall, to the extent permissible under such license, grant a sublicense to deCODE as necessary for deCODE and any of its Affiliates and permitted sublicensees, to Exploit the Unilateral Products as provided hereunder in such country. deCODE shall be solely responsible for one hundred percent (100%) of all royalty and other obligations with respect to the Exploitation of Unilateral Products.

         5.4.2 THIRD PARTY LITIGATION. In the event that a Third Party institutes a Patent, Trademark or other infringement suit (including any suit alleging the invalidity or unenforceability of the Patents of a Party or its Affiliates, or claiming confusion, deception or dilution of a Trademark by a Product Trademark) against any Party or its Affiliates, licensees or permitted sublicensees during the Term, alleging that the Exploitation of the Unilateral Products in the Territory or any other activities hereunder, infringes one or more Patent, Trademark or other intellectual property rights held by such Third Party (an "INFRINGEMENT SUIT"), the Parties shall cooperate with one another in defending such suit. deCODE shall direct and control, at its sole cost and expense, any Infringement Suit with respect to the Unilateral Products (excluding any Infringement Suit with respect to the Mice-Related Technology as to which Medarex shall retain the exclusive right to direct and control); provided, however, that deCODE shall not cease to defend, settle or otherwise dispose of a suit with respect to any intellectual property of Medarex or Genmab without Medarex's or Genmab's, respectively, prior written consent. With respect to the Collaboration Patents, the Collaborators shall each bear fifty percent (50%) of any costs and expenses of such defense; provided, with respect to the Exploitation of Unilateral Products, deCODE shall bear one hundred percent (100%) of those costs and expenses. With respect to the Joint Patents, the Collaborators shall each bear fifty percent (50%) of any costs and expenses of such defense; provided, with respect to the Exploitation of Unilateral Products, deCODE shall bear one hundred percent (100%) of those costs and expenses.

         5.4.3 RETAINED RIGHTS. Nothing in this Section 5.4 shall prevent deCODE, at its own expense, from obtaining any license or other rights from Third Parties it deems appropriate in order to permit the full and unhindered exercise of its rights under this Agreement.

         SECTION 5.5 EXCHANGE OF KNOW-HOW.

         5.5.1 INFORMATION DISCLOSURE. Medarex and Genmab shall, and shall cause their respective Affiliates, licensees and sublicensees, as applicable, to, without additional compensation and at their sole expense, disclose and make available to deCODE, in whatever form deCODE may reasonably request, all Regulatory Documentation, all of its other Know-How, all Information and Inventions included in the Collaboration Technology and the Joint Technology and any other Information and Inventions that are reasonably necessary to Exploit Antibody Products with respect to each Unilateral Target immediately after such Unilateral Target is first designated as such and thereafter immediately upon the earlier of the conception or reduction to practice, discovery, development or making of each such Regulatory Documentation, Know-How, or other Information and Inventions.


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
         5.5.2 COOPERATION. Medarex and Genmab shall cooperate with any and all reasonable requests for assistance from deCODE, at deCODE's sole cost and expense, including by making their respective employees, consultants and other scientific staff, as applicable, available upon reasonable notice during normal business hours at Medarex's or Genmab's, as applicable, place of business to consult with deCODE on issues arising with respect to the Medarex Technology or Genmab Technology in connection with the research, development, commercialization or other Exploitation of Unilateral Products.

         5.5.3 BIOLOGICAL MATERIALS. For purposes of facilitating the conduct of the development activities with respect to the Unilateral Products, Genmab/Medarex shall provide to deCODE the Biological Materials necessary to perform such activities. The Parties agree that: (a) all such Biological Materials provided by Genmab/Medarex to deCODE and any Biological Material produced against or with, or derived from, such Biological Materials shall be used solely for the development and commercialization of Unilateral Products, and in material compliance with all Applicable Law; (b) all such Biological Materials shall be provided without any warranties, express or implied; (c) Genmab/Medarex shall obtain (or cause its Third Party collaborators to obtain or certify that they have obtained) all appropriate and required consents from the source of such Biological Materials; (d) Biological Materials provided by Genmab/Medarex to deCODE shall not be made available by deCODE to any Third Party, unless the prior written consent of Genmab/Medarex is first obtained; and
(e) subject to the license grants in Article 2 and other provisions in this Agreement, all right, title and interest in and to the Mice Materials and the Mice-Related Technology shall be, and remain, vested in Medarex.

         5.5.4 REGULATORY RECORDS. deCODE shall maintain, or cause to be maintained, records of its respective research, development, manufacturing and commercialization activities for the Unilateral Products, including all Regulatory Documentation, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of such activities, and which shall be retained during the term of this Agreement and for a period of five (5) years thereafter, or for such longer period as may be required by Applicable Law. Genmab and Medarex shall have the right, during normal business hours and upon reasonable notice, to inspect and copy any such records, except to the extent that such records contain proprietary information with respect to deCODE's Production Process Technology. Genmab and Medarex shall have an irrevocable, perpetual right to use and reference such Regulatory Documentation for all purposes.

         5.5.4 PRODUCTION PROCESS TECHNOLOGY. Notwithstanding anything to the contrary in this Section 5.5 or elsewhere in this Agreement, Medarex or Genmab shall not be obligated to disclose or provide any of their respective Production Process Technology, including Biological Materials, to deCODE or any Third Party except as may be required or permitted under a separate written agreement entered into by the Parties pursuant to Section 1.2.8 or Section 1.6 of the Collaboration Agreement.


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
                                  ARTICLE 6 -
                              TERM AND TERMINATION

         SECTION 6.1 TERM. The term of this Agreement (the "TERM") shall commence upon the Effective Date and shall continue in effect until such time as there is no longer any Unilateral Product being Exploited hereunder, unless terminated at an earlier date in accordance with the terms and conditions set forth in this Article 6.

         SECTION 6.2 TERMINATION FOR MATERIAL BREACH. Any material failure by a Collaborator to comply with any of its material obligations contained herein shall entitle the Collaborator not in default to give to the Collaborator in default written notice specifying the nature of the default, requiring the defaulting Collaborator to make good or otherwise cure such default, and stating its intention if such default is not cured to terminate or, if deCODE is the defaulting Collaborator, at the option of Genmab/Medarex, to convert such Unilateral Product to which the material breach applies to a Unilateral Product of Genmab/Medarex under the Unilateral Development and Commercialization Agreement attached to the Collaboration Agreement as Appendix D-2. If such default is not cured within thirty (30) days after the receipt of such notice (or, if such default cannot be cured within such thirty (30)-day period, if the Collaborator in default does not commence actions to cure such default within such period and thereafter diligently continue such actions or if such default is not otherwise cured within one-hundred and eighty (180) days after the receipt of such notice), except in the case of a payment default, as to which the defaulting Collaborator shall have only a thirty (30) day cure period, the Collaborator not in default shall be entitled, on written notice to the other Collaborator, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, to (a) terminate this Agreement in its entirety, or (b) if deCODE is the defaulting Collaborator, to convert such Unilateral Product to a Unilateral Product of Genmab/Medarex, whereupon each shall be subject to their respective rights and obligations under the Unilateral Development and Commercialization Agreement attached to the Collaboration Agreement as Appendix D-2, including the royalty obligations set forth therein and the indemnification obligations.

         SECTION 6.3 TERMINATION UPON INSOLVENCY. Any Party may terminate this Agreement if, at any time, any other Party shall file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets, or if such other Party proposes a written agreement of composition or extension of its debts, or if such other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if such other Party shall propose or be a party to any dissolution or liquidation, or if such other Party shall make an assignment for the benefit of its creditors; provided, however, that in the event such bankrupt or insolvent Party is Medarex or Genmab, the other such Party (whether Medarex or Genmab) shall have the right to assume all of the obligations of the bankrupt or insolvent Party under this Agreement, and upon such assumption, such other


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
Party shall be entitled to all of the rights and benefits hereunder of such bankrupt or insolvent Party and deCODE shall have no right to terminate pursuant to this Section 6.4.

         SECTION 6.4 RIGHTS IN BANKRUPTCY. All rights and licenses granted under or pursuant to this Agreement by Medarex, Genmab or deCODE are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to "intellectual property" as defined under
Section 101 of the United States Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against any Party under the United States Bankruptcy Code, the Parties hereto are not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party's(ies') possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party's(ies') written request therefor, unless the Party subject to such proceeding continues to perform all of its obligations under this Agreement or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party(ies).

         SECTION 6.5 CONSEQUENCES OF EXPIRATION OR TERMINATION.

         6.5.1 LICENSES. Upon expiration of the full term of this Agreement in accordance with Section 6.1 and the payment of all amounts due under Section 3.1, the licenses granted by Medarex and Genmab to deCODE hereunder shall be deemed fully-paid up.

         6.5.2 RETURN OF INFORMATION. Upon expiration of this Agreement pursuant to Section 6.1 or upon termination of this Agreement in its entirety by any Party pursuant to this Article 6, deCODE, at the request of Medarex or Genmab, shall return all data, files, records and other materials in its possession or control relating to Medarex's Technology or Genmab's Technology, as applicable, or containing or comprising Medarex's or Genmab's Information and Inventions, as applicable or other Confidential Information and to which deCODE does not retain rights hereunder (except one copy of which may be retained for archival purposes).

         SECTION 6.6 ACCRUED RIGHTS; SURVIVING OBLIGATIONS.

         6.6.1 ACCRUED RIGHTS. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.

         6.6.2 SURVIVAL. Articles 3 (with respect to obligations arising prior to expiration or termination), 4 and 7, and Sections 2.2.5, 2.3, 5.1, 5.2, 5.5.3, 5.5.4, 5.5.5, 6.4, 6.5, 9.4, 9.5 and 9.6 of this Agreement and this
Section 6.6 shall survive expiration or termination of this Agreement for any reason.

                                  ARTICLE 7 -
                          INDEMNIFICATION AND INSURANCE

         SECTION 7.1 INDEMNIFICATION OF deCODE.

         7.1.1 BY MEDAREX. Medarex shall indemnify deCODE, its Affiliates and their respective directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) in connection with any and all liability suits, investigations, claims or demands (collectively, "LOSSES") arising from or occurring as a result of or in connection with any breach by Medarex of this Agreement, except for those Losses for which deCODE has an obligation to indemnify Medarex and its Affiliates pursuant to Section 7.2, as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses.

         7.1.2 BY GENMAB. Genmab shall indemnify deCODE, its Affiliates and their respective directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all Losses arising from or occurring as a result of or in connection with any breach by Genmab of this Agreement, except for those Losses for which deCODE has an obligation to indemnify Genmab and its Affiliates pursuant to Section 7.2, as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses.

         SECTION 7.2 INDEMNIFICATION OF MEDAREX AND GENMAB. deCODE shall indemnify Medarex, Genmab and their respective Affiliates, directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all Losses arising from or occurring as a result of or in connection with (a) any breach by deCODE of this Agreement, (b) the development, manufacture or commercialization of a Unilateral Product by or on behalf of deCODE or its Affiliates or sublicensees, or (c) the gross negligence, recklessness or willful misconduct on the part of deCODE or its Affiliates, licensees or sublicensees in performing any activity contemplated by this Agreement, except for those Losses for which Medarex or Genmab has an obligation to indemnify deCODE pursuant to Section 7.1, as to which Losses each of Medarex and Genmab shall indemnify the other to the extent of their respective liability for the Losses.

         SECTION 7.3 INDEMNIFICATION PROCEDURE.

         7.3.1 NOTICE OF CLAIM. The indemnified Party shall give the indemnifying Party prompt written notice (an "INDEMNIFICATION CLAIM NOTICE") of any Losses or discovery of fact upon which such indemnified Party intends to base a request for indemnification under Section 7.1 or Section 7.2, but in no event shall the indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss are known at such time). The indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses. All indemnification claims in respect of a Party, its Affiliates or their respective directors, officers, employees and agents (collectively, the "INDEMNITEES" and each an "INDEMNITEE") shall be made solely by such Party to this Agreement (the "INDEMNIFIED PARTY").

         7.3.2 THIRD PARTY CLAIMS. Subject to Section 5.4, the obligations of an indemnifying Party under this Article 7 with respect to Losses arising from claims of any Third Party that are subject to indemnification as provided for in
Section 7.1 or 7.2 (a "THIRD PARTY CLAIM") shall be governed by and be contingent upon the following additional terms and conditions:

                  (a) CONTROL OF DEFENSE. At its option, the indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within thirty (30) days after the indemnifying Party's receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the indemnifying Party shall not be construed as an acknowledgment that the indemnifying Party is liable to indemnify any Indemnitee in respect of the Third Party Claim, nor shall it constitute a waiver by the indemnifying Party of any defenses it may assert against any Indemnitee's claim for indemnification. Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party. In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the indemnifying Party all original notices and documents (including court papers) received by any Indemnitee in connection with the Third Party Claim. Should the indemnifying Party assume the defense of a Third Party Claim, the indemnifying Party shall not be liable to the Indemnified Party or any other Indemnitee for any legal expenses subsequently incurred by such Indemnified Party or other Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim. In the event that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless an Indemnitee from and against the Third Party Claim, the Indemnified Party shall reimburse the indemnifying Party for any and all costs and expenses (including attorneys' fees and costs of suit) and any Losses incurred by the indemnifying Party in its defense of the Third Party Claim with respect to such Indemnitee.

                  (b) RIGHT TO PARTICIPATE IN DEFENSE. Without limiting Section 7.3.2(a), any Indemnitee shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnitee's own expense unless (i) the employment thereof has been specifically authorized by the indemnifying Party in writing, or (ii) the indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 7.3.2(a) (in which case the Indemnified Party shall control the defense).

                  (c) SETTLEMENT. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnitee's becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnitee in any manner, and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnitee hereunder, the indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 7.3.2(a), the indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The indemnifying Party shall not be liable for any settlement or other disposition of a Loss by an Indemnitee that is reached without the written consent of the indemnifying Party. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnitee shall admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the indemnifying Party.

                  (d) COOPERATION. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each other Indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

                  (e) EXPENSES. Except as provided above, the costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim shall be reimbursed on a calendar quarter basis by the indemnifying Party, without prejudice to the indemnifying Party's right to contest the Indemnified Party's right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

         SECTION 7.4 INSURANCE. deCODE shall have and maintain such types and amounts of liability insurance as is normal and customary in the industry generally for parties similarly situated, and shall upon request provide the other Party with a copy of its policies of insurance in that regard, along with any amendments and revisions thereto.

                                  ARTICLE 8 -
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         SECTION 8.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Party is entering into this Agreement in reliance upon the representations, warranties and covenants of the other Parties set forth in Sections 10.1, 10.2, 10.3 and
10.4 of the Collaboration Agreement.

         SECTION 8.2 DISCLAIMER OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTIONS 10.1, 10.2, 10.3 AND 10.4 OF THE COLLABORATION AGREEMENT, deCODE, MEDAREX AND GENMAB MAKE NO REPRESENTATIONS AND GRANT NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND deCODE, MEDAREX AND GENMAB EACH SPECIFICALLY DISCLAIM ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

                                  ARTICLE 9 -
                                  MISCELLANEOUS

         SECTION 9.1 FORCE MAJEURE. No Party shall be held liable or responsible to the other Parties or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority. The non-performing Party shall notify the other Parties of such force majeure within ten (10) days after such occurrence by giving written notice to the other Parties stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use Commercially Reasonable Efforts to remedy its inability to perform; provided, however, that in the event the suspension of performance continues for one-hundred and eighty
(180) days after the date of the occurrence, the Parties shall meet to discuss in good faith how to proceed in order to accomplish the goals of the Collaboration outlined in this Agreement.

         SECTION 9.2 ASSIGNMENT. Without the prior written consent of the other Parties hereto, no Party shall sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, however, that any Party hereto may assign or transfer this Agreement or any of its rights or obligations hereunder without the consent of the other Parties (a) to any Affiliate of such Party, respectively; or (b) to any Third Party with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this Agreement relates if in any such event (i) the assigning Party (provided that it is not the surviving entity) remains jointly and severally liable with the relevant deCODE Affiliate, Medarex Affiliate or Genmab Affiliate, or Third Party assignee under this Agreement, and (ii) the relevant deCODE Affiliate assignee, Medarex Affiliate assignee or Genmab Affiliate assignee, Third Party assignee or surviving entity assumes in writing all of the assigning Party's obligations under this Agreement. Any purported assignment or transfer in violation of this Section shall be void ab initio and of no force or effect.

         SECTION 9.3 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties herein. To the fullest extent permitted by applicable law, each Party hereby waives any provision of law that would render any provision prohibited or unenforceable in any respect.

         SECTION 9.4 DISPUTES. Any dispute that may arise relating to this Agreement shall be referred to the Chief Executive Officers of each of the Parties (or their respective designees) who shall use their good faith efforts to mutually agree upon the proper course of action to resolve the dispute. If any dispute is not resolved by the Chief Executive Officers of the Parties (or their designees) within ten (10) business days after such dispute is referred to them, then any Party shall have the right to arbitrate such dispute in accordance with Section 9.5 or to pursue such other dispute resolution mechanism as the Parties may agree.

         SECTION 9.5 GOVERNING LAW, JURISDICTION, VENUE AND SERVICE. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, applicable to contracts made and wholly performed within such jurisdiction by residents of such jurisdiction. Subject to Section 9.4, the Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of London, England for any action, suit or proceeding arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding related thereto except in such courts. The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement in the courts of London, England, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each Party hereto further agrees that service of any process, summons, notice or document by registered mail to its address set forth below shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.

         SECTION 9.6 NOTICES. All notices or other communications that are required or permitted hereunder shall be in writing and delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier as provided herein), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

        If to deCODE, to:

                      deCODE genetics ehf
                      Hlioarsmari 15
                      200 Kopavogur, Iceland
                      Attention: Chief Executive Officer
                      Facsimile: 354-570-1901
                      Telephone: 354-570-1911

                      with a copies to:

                      deCODE genetics ehf
                      Hlioarsmari 15
                      200 Kopavogur, Iceland
                      Attention: Legal Department
                      Facsimile: 354-570-1981
                      Telephone: 354-570-1900

                      Reed Smith LLP
                      Princeton Forrestal Village
                      136 Main Street, Suite 250
                      Princeton, New Jersey 08540
                      Attention: Diane M. Frenier, Esq.
                      Facsimile: (609) 951-0824

        If to Genmab, to:

                      Genmab A/S
                      Bredgade 23, 3rd Floor
                      1260 Copenhagen
                      Denmark
                      Attention:  President
                      Facsimile:  45 7020 2729

        If to Medarex, to:

                      Medarex, Inc.
                      707 State Road, Suite 206
                      Princeton, New Jersey 08540-1437
                      Attention: President
                      Facsimile: (609) 430-2850

                      with copies to:

                      Medarex, Inc.
                      707 State Road, Suite 206
                      Princeton, New Jersey 08540-1437
                      Attention: General Counsel
                      Facsimile: (609) 430-2850

                      Covington & Burling
                      1201 Pennsylvania Ave., N.W.
                      Washington, D.C.  20004
                      Attention:  John A. Hurvitz, Esq.
                      Facsimile:  (202) 778-5319

or to such other address as the Party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered, if personally delivered or sent by facsimile on a business day, (ii) on the business day after dispatch, if sent by nationally-recognized overnight courier, and (iii) on the third business day following the date of mailing, if sent by mail. It is understood and agreed that this Section 9.6 is not intended to govern the day-to-day business communications necessary between the Parties in performing their duties, in due course, under the terms of this Agreement.

         SECTION 9.7 ENTIRE AGREEMENT; MODIFICATIONS. This Agreement, together with the Collaboration Agreement, sets forth and constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and thereof and all prior agreements, understanding, promises and representations, whether written or oral, with respect thereto are superseded hereby and thereby. Each Party confirms that it is not relying on any representations or warranties of the other Parties except as specifically set forth herein or therein. No amendment, modification, release or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of all Parties.

         SECTION 9.8 RELATIONSHIP OF THE PARTIES. It is expressly agreed that the Parties shall be independent contractors of one another and that the relationship among the Parties shall not constitute a partnership, joint venture or agency. Neither deCODE, on the one hand, nor Genmab/Medarex on the other hand, shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other to do so. All persons employed by a Party shall be employees of such Party and not of the other Parties and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

         SECTION 9.9 EQUITABLE RELIEF. Each Party acknowledges and agrees that the restrictions set forth in Articles 4 and 5 of this Agreement are reasonable and necessary to protect the legitimate interests of the other Parties and that such other Parties would not have entered into this Agreement in the absence of such restrictions, and that any violation or threatened violation of any provision of Article 4 or 5 will result in irreparable injury to such other Parties. Each Party also acknowledges and agrees that in the event of a violation or threatened violation of any provision of Article 4 or 5, the other Parties shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving irreparable injury or actual damages and without the necessity of having to post a bond, as well as to an equitable accounting of all earnings, profits and other benefits arising from any such violation. The rights provided in the immediately preceding sentence shall be cumulative and in addition to any other rights or remedies that may be available to such other Parties. Nothing in this Section 9.9 is intended, or should be construed, to limit such other Parties' right to preliminary and permanent injunctive relief or any other remedy for breach of any other provision of this Agreement.

         SECTION 9.10 WAIVER. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by any Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party or Parties shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

         SECTION 9.11 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

         SECTION 9.12 NO BENEFIT TO THIRD PARTIES. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the

Parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other parties.

         SECTION 9.13 FURTHER ASSURANCE. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party(ies) may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes, or to better assure and confirm unto such other Party(ies) its rights and remedies under this Agreement.

         SECTION 9.14 ENGLISH LANGUAGE. This Agreement has been written and executed in the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

         SECTION 9.15 REFERENCES. Unless otherwise specified, (a) references in this Agreement to any Article, Section, Schedule or Exhibit shall mean references to such Article, Section, Schedule or Exhibit of this Agreement, (b) references in any section to any clause are references to such clause of such section, and (c) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.

         SECTION 9.16 CONSTRUCTION. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word "or" is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term "including" as used herein shall mean including, without limiting the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against any Party hereto.

         [The remainder of this page has been intentionally left blank.]

'              IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


MEDAREX, INC.                       deCODE GENETICS EHF



By: /s/ Michael A. Appelbaum        By: /s/ Dr. Kari Stefansson
Name: Michael A. Appelbaum          Name: Dr. Kari Stefansson
Title: Executive Vice-President     Title: Managing Director




GENMAB A/S


By: /s/ Dr. Lisa N. Drakeman
Name: Dr. Lisa N. Drakeman
Title:  Chief Executive Officer



By: /s/ Michael Wolff Jensen
Name: Michael Wolff Jensen
Title:   Chief Financial Officer & Head of Legal Department

                                   APPENDIX A

               COLLABORATION ANTIBODIES AND COLLABORATION PRODUCTS


        This Appendix to the UNILATERAL DEVELOPMENT AND COMMERCIALIZATION AGREEMENT ("AGREEMENT") effective as of June 12, 2001, by and between GENMAB A/S ("GENMAB"), MEDAREX, INC., on behalf of itself and its wholly owned subsidiary, GENPHARM INTERNATIONAL, INC. (collectively, "MEDAREX"), and deCODE, INC. ("deCODE"), sets forth the Collaboration Antibodies with respect to the applicable Collaboration Targets.

        The contents of this Appendix A are hereby incorporated into the Agreement and are governed by the terms and conditions of the Agreement, including the confidentiality provisions set forth therein.

                                  APPENDIX D-2

             UNILATERAL DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

         This Appendix to the Collaboration Agreement ("AGREEMENT") effective as of June 12, 2001, by and between GENMAB A/S ("GENMAB"), MEDAREX, INC., on behalf of itself and its wholly owned subsidiary, GENPHARM INTERNATIONAL, INC., (collectively, "MEDAREX"), and deCODE GENETICS EHF. ("deCODE") sets forth the Unilateral Development and Commercialization Agreement between the Collaborators. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement, unless otherwise expressly provided herein.

         The contents of this Appendix D-2 are hereby incorporated into the Agreement and are governed by the terms and conditions of the Agreement, including the confidentiality provisions set forth therein.

                                  APPENDIX D-2

                             UNILATERAL DEVELOPMENT
                         AND COMMERCIALIZATION AGREEMENT

        THIS UNILATERAL DEVELOPMENT AND COMMERCIALIZATION AGREEMENT ("AGREEMENT") is made and entered into effective as of June 12, 2001 (the "EFFECTIVE DATE"), by and between GENMAB A/S, having principal offices at Bredgade 23A, 3rd floor, DK 1260 Copenhagen K, Denmark ("GENMAB"), MEDAREX, INC., having principal offices at 707 State Road, Suite 206, Princeton, New Jersey 08540-1437, on behalf of itself and its wholly owned subsidiary, GENPHARM INTERNATIONAL, INC., with principal offices at 521 Cottonwood Drive, Milpitas, California 95035 (collectively, "MEDAREX"), and deCODE GENETICS EHF., having principal offices at Hlioarsmari 15, 200 Kopavogur, Iceland ("deCODE"). deCODE, Genmab and Medarex each may be referred to herein individually as a "PARTY," or collectively as the "PARTIES."

        WHEREAS, the Parties have entered into that certain Collaboration Agreement, dated as of the date hereof (the "COLLABORATION AGREEMENT");

        WHEREAS, the Parties have agreed that in the event deCODE elects not to proceed with the development and commercialization of certain Collaboration Targets and Genmab/Medarex notifies deCODE of its election to proceed unilaterally with such development and commercialization in accordance with
Section 5.1.2 of the Collaboration Agreement, that Genmab/Medarex shall have the right to do so in accordance with the terms set forth below; and

        WHEREAS, the Parties have agreed that in the event deCODE fails to comply with any of its material obligations contained in the Collaboration Agreement with respect to a Collaboration Product, Genmab/Medarex shall have the right to convert such Collaboration Product into a Unilateral Product in accordance with Section 8.2 of the Collaboration Agreement and proceed unilaterally with the development and commercialization of such Unilateral Product in accordance with the terms set forth below;

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collaborators, intending to be legally bound, do hereby agree as follows:


                                  ARTICLE 1 -
                  UNILATERAL DEVELOPMENT AND COMMERCIALIZATION

         SECTION 1.1 DEFINITIONS. Any capitalized term used in this Agreement not otherwise defined herein shall have the meaning set forth in the Collaboration Agreement.

         SECTION 1.2 UNILATERAL TARGETS, ANTIBODIES AND PRODUCTS. In the event that Genmab/Medarex provides deCODE with (a) an Election Notice with respect to a Collaboration Target pursuant to Section 5.1.2 of the Collaboration Agreement, or (b) written notice of deCODE's failure to cure a default in any of its material obligations with respect to a Collaboration Product with respect to a Collaboration Target pursuant to Section 8.2 of the Collaboration Agreement, Appendix A hereto shall be amended to include such Collaboration Target and any Collaboration Antibodies with respect thereto, which Collaboration Targets and Collaboration Antibodies shall be referred to herein as "Unilateral Targets" and "Unilateral Antibodies," respectively. Genmab/Medarex shall have the exclusive right to Exploit any and all Antibody Products with respect to the Unilateral Targets (each such Antibody Product, a "UNILATERAL PRODUCT"), including any Collaboration Products with respect to such Unilateral Targets developed or commercialized pursuant to the Collaboration Agreement or any other Antibody Products containing or comprising Unilateral Antibodies.

         SECTION 1.3 RIGHTS AND OBLIGATIONS OF THE COLLABORATORS WITH RESPECT TO UNILATERAL PRODUCTS. Except as otherwise expressly provided herein, Genmab/Medarex shall be solely responsible for all costs and expenses in connection with the development and commercialization of the Unilateral Products; provided, however, that deCODE shall be responsible for all budgeted costs and expenses associated with the research and development activities with respect to the Unilateral Products that deCODE has committed to in the applicable Project Budget as necessary to complete that phase (e.g., the deCODE Research Activities, toxicology studies in support of an IND or Phase I, Phase II or Phase III) of research and development that was under way when deCODE Opted-Out of such Unilateral Products. By way of clarification, Genmab/Medarex shall be responsible, at its sole cost, for all milestone and royalty payments, license fees and other payments owed to Third Parties, whether by Genmab, Medarex, deCODE or their respective Affiliates, in connection with the development and commercialization of Unilateral Products, including any payments owed by Medarex and its Affiliates under the Biosite Agreement or the MRC Agreement. The Collaborators shall work together to ensure a smooth and orderly transition of the Unilateral Products to Genmab/Medarex, including the assignment of any contracts with respect to the Exploitation of such Unilateral Products to Genmab/Medarex, and the assumption by Genmab/Medarex of any obligations thereunder. Except for the obligations provided for in this Section 1.3, deCODE shall have (a) no further financial obligation to support or otherwise fund any additional efforts in respect of such Unilateral Products, and (b) no obligation, responsibility, or authority regarding such additional efforts in respect of such Unilateral Products.

         SECTION 1.4 PERFORMANCE OF GENMAB/MEDAREX. Genmab/Medarex shall use Commercially Reasonable Efforts to develop and commercialize one or more Unilateral Products with respect to each Unilateral Target. Such activities shall be performed in good scientific manner, and in compliance in all material respects with all Applicable Law, including current good laboratory practices and good clinical practices (including compliance with such practices and guidelines necessary to allow the results of such activities to support INDs, BLAs and other Regulatory Approvals), as applicable. Genmab/Medarex shall have the right, subject to the obligations set forth in this Section


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
1.4, to license to Third Parties rights with respect to the development or commercialization of a Unilateral Product in its sole discretion; provided that any such Third Party enters into a written agreement with Genmab/Medarex to indemnify deCODE and its Affiliates to the extent provided in Article 7, and to comply with the applicable provisions of Articles 4 and 5 and Section 1.3; provided, however, that any sublicense with respect to the deCODE Technology shall be governed by the procedures set forth in Section 2.3.

         SECTION 1.5 GENMAB/MEDAREX REPORTS. Genmab/Medarex shall provide an annual written progress report to deCODE describing the development and commercialization activities with respect to each of its Unilateral Products in sufficient detail to enable deCODE to determine whether Genmab/Medarex is using Commercially Reasonable Efforts with respect thereto.

         SECTION 1.6 COMMUNICATIONS AND FILINGS WITH REGULATORY AUTHORITIES. Genmab/Medarex shall be responsible for all communications and filings with the Regulatory Authorities with respect to each of its Unilateral Products.

         SECTION 1.7 OPT-OUT BY GENMAB/MEDAREX. If, at any time, Genmab/Medarex decides to cease development or commercialization of all Unilateral Products with respect to a Unilateral Target, either alone or in collaboration with or through a Third Party, it shall give prompt written notice thereof to deCODE, which notice shall describe in reasonable detail the reasons for such decision. Genmab/Medarex shall, for a period of thirty (30) days after notice to deCODE with respect thereto, furnish deCODE with such information and materials as deCODE may reasonably request so as to determine whether it wishes to proceed with the unilateral development and commercialization of such Unilateral Products. Upon its receipt of all of such information and materials, deCODE shall, for a period of thirty (30) days, have the right to elect to proceed unilaterally with the development and commercialization of such Unilateral Products. Upon such election, Appendix A shall be amended to delete such Unilateral Target and any Unilateral Antibodies with respect thereto, and the Unilateral Development and Commercialization Agreement set forth in Appendix D-1 to the Collaboration Agreement shall be automatically amended to include such Unilateral Target and such Unilateral Antibodies. By way of clarification, Genmab/Medarex shall have the right to pursue one or more Unilateral Products with respect to a Unilateral Target and any decision to cease Exploiting one in favor of another shall not be subject to this Section 1.7 for so long as Genmab/Medarex is using Commercially Reasonable Efforts to develop and commercialize at least one Unilateral Product with respect to such Unilateral Target.

         SECTION 1.8 OPT-OUT BY GENMAB OR MEDAREX. As between Medarex and Genmab, each shall have the right, at any time, to individually elect not to proceed with the research, development and commercialization of all Unilateral Products with respect to a given Unilateral Target. In the event that one, but not both, of Medarex and Genmab elects not to proceed with the research, development and commercialization of such Unilateral Products, but the other Party (i.e., Genmab or Medarex) elects to proceed unilaterally with respect to such Unilateral Products, then such election shall not be


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
governed by Section 1.7 and the rights and responsibilities as between Medarex and Genmab shall be governed by this Section 1.8 and the Genmab/Medarex Applied Genomics Agreement. If Genmab elects to so proceed with respect to a Unilateral Target, all references to Genmab/Medarex under this Agreement shall be deemed to be references to Genmab with respect to such Unilateral Target, and if Medarex elects to so proceed with respect to a Unilateral Target, all references to Genmab/Medarex under this Agreement shall be deemed to be references to Medarex with respect to such Unilateral Target.

                                  ARTICLE 2 -
                                 LICENSE GRANTS

         SECTION 2.1 deCODE GRANT. Subject to Section 2.2 and the other terms and conditions of this Agreement, deCODE hereby grants to Genmab/Medarex and its Affiliates, with respect to each Unilateral Product, an exclusive (even as to deCODE and its Affiliates), royalty-bearing license, with the right to sublicense solely as provided in Section 2.3, under the deCODE Technology, the Collaboration Technology and the Joint Technology to Exploit such Unilateral Products in the Territory in accordance with this Agreement.

         SECTION 2.2 EXCLUSIVITY, RESERVED RIGHTS AND PRE-EXISTING GRANTS.

         2.2.1 ANTIGEN EXCLUSIVITY.

                  (a) Subject to Sections 2.2.2, 2.2.3 and 2.2.4, the Parties acknowledge and agree that no Party shall engage, directly or indirectly, on behalf of itself or any other party, in the research, development, commercialization or other Exploitation of antibody-based prophylactic or therapeutic products with respect to any Unilateral Target listed on Appendix A other than the Unilateral Products as provided in this Agreement. deCODE represents that it has entered into that certain Term Sheet re: Diagnostic Products between deCODE, a certain Third Party and Affiliates of such Third Party dated as of March 1, 2001, and any further agreement between deCODE, such Third Party and/or such Affiliates entered into pursuant thereto (the "PRE-EXISTING DIAGNOSTIC AGREEMENT"). deCODE acknowledges and agrees that it has no right to use any Antibodies generated pursuant to this Agreement or the Collaboration Agreement except as expressly set forth in the Collaboration Agreement or the Unilateral Development and Commercialization Agreement set forth in Appendix D-1 of the Collaboration Agreement.

                  (b) deCODE shall use commercially reasonable efforts (i) to develop and commercialize or cause to be developed and commercialized Diagnostic Products with respect to each Unilateral Target to the extent necessary or reasonably useful for the Exploitation of Unilateral Products with respect to such Unilateral Target, (ii) to provide or cause to be provided such Diagnostic Products to Genmab/Medarex at a commercially reasonable cost for use in connection with the development of such Unilateral Products, and (iii) consistent with the Pre-Existing Diagnostic Agreement, to make such Diagnostic Products generally available to the public on commercially reasonable terms or cause to be so made to the extent necessary or reasonably useful to Exploit such Unilateral Products.

                  (c) Notwithstanding clause (b) above, if at any time deCODE obtains rights, pursuant to the Pre-Existing Diagnostic Agreement or otherwise, to a Diagnostic Product with respect to a Unilateral Target, then deCODE shall offer such Diagnostic Product to Genmab/Medarex to be Exploited under this Agreement as a Unilateral Product. If Genmab/Medarex accepts such Diagnostic Product within sixty (60) days of receipt of such offer, then the definition of Unilateral Product shall be automatically amended to include such Diagnostic Product for all purposes with respect to such Unilateral Target, subject to deCODE's obligations under the Pre-Existing Diagnostic Agreement.

                  2.2.2 RESEARCH AND COMMERCIALIZATION AGREEMENTS. Medarex shall have the right to (a) grant licenses and other rights to other parties including Genmab or deCODE, under the Medarex Technology for such parties to Exploit Antibody Products (but not Collaboration Products or Unilateral Products containing or comprising Unilateral Antibodies) with respect to Antigens, including Unilateral Targets, (b) transfer Medarex Know-How to such parties in connection therewith, including by providing instruction with respect to the use and immunization of HuMAb Mice and assistance with respect to the Mice-Related Technology, (c) develop production processes for, and manufacture, such Antibody Products, and (d) receive license fees, milestone payments, royalties and other remuneration in connection therewith, but, in connection with clause (a), (b), (c) or (d) above, not to otherwise actively participate in the clinical development or commercialization of such Antibody Products by such parties (each agreement with respect to the foregoing, a "RESEARCH AND COMMERCIALIZATION AGREEMENT"); provided, however, that Medarex shall not, based on the deCODE Know-How, including any deCODE Genomics Data, propose to a Third Party that they include a Unilateral Target, Reversion Target or Collaboration Target in a Research and Commercialization Agreement, but Medarex shall have the right to enter into a Research and Commercialization Agreement with respect thereto if such Third Party first proposes to Medarex that they include such Unilateral Target, Reversion Target or Collaboration Target in such Research and Commercialization Agreement.

                  2.2.3 RETAINED RIGHTS.

                  (a) OTHER ANTIGENS. Notwithstanding anything in this Agreement to the contrary, Medarex and Genmab do each retain the right to (i) enter into collaborations with, and to grant licenses and other rights under the Medarex Technology and Genmab Technology respectively to, Third Parties to Exploit Antibody Products with respect to Antigens other than Unilateral Targets, and/or
(ii) independently Exploit Antibody Products with respect to Antigens other than Unilateral Targets.

                  (b) NON-ANTIBODY PRODUCTS. Notwithstanding anything in this Agreement to the contrary, each Party shall have and retain the right to (i) enter into collaborations with, and to grant licenses and other rights under its respective Technology (other than Joint Technology and Collaboration Technology, which shall be governed by

Section 5.1.3 and the Collaboration Agreement, respectively) to, Third Parties to Exploit products other than antibody-based products with respect to Unilateral Targets, and/or (ii) independently Exploit products other than antibody-based products with respect to Unilateral Targets. By way of clarification, the Parties acknowledge that deCODE has not granted Genmab or Medarex any rights under its Technology to Exploit products that are not antibody-based products under this Agreement.

         SECTION 2.3 SUBLICENSES. Subject to Section 2.2.5, Genmab and Medarex shall have the right to grant sublicenses under the licenses granted in Section
2.1 (a) to Affiliates without the approval of deCODE, provided that any such sublicensor shall remain jointly and severally liable for the performance or non-performance of any such Affiliate sublicensee, and (b) to Third Parties pursuant to Section 1.4, with the prior approval of deCODE, not to be unreasonably withheld or delayed, which approval shall be deemed to be granted with respect to a sublicense if deCODE fails, within twenty (20) business days of its receipt of a written notice from the sublicensing Party setting forth in reasonable detail the nature of such sublicense and the identity of the sublicensee, to notify such sublicensing Party that it withholds its consent to such sublicense. Notwithstanding the previous sentence, the grant of any such sublicense shall not relieve the sublicensing Party of its obligations under this Agreement.

         SECTION 2.4 LICENSE LIMITATIONS. Genmab/Medarex hereby covenants to deCODE that neither Genmab/Medarex nor any of its Affiliates, licensees or sublicensees shall use or practice the deCODE Technology, directly or indirectly, on behalf of itself or any other party, for any purpose other than as permitted under Section 2.1 and in particular, but without limiting the generality of the foregoing, for any research, development, commercialization or other Exploitation of an Antibody Product or any other product or method, other than a Unilateral Product as provided hereunder or a Collaboration Product as provided in the Collaboration Agreement.

         SECTION 2.5 NO OTHER RIGHTS. For the avoidance of doubt, Genmab/Medarex and its Affiliates shall have no right, express or implied, with respect to the deCODE Technology, in each case except as expressly provided in Section 2.1 of this Agreement and Section 3.1 of the Collaboration Agreement.

                                  ARTICLE 3 -
                              FINANCIAL PROVISIONS

         SECTION 3.1 MILESTONE PAYMENTS. Within thirty (30) days of the achievement of the following milestones, on a Unilateral Target-by-Unilateral Target basis, for Unilateral Products with respect to each Unilateral Target, Genmab/Medarex shall pay to deCODE the specified milestone payments, each of which shall be nonrefundable:

MILESTONES   1ST UNILATERAL        2ND UNILATERAL        EACH ADDITIONAL
             PRODUCT WITH          PRODUCT WITH          UNILATERAL PRODUCT
             RESPECT TO A          RESPECT TO A          WITH RESPECT TO A
             UNILATERAL TARGET     UNILATERAL TARGET     UNILATERAL TARGET

[CONFIDENTIAL TREATMENT REQUESTED]

         SECTION 3.2 ROYALTIES.

         3.2.1 OBLIGATION. With respect to each Unilateral Target, Genmab/Medarex shall pay deCODE royalties based upon the annual worldwide Net Sales (on a calendar year basis) for all Unilateral Products with respect to such Unilateral Target. For purposes of this Agreement, Net Sales shall be deemed to include Net Sales of Unilateral Products by sublicensees. The royalty rates shall be determined on a Unilateral Target-by-Unilateral Target basis based on the aggregate Net Sales of all Unilateral Products with respect to such Unilateral Target.

         3.2.2 RATES. The royalty rates for each Unilateral Product (a) for which deCODE Opted-Out pursuant to Section 5.1.1 of the Collaboration Agreement, or (b) which was converted from a Collaboration Product pursuant to Section 8.2 of the Collaboration Agreement upon deCODE's default in any of its material obligations shall be as follows:

                       [CONFIDENTIAL TREATMENT REQUESTED].

         3.2.3 DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:

                  (a) "MAJOR MARKET" shall mean each of Japan, the United States, the United Kingdom, France, Germany and the European Union as a whole.

                  (b) "PHASE I" shall mean a human clinical trial, the principal purpose of which is a preliminary determination of safety in healthy individuals or patients as required in 21 C.F.R. Section 312, or a similar clinical study prescribed by the Regulatory Authorities in a Major Market other than the United States.

                  (c) "PHASE II" shall mean a human clinical trial, for which a primary endpoint is a preliminary determination of efficacy or dose ranges in patients with the disease target being studied as required in 21 C.F.R. Section 312, or a similar clinical study prescribed by the Regulatory Authorities in a Major Market other than the United States. Any well-controlled study intended to provide the substantial evidence of efficacy necessary to support the filing of an approvable BLA (such as a combined Phase II/Phase III study, or any Phase III study in lieu of a Phase II study) (a "PIVOTAL STUDY") shall automatically be deemed to have reached Phase II status. A Phase II study shall be deemed to have commenced when the first subject in such study has been enrolled.

                  (d) "PHASE III" shall mean a human clinical trial, the principal purpose of which is to establish safety and efficacy in patients with the disease target being studied as required in 21 C.F.R. Section 312, or similar clinical study prescribed by the Regulatory Authorities in a Major Market other than the United States. A Phase III study shall also include any other human clinical trial intended as a Pivotal Study, whether or not such study is a traditional Phase III study. A Phase III study shall be deemed to have commenced when the first patient has been enrolled in a Pivotal Study.

         SECTION 3.3 ROYALTY TERM. Genmab/Medarex's royalty obligations under
Section 3.2.2 shall terminate, on a country-by-country basis, with respect to each Unilateral Product with respect to a Unilateral Target, on the later to occur of (a) the thirteenth (13th) anniversary of the first sale for use or consumption by the general public of such Unilateral Product in a country after Regulatory Approval has been obtained for such Unilateral Product in such country (the "FIRST COMMERCIAL SALE"), and (b) the expiration date in such country of the last to expire of any issued Joint Patents or deCODE Patents that include, with respect to a particular country, at least one claim in such country that (x) has not been revoked or held unenforceable or invalid by a decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken or has been taken within the time allowed for appeal; (y) has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise in such country; and
(z) provides exclusive and enforceable rights with respect to the Exploitation of a Unilateral Product in such country, covering the Exploitation of such Unilateral Product in such country. Upon termination of the royalty obligations of Genmab/Medarex under this Section 3.3 in a country, the license grants to Genmab/Medarex in Section 2.1 shall become fully-paid up with respect to such country.

         SECTION 3.4 ROYALTY PAYMENTS. Running royalties shall be payable on a quarterly basis, within sixty (60) days after the end of each calendar quarter, based upon the Net Sales during such calendar quarter, commencing with the calendar quarter in which the First Commercial Sale of a Unilateral Product is made. Royalties shall be calculated in accordance with GAAP and with the terms of this Article 3. Only one royalty payment will be due on Net Sales of a given Unilateral Product even though the manufacture, sale or use of such Unilateral Product may be covered by more than one intellectual property right in a country.

         SECTION 3.5 ROYALTY STATEMENTS. Genmab/Medarex shall deliver to deCODE within sixty (60) days after the end of each calendar quarter in which Unilateral Products, for which Genmab/Medarex owes a royalty hereunder, are sold, a detailed statement showing (a) Net Sales of each such Unilateral Product, (b) the number of units of each such Unilateral Product sold on a country-by-country basis during the applicable calendar quarter, and (c) the amount and calculation of royalties due on such Net Sales.

         SECTION 3.6 PAYMENT METHOD. All amounts due by Genmab/Medarex hereunder shall be paid in U.S. dollars by wire transfer in immediately available funds to an account designated by deCODE. Any payments or portions thereof due hereunder which are not paid on the date such payments are due under this Agreement shall bear interest at a rate equal to the lesser of the prime rate as published in The Wall Street Journal, Eastern Edition, on the first day of each calendar quarter in which such payments are overdue, plus two (2) percentage points, and the maximum rate permitted by law, calculated on the number of days such payment is delinquent, compounded monthly.

         SECTION 3.7 CURRENCY; FOREIGN PAYMENTS. If any currency conversion shall be required in connection with any payment hereunder, such conversion shall be made by using the exchange rate for the purchase of U.S. dollars as published in The Wall Street Journal, Eastern Edition, on the last business day of the calendar quarter to which such royalty payments relate. If at any time legal restrictions prevent the prompt remittance of any royalties with respect to Net Sales in any jurisdiction, Genmab/Medarex may notify deCODE and make such payments by depositing the amount thereof in local currency in a bank account or other depository in such country in the name of deCODE or its designee, and Genmab/Medarex shall have no further obligations under this Agreement with respect thereto.

         SECTION 3.8 TAXES. Genmab/Medarex may deduct from any royalty amounts it is required to pay pursuant to this Agreement any Withholding Taxes. At deCODE's request, Genmab/Medarex shall provide deCODE a certificate evidencing payment of any Withholding Taxes hereunder and shall reasonably assist deCODE, at deCODE's expense, to obtain the benefit of any applicable tax treaty.

         SECTION 3.9 RECORDS RETENTION; AUDIT.

         3.9.1 RECORD RETENTION. Genmab/Medarex shall maintain (and shall ensure that its Affiliates and sublicensees shall maintain) complete and accurate books, records and accounts that fairly reflect their respective Net Sales of Unilateral Products in sufficient detail to confirm the accuracy of any payments required hereunder and in accordance with GAAP, which books, records and accounts shall be retained by Genmab/Medarex until the later of (a) three (3) years after the end of the period to which such books, records and accounts pertain, and (b) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Applicable Law.

         3.9.2 AUDIT. deCODE shall have the right to have an independent certified public accounting firm of nationally recognized standing, reasonably acceptable to Genmab/Medarex, to have access during normal business hours, and upon reasonable prior written notice, to such of the records of Medarex or Genmab (and their respective Affiliates and sublicensees) as may be reasonably necessary to verify the accuracy of such Net Sales for any calendar quarter ending not more than thirty-six (36) months prior to the date of such request; provided, however, that deCODE shall not have the right to conduct more than one such audit in any twelve (12)-month period. The accounting firm shall disclose to each Party whether such Net Sales are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to deCODE. deCODE shall bear the cost of such audit unless the audit reveals a variance of more than five percent (5%) from the reported results, in which case Genmab/Medarex shall bear the cost of the audit. The results of such accounting firm shall be final, absent manifest error.

         3.9.3 PAYMENT OF ADDITIONAL ROYALTIES. If, based on the results of such audit, additional payments are owed by Genmab/Medarex under this Agreement, Genmab/Medarex shall make such additional payments, with interest from the date originally due as provided in Section 3.6, within forty-five (45) days after the date on which such accounting firm's written report is delivered to Genmab/Medarex.

         SECTION 3.10 CONFIDENTIALITY. deCODE shall treat all information subject to review under Section 3.9 in accordance with the confidentiality provisions of Article 4 and shall cause its accounting firm to enter into a reasonably acceptable confidentiality agreement with Genmab/Medarex obligating such firm to maintain all such financial information in confidence pursuant to such confidentiality agreement.

                                  ARTICLE 4 -
                                 CONFIDENTIALITY

         SECTION 4.1 CONFIDENTIAL INFORMATION. The confidentiality and use restrictions set forth in Sections 6.1 through 6.4 of the Collaboration Agreement shall apply to all Confidential Information during the Term of this Agreement and for a period of five (5) years thereafter, provided, however, that deCODE recognizes that by reason of Genmab/Medarex's status as an exclusive licensee pursuant to the grant under Section 2.1, Genmab/Medarex has an interest in deCODE's retention in confidence of certain information of deCODE. Accordingly, deCODE shall, and shall cause its officers, directors, employees and agents to, keep completely confidential, and not publish or otherwise disclose, and not use directly or indirectly for any purpose, any information relating solely to the Unilateral Products, except to the extent (a) such information is in the public domain through no fault of deCODE, its Affiliates or any of their respective officers, directors, employees and agents, (b) such disclosure or use would be permitted under Section 6.4 of the Collaboration Agreement, or (c) such disclosure or use is otherwise expressly permitted by the terms of this Agreement or is reasonably necessary for the performance of this Agreement. For clarification, the disclosure by deCODE to Medarex or Genmab or by Medarex or Genmab to deCODE of certain information of deCODE relating solely to the Unilateral Products shall not cause such information to cease to be subject to the confidentiality provisions of Sections 6.1 through
6.4 of the Collaboration Agreement.

         SECTION 4.2 USE OF NAME. Each Party may use the name, insignia, symbol, trademark, trade name or logotype of another Party only (a) in connection with announcements and other permitted disclosures relating to this Agreement and the activities contemplated hereby, (b) as required by Applicable Law, and (c) otherwise as agreed in writing by such other Party.

         SECTION 4.3 PRESS RELEASES. Press releases or other similar public communication by any Party relating to this Agreement, shall be approved in advance by the other Parties, which approval shall not be unreasonably withheld or delayed, except for those communications required by Applicable Law (which shall be provided to the other Parties as soon as practicable after the release or communication thereof), disclosures of information for which consent has previously been obtained, and information of a similar nature to that which has been previously disclosed publicly with respect to this Agreement, each of which shall not require advance approval.

         SECTION 4.4 PUBLICATIONS. At least sixty (60) days prior to submission for publication, presentation or other public disclosure by Genmab/Medarex or any of its Affiliates of any material pertaining to or resulting from the deCODE Technology, Genmab/Medarex shall provide to deCODE a draft of such material for its review and comment. No publication or presentation with respect to the deCODE Technology shall be made unless and until deCODE's comments on the proposed publication or presentation have been addressed and changes have been agreed upon and any information determined by deCODE to be Confidential Information has been removed. If requested in writing by deCODE, Genmab/Medarex shall withhold material from submission for publication or presentation for an additional sixty (60) days to allow for the filing of a patent application or the taking of such measures to establish and preserve proprietary rights in the information in the material being submitted for publication or presentation.

                                  ARTICLE 5 -
                              INTELLECTUAL PROPERTY

         SECTION 5.1 INTELLECTUAL PROPERTY OWNERSHIP.

         5.1.1 OWNERSHIP OF TECHNOLOGY. Subject to Section 5.1.2 and the license grants to Genmab/Medarex under Article 2, as among the Parties, each Party shall own and retain all right, title and interest in and to any and all: (a) Information and Inventions that are conceived, discovered, developed or otherwise made, as necessary to establish authorship, inventorship or ownership under Applicable Law, by or on behalf of such Party (or its Affiliates or its licensees or sublicensees (other than the other Parties and their respective Affiliates)), whether or not patented or patentable, and any and all Patent and other intellectual property rights with respect thereto, except to the extent that any such Information and Inventions, or any Patent or other intellectual property rights with respect thereto, are Collaboration Technology or Joint Technology; (b) other


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
Information and Inventions, and Patent and other intellectual property rights that are Controlled (other than pursuant to the license grants set forth in Article 2) by such Party, its Affiliates or its licensees or sublicensees (other than such other Parties); and (c) other Technology of such Party.

         5.1.2 OWNERSHIP OF MICE-RELATED TECHNOLOGY. As among the Parties, Medarex shall own and retain all right, title and interest in and to all Mice Materials and Mice-Related Technology, including any and all Information and Inventions with respect to the Mice Materials or the Mice-Related Technology (including any Improvements thereto) that are conceived, discovered, developed or otherwise made, as necessary to establish authorship, inventorship or ownership under Applicable Law, by or on behalf of deCODE, its Affiliates or its licensees or sublicensees (other than Medarex, Genmab and their respective Affiliates), whether or not patented or patentable, and any and all Patent and other intellectual property rights with respect thereto. deCODE acknowledges and agrees that (a) there are no licenses granted to deCODE under this Agreement with respect to the Mice Materials and Mice-Related Technology and deCODE has no right to use the HuMAb Mice or to discover, develop or otherwise make Improvements with respect to Mice Materials and Mice-Related Technology, and (c) neither it, nor any of its Affiliates, licensees or sublicensees, will engage, directly or indirectly, in activities designed to, or otherwise undertake or attempt, either on behalf of itself or another, to discover, develop or make any Information and Inventions that relate to the Mice Materials or the Mice-Related Technology. Accordingly, deCODE shall promptly disclose to Medarex in writing, the conception or reduction to practice, or the discovery, development or making of any Mice Material or Mice-Related Technology and shall, and does hereby, assign, and shall cause its Affiliates, licensees and sublicensees to so assign, to Medarex, without additional compensation and at Medarex's expenses (for reasonable and direct out-of-pocket costs actually incurred), all of their respective rights, titles and interests in and to any Mice Material or Mice-Related Technology.

         5.1.3 OWNERSHIP OF JOINT TECHNOLOGY. Subject to Section 5.1.2 and the license grants under Article 2, deCODE and at least one of Medarex and Genmab (the "JOINT INVENTORS") shall each own an equal, undivided interest in any and all (i) Information and Inventions, conceived, discovered, developed or otherwise made, as necessary to establish authorship, inventorship or ownership under Applicable Law, jointly by or on behalf of such Joint Inventors (or, with respect to each Joint Inventor, its Affiliates or, to the extent permitted, its sublicensees), in connection with the work conducted under or in connection with this Agreement, whether or not patented or patentable, but excluding any Mice Materials or Mice-Related Technology; and (ii) Patents (the "JOINT PATENTS") and other intellectual property rights with respect thereto (collectively, the "JOINT TECHNOLOGY"); provided, however, that neither a Joint Inventor nor any of its Affiliates, licensees or sublicensees shall, directly or indirectly, Exploit any Joint Technology or other such intellectual property rights without the consent of the other Joint Inventor(s), not to be unreasonably withheld or delayed, except that each Party shall have the right to Exploit such Joint Technology for internal research and discovery purposes (as opposed to the development, commercialization or other Exploitation of products or technology resulting therefrom) without the consent of the other Party; provided, however, that neither Party shall have the right to use Antibodies


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with respect to the Unilateral Targets except as set forth hereunder. Each Joint
Inventor shall promptly disclose to the other Joint Inventor(s) in writing, and shall cause its Affiliates, licensees and sublicensees to so disclose, the development, making, conception or reduction to practice of any Joint
Technology.

         5.1.4 OWNERSHIP OF PRODUCT TRADEMARKS. Genmab/Medarex shall own all right, title and interest in and to each Product Trademark with respect to a Unilateral Product. deCODE hereby assigns all of its right, title and interest in and to any Product Trademark to Genmab/Medarex to the extent that such Product Trademark relates solely to the Unilateral Products.

         5.1.5 OWNERSHIP OF REGULATORY DOCUMENTATION. Genmab/Medarex shall own all right, title and interest in and to all Regulatory Documentation that relates solely to the Unilateral Products. deCODE hereby assigns to Genmab/Medarex such of its right, title and interest in and to such Regulatory Documentation as is necessary to vest ownership of such Regulatory Documentation in Genmab/Medarex as provided in the immediately preceding sentence. Notwithstanding the ownership of any Regulatory Documentation, each Collaborator shall have the right to use and reference any of the Regulatory Documentation in connection with the Exploitation of Unilateral Products as provided in this Agreement and Collaboration Products as provided in the Collaboration Agreement. Notwithstanding the foregoing, any Regulatory Documentation containing Production Process Know-How of a Party shall be and remain the sole and exclusive property of such Party and such Party shall have the right to submit any such Production Process Know-How directly to the Regulatory Authorities using a drug master file, or any foreign equivalent that is designed to protect such Party's Confidential Information, which filing shall be and remain the sole and exclusive property of such Party.

         5.1.6 NOTICES. To the extent that Genmab/Medarex has the right to (a) assign, transfer, convey or otherwise encumber any right, title or interest in or to any deCODE Technology, Joint Technology or Collaboration Technology, (b) grant any license or other right, title or interest in or to any deCODE Technology, Joint Technology or Collaboration Technology, or (c) agree to or otherwise become bound by any covenant not to sue for any infringement, misuse or other action or inaction with respect to any deCODE Technology, Joint Technology or Collaboration Technology, in each case Genmab/Medarex shall not do so, directly or indirectly, expressly or by implication, by action or omission or otherwise without providing deCODE with at least sixty (60) days advance written notice thereof.

         SECTION 5.2 PROSECUTION OF PATENTS AND TRADEMARKS.

         5.2.1 deCODE PATENTS. As among the Parties, deCODE shall have the sole right, at its cost and expense, to obtain, prosecute and maintain throughout the world the deCODE Patents; provided, however, that Genmab/Medarex shall reimburse deCODE for one hundred percent (100%) of the reasonable out-of-pocket costs incurred by deCODE for filing, prosecuting and maintaining such Patents to the extent that they claim or cover (x) as a composition of matter, a Unilateral Product or any active ingredient in such Unilateral Product or (y) the use of any such Unilateral


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ingredient. Genmab/Medarex shall, and shall cause its Affiliates, licensees and sublicensees, as applicable, to, cooperate fully with deCODE in the preparation, filing, prosecution, and maintenance of deCODE's Patents, provided that Genmab/Medarex shall not be responsible for such preparation, filing, prosecution or maintenance except as set forth in this Section 5.2.1. Such cooperation includes (a) promptly executing all papers and instruments and requiring employees to execute such papers and instruments as reasonable and appropriate so as to enable deCODE to file, prosecute, and maintain its Patents in any country; and (b) promptly informing deCODE of matters that may affect the preparation, filing, prosecution, or maintenance of any such Patents.

         5.2.2 JOINT PATENTS. The Joint Inventors shall, and shall cause their respective Affiliates, licensees and sublicensees, as applicable, to cooperate with one another with respect to the filing, prosecution and maintenance of all Joint Patents, including by selecting outside counsel, reasonably acceptable to the Joint Inventors, to handle such filing, prosecution and maintenance. The Joint Inventors shall share equally in the expenses associated with the filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of all Joint Patents. If a Joint Inventor elects not to pursue the filing, prosecution or maintenance of a Joint Patent in a particular country, or to take any other action with respect to its Joint Technology in a particular country that is necessary or reasonably useful to establish or preserve rights thereto, then in each such case such Joint Inventor shall so notify the other Joint Inventor(s) promptly in writing and in good time to enable such other Joint Inventor(s) to meet any deadlines by which an action must be taken to establish or preserve any such rights in such Joint Patent or Joint Technology in such country. Upon receipt of each such notice by such other Joint Inventor(s) or if, at any time, such Joint Inventor fails to initiate any such action within thirty (30) days after a request by such other Joint Inventor(s) that it do so (or thereafter diligently pursue such action), such other Joint Inventor(s) shall have the right, but not the obligation, to pursue the filing or registration, or support the continued prosecution or maintenance, of such Patent at its expense in such country. If such other Joint Inventor(s) elects to pursue such filing or registration, as the case may be, or continue such support, then such other Joint Inventor(s) shall notify such Joint Inventor of such election and such Joint Inventor shall, and shall cause its Affiliates, licensees and sublicensees, as applicable, to, (x) reasonably cooperate with such other Joint Inventor(s) in this regard, and (y) subject to Article 2, promptly release or assign to such other Joint Inventor(s), without compensation, all right, title and interest in and to such Patent in such country.

         5.2.3 PATENT FILINGS. Medarex and Genmab covenant not to, and to cause their respective Affiliates, licensees and sublicensees, as applicable, not to, file any patent application disclosing or claiming any Information and Inventions comprising any deCODE Technology or the Exploitation thereof, without deCODE's prior written consent, which consent shall not be unreasonably withheld or delayed.

         SECTION 5.3 ENFORCEMENT OF PATENTS AND TRADEMARKS.

         5.3.1 RIGHTS AND PROCEDURES. If Medarex, Genmab or deCODE determines that any Technology (which for purposes of this Agreement shall be deemed


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to include Joint Technology) of another Party(ies) is being infringed by a Third
Party's activities and that such infringement could affect the exercise by the Parties of their respective rights and obligations under this Agreement, it shall promptly notify the other Party(ies) in writing and provide such other Party(ies) with any evidence of such infringement that is reasonably available. Promptly after the receipt of such written notice, the Parties shall meet and discuss in good faith the removal of such infringement. The pursuing Party shall consider in good faith any comments from the other Parties and shall keep the other Parties reasonably informed of any steps taken to remove such infringement.

                  (a) JOINT TECHNOLOGY. With respect to Joint Technology, the Joint Inventors shall have the first right to jointly remove such infringement using commercially appropriate steps, including the filing of an infringement suit or taking other similar action. Each such Joint Inventor shall be responsible for half of the reasonable and verifiable costs and expenses incurred in connection with such action. In the event the Joint Inventors fail to jointly take commercially appropriate steps to remove any infringement of any Joint Technology within ninety (90) days following notice of such infringement, or a Joint Inventor earlier notifies such other Joint Inventor(s) in writing of its intent not to take such steps, the Joint Inventor pursuing the filing, prosecution or maintenance of a Patent comprising such Joint Technology (the "PROSECUTING PARTY") shall have the right to do so at its own expense, or, in the event such Party declines, such other Joint Inventor(s) shall have the right to do so at its own expense; provided, however, that if the Joint Inventors have jointly commenced negotiations with an alleged infringer for discontinuance of such infringement within such ninety (90) day period, the Joint Inventors shall have an additional ninety (90) days to conclude their negotiations before a Joint Inventor unilaterally may bring suit for such infringement.

                  (b) deCODE TECHNOLOGY. With respect to deCODE Technology, deCODE shall have the first right, but not the obligation, to remove such infringement at its sole cost and expense. In the event deCODE fails to take commercially appropriate steps to remove any infringement of such Technology within ninety (90) days following notice of such infringement, or earlier notifies Genmab/Medarex in writing of its intent not to take such steps, Genmab/Medarex shall have the right to do so at its sole cost and expense; provided, however, that if deCODE has commenced negotiations with an alleged infringer for discontinuance of such infringement within such ninety (90) day period, deCODE shall have an additional ninety (90) days to conclude its negotiations before Genmab/Medarex may bring suit for such infringement; and provided further that Genmab/Medarex shall reimburse deCODE for one hundred percent (100%) of the reasonable out-of-pocket costs incurred by deCODE with respect to the removal of any such infringement with respect to any Unilateral Product.

         5.3.2 COOPERATION. The Parties not enforcing the applicable Technology shall provide reasonable assistance to the other Party, including providing access to relevant documents and other evidence, making its employees available at reasonable business hours, and joining the action to the extent necessary to allow the enforcing Party to maintain the action.


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
         5.3.3 RECOVERY. Any amounts recovered by any Party pursuant to Section 5.3.1, whether by settlement or judgment, shall be used to reimburse the Parties for their reasonable costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses), with any remainder being retained by the Party that has exercised its right to bring the enforcement action; provided, however, that to the extent that any award is attributable to loss of sales of a Unilateral Product, the Parties shall negotiate in good faith an appropriate allocation of such award to reflect the economic interests of the Parties under this Agreement with respect to such Unilateral Product.

         SECTION 5.4 POTENTIAL THIRD PARTY RIGHTS.

         5.4.1 THIRD PARTY LICENSES. If (a) in the opinion of outside patent counsel to Genmab/Medarex, Genmab/Medarex, or any of its Affiliates, licensees or permitted sublicensees, cannot Exploit a Unilateral Product in a country in the Territory without infringing one or more Patents that have issued to a Third Party in such country, or (b) as a result of any claim made against a Party, or any of its Affiliates, licensees or permitted sublicensees, alleging that the Exploitation of a Unilateral Product infringes or misappropriates any Patent or any other intellectual property right of a Third Party in a country in the Territory, a judgment is entered by a court of competent jurisdiction from which no appeal is taken within the time permitted for appeal, such that Genmab/Medarex cannot Exploit such Unilateral Product in such country without infringing the Patent or other proprietary rights of such Third Party, then, in either case, Genmab/Medarex shall have the first right, but not the obligation to negotiate and to obtain a license from such Third Party as necessary for the Exploitation of any Unilateral Products hereunder in such country. Genmab/Medarex shall be solely responsible for one hundred percent (100%) of all royalty and other obligations with respect to the Exploitation of Unilateral Products.

         5.4.2 THIRD PARTY LITIGATION. In the event that a Third Party institutes a Patent, Trademark or other infringement suit (including any suit alleging the invalidity or unenforceability of the Patents of a Party or its Affiliates, or claiming confusion, deception or dilution of a Trademark by a Product Trademark) against any Party or its respective Affiliates, licensees or permitted sublicensees during the Term, alleging that the Exploitation of the Unilateral Products in the Territory or any other activities hereunder, infringes one or more Patent, Trademark or other intellectual property rights held by such Third Party (an "INFRINGEMENT SUIT"), the Parties shall cooperate with one another in defending such suit. Genmab/Medarex shall direct and control, at its sole cost and expense, any Infringement Suit with respect to the Unilateral Products; provided, however, that Genmab/Medarex shall not cease to defend, settle or otherwise dispose of a suit with respect to any intellectual property of deCODE without deCODE's prior written consent. With respect to the Collaboration Patents, the Collaborators shall each bear fifty percent (50%) of any costs and expenses of such defense; provided, with respect to the Exploitation of Unilateral Products, Genmab/Medarex shall bear one hundred percent (100%) of those costs and expenses. With respect to Joint Patents, the Collaborators shall each bear fifty percent (50%) of any costs and expenses of such defense; provided, with


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
respect to the Exploitation of Unilateral Products, Genmab/Medarex shall bear one hundred percent (100%) of those costs and expenses.

         5.4.3 RETAINED RIGHTS. Nothing in this Section 5.4 shall prevent Genmab/Medarex, at its own expense, from obtaining any license or other rights from Third Parties it deems appropriate in order to permit the full and unhindered exercise of its rights under this Agreement.

         SECTION 5.5 EXCHANGE OF KNOW-HOW.

         5.5.1 INFORMATION DISCLOSURE. deCODE shall, and shall cause its Affiliates to, without additional compensation and at its sole expense, disclose and make available to Genmab/Medarex, in whatever form Genmab/Medarex may reasonably request, all Regulatory Documentation, all of its other Know-How, all Information and Inventions included in the Collaboration Technology and the Joint Technology and any other Information and Inventions that are reasonably necessary to Exploit Antibody Products with respect to each Unilateral Target immediately after such Unilateral Target is first designated as such and thereafter immediately upon the earlier of the conception or reduction to practice, discovery, development or making of each such Regulatory Documentation, Know-How, or other Information and Inventions.

         5.5.2 COOPERATION. deCODE shall cooperate with any and all reasonable requests for assistance from Genmab/Medarex, at Genmab/Medarex's sole cost and expense, including by making its employees, consultants and other scientific staff available upon reasonable notice during normal business hours at deCODE's place of business to consult with Genmab/Medarex on issues arising with respect to the deCODE Technology in connection with the research, development, commercialization or other Exploitation of Unilateral Products.

         5.5.3 BIOLOGICAL MATERIALS. For purposes of facilitating the conduct of the development activities with respect to the Unilateral Products, deCODE shall provide to Genmab/Medarex the Biological Materials necessary to perform such activities in material compliance with all Applicable Law. The Parties agree that: (a) all such Biological Materials provided by deCODE to Genmab/Medarex and any Biological Material produced against or with, or derived from, such Biological Materials shall be used solely for the development and commercialization of Unilateral Products, and in material compliance with all Applicable Law; (b) all such Biological Materials shall be provided without any warranties, express or implied; (c) deCODE shall obtain (or cause its Third Party collaborators to obtain or certify that they have obtained) all appropriate and required consents from the source of such Biological Materials; and (d) Biological Materials provided by deCODE to Genmab/Medarex shall not be made available by Genmab/Medarex to any Third Party, unless the prior written consent of deCODE is first obtained.

         5.5.4 REGULATORY RECORDS. Genmab/Medarex shall maintain, or cause to be maintained, records of its respective research, development, manufacturing and commercialization activities for the Unilateral Products, including all Regulatory


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
Documentation, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of such activities, and which shall be retained during the term of this Agreement and for a period of five (5) years thereafter, or for such longer period as may be required by Applicable Law. deCODE shall have the right, during normal business hours and upon reasonable notice, to inspect and copy any such records, except to the extent that such records contain proprietary information with respect to the HuMAb Mice or Medarex's Production Process Technology or Genmab's Production Process Technology, as applicable. deCODE shall have an irrevocable, perpetual right to use and reference such Regulatory Documentation for all purposes.

         5.5.5 PRODUCTION PROCESS TECHNOLOGY. Notwithstanding anything to the contrary in this Section 5.5 or elsewhere in this Agreement, deCODE shall not be obligated to disclose or provide any of its Production Process Technology, including Biological Materials, to Genmab/Medarex or any Third Party except as may be required or permitted under a separate written agreement entered into by the Parties pursuant to Section 1.2.8 or Section 1.6 of the Collaboration Agreement.

                                  ARTICLE 6 -
                              TERM AND TERMINATION

         SECTION 6.1 TERM. The term of this Agreement (the "TERM") shall commence upon the Effective Date and shall continue in effect until such time as there is no longer any Unilateral Product being Exploited hereunder, unless terminated at an earlier date in accordance with the terms and conditions set forth in this Article 6.

         SECTION 6.2 TERMINATION FOR MATERIAL BREACH. Any material failure by a Collaborator to comply with any of its material obligations contained herein shall entitle the Collaborator not in default to give to the Collaborator in default written notice specifying the nature of the default, requiring the defaulting Collaborator to make good or otherwise cure such default, and stating its intention if such default is not cured to terminate or, if Genmab/Medarex is the defaulting Collaborator, at the option of deCODE, to convert such Unilateral Product to which the material breach applies to a Unilateral Product of deCODE under the Unilateral Development and Commercialization Agreement attached to the Collaboration Agreement as Appendix D-1. If such default is not cured within thirty (30) days after the receipt of such notice (or, if such default cannot be cured within such thirty (30)-day period, if the Collaborator in default does not commence actions to cure such default within such period and thereafter diligently continue such actions or if such default is not otherwise cured within one-hundred and eighty (180) days after the receipt of such notice), except in the case of a payment default, as to which the defaulting Collaborator shall have only a thirty (30) day cure period, the Collaborator not in default shall be entitled, on written notice to the other Collaborator, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, to (a) terminate this Agreement in its entirety, or (b) if Genmab/Medarex is the defaulting Collaborator, to convert such Unilateral Product to a Unilateral Product of deCODE,


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
whereupon each shall be subject to their respective rights and obligations under the Unilateral Development and Commercialization Agreement attached to the Collaboration Agreement as Appendix D-1, including the royalty obligations set forth therein and the indemnification obligations.

         SECTION 6.3 TERMINATION UPON INSOLVENCY. Any Party may terminate this Agreement if, at any time, any other Party shall file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets, or if such other Party proposes a written agreement of composition or extension of its debts, or if such other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if such other Party shall propose or be a party to any dissolution or liquidation, or if such other Party shall make an assignment for the benefit of its creditors; provided, however, that in the event such bankrupt or insolvent Party is Medarex or Genmab, the other such Party (whether Medarex or Genmab) shall have the right to assume all of the obligations of the bankrupt or insolvent Party under this Agreement, and upon such assumption, such other Party shall be entitled to all of the rights and benefits hereunder of such bankrupt or insolvent Party and deCODE shall have no right to terminate pursuant to this Section 6.4.

         SECTION 6.4 RIGHTS IN BANKRUPTCY. All rights and licenses granted under or pursuant to this Agreement by deCODE, Medarex or Genmab are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to "intellectual property" as defined under
Section 101 of the United States Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the United States Bankruptcy Code, the Party hereto that is not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party's(ies') possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party's(ies') written request therefor, unless the Party subject to such proceeding continues to perform all of its obligations under this Agreement or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party(ies).

         SECTION 6.5 CONSEQUENCES OF EXPIRATION OR TERMINATION.

         6.5.1 LICENSES. Upon expiration of the full term of this Agreement in accordance with Section 6.1 and the payment of all amounts due under Section 3.1, the licenses granted by deCODE to Genmab/Medarex hereunder shall be deemed fully-paid up.


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
         6.5.2 RETURN OF INFORMATION. Upon expiration of this Agreement pursuant to Section 6.1 or upon termination of this Agreement in its entirety by either Party pursuant to this Article 6, Genmab/Medarex, at the request of deCODE, shall return all data, files, records and other materials in its possession or control relating to deCODE's Technology, or containing or comprising deCODE's Information and Inventions or other Confidential Information and to which Genmab/Medarex does not retain rights hereunder (except one copy of which may be retained for archival purposes).

         SECTION 6.6 ACCRUED RIGHTS; SURVIVING OBLIGATIONS.

         6.6.1 ACCRUED RIGHTS. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.

         6.6.2 SURVIVAL. Articles 3 (with respect to obligations arising prior to expiration or termination), 4 and 7, and Sections 2.3, 5.1, 5.2, 5.5.3, 5.5.4, 5.5.5, 6.4, 6.5, 9.4, 9.5 and 9.6 of this Agreement and this Section 6.6 shall survive expiration or termination of this Agreement for any reason.

                                  ARTICLE 7 -
                          INDEMNIFICATION AND INSURANCE

         SECTION 7.1 INDEMNIFICATION OF MEDAREX AND GENMAB. deCODE shall indemnify Medarex and Genmab and their respective Affiliates and their respective directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) in connection with any and all liability suits, investigations, claims or demands (collectively, "LOSSES") arising from or occurring as a result of or in connection with any breach by deCODE of this Agreement, except for those Losses for which Medarex or Genmab has an obligation to indemnify deCODE and its Affiliates pursuant to Section 7.2, as to which Losses each of Medarex and Genmab shall indemnify the other to the extent of their respective liability for the Losses.

         SECTION 7.2 INDEMNIFICATION OF deCODE.

         7.2.1 BY MEDAREX. Medarex shall indemnify deCODE and its Affiliates, directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all Losses arising from or occurring as a result of or in connection with (a) any breach by Medarex of this Agreement, (b) the development, manufacture or commercialization of a Unilateral Product by or on behalf of Medarex or its Affiliates or sublicensees, or (c) the gross negligence, recklessness or willful misconduct on the part of Medarex or its Affiliates, licensees or sublicensees in performing any activity contemplated by this Agreement, except for those Losses for which deCODE has an obligation to indemnify Medarex and its respective Affiliates


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
pursuant to Section 7.1, as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses.

         7.2.2 BY GENMAB. Genmab shall indemnify deCODE and its Affiliates, directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all Losses arising from or occurring as a result of or in connection with (a) any breach by Genmab of this Agreement, (b) the development, manufacture or commercialization of a Unilateral Product by or on behalf of Genmab or its Affiliates or sublicensees, or (c) the gross negligence, recklessness or willful misconduct on the part of Genmab or its Affiliates, licensees or sublicensees in performing any activity contemplated by this Agreement, except for those Losses for which deCODE has an obligation to indemnify Genmab and its respective Affiliates pursuant to Section 7.1, as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses.

         SECTION 7.3 INDEMNIFICATION PROCEDURE.

         7.3.1 NOTICE OF CLAIM. The indemnified Party shall give the indemnifying Party prompt written notice (an "INDEMNIFICATION CLAIM NOTICE") of any Losses or discovery of fact upon which such indemnified Party intends to base a request for indemnification under Section 7.1 or Section 7.2, but in no event shall the indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss are known at such time). The indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses. All indemnification claims in respect of a Party, its Affiliates or their respective directors, officers, employees and agents (collectively, the "INDEMNITEES" and each an "INDEMNITEE") shall be made solely by such Party to this Agreement (the "INDEMNIFIED PARTY").

         7.3.2 THIRD PARTY CLAIMS. Subject to Section 5.4, the obligations of an indemnifying Party under this Article 7 with respect to Losses arising from claims of any Third Party that are subject to indemnification as provided for in
Section 7.1 or 7.2 (a "THIRD PARTY CLAIM") shall be governed by and be contingent upon the following additional terms and conditions:

                  (a) CONTROL OF DEFENSE. At its option, the indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within thirty (30) days after the indemnifying Party's receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the indemnifying Party shall not be construed as an acknowledgment that the indemnifying Party is liable to indemnify any Indemnitee in respect of the Third Party Claim, nor shall it constitute a waiver by the indemnifying Party of any defenses it may assert against any Indemnitee's claim for indemnification. Upon assuming the defense of a Third Party Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party. In the event the indemnifying


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
Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the indemnifying Party all original notices and documents (including court papers) received by any Indemnitee in connection with the Third Party Claim. Should the indemnifying Party assume the defense of a Third Party Claim, the indemnifying Party shall not be liable to the Indemnified Party or any other Indemnitee for any legal expenses subsequently incurred by such Indemnified Party or other Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim. In the event that it is ultimately determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless an Indemnitee from and against the Third Party Claim, the Indemnified Party shall reimburse the indemnifying Party for any and all costs and expenses (including attorneys' fees and costs of suit) and any Losses incurred by the indemnifying Party in its defense of the Third Party Claim with respect to such Indemnitee.

                           (b) RIGHT TO PARTICIPATE IN DEFENSE. Without limiting
Section 7.3.2(a), any Indemnitee shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnitee's own expense unless (i) the employment thereof has been specifically authorized by the indemnifying Party in writing, or (ii) the indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 7.3.2(a) (in which case the Indemnified Party shall control the defense).

                           (c) SETTLEMENT. With respect to any Losses relating
solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnitee's becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnitee in any manner, and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnitee hereunder, the indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 7.3.2(a), the indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The indemnifying Party shall not be liable for any settlement or other disposition of a Loss by an Indemnitee that is reached without the written consent of the indemnifying Party. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnitee shall admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the indemnifying Party.

                           (d) COOPERATION. Regardless of whether the
indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each other Indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

                           (e) EXPENSES. Except as provided above, the costs and
expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim shall be reimbursed on a calendar quarter basis by the indemnifying Party, without prejudice to the indemnifying Party's right to contest the Indemnified Party's right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

         SECTION 7.4 INSURANCE. Genmab/Medarex shall have and maintain such types and amounts of liability insurance as is normal and customary in the industry generally for parties similarly situated, and shall upon request provide the other Party with a copy of its policies of insurance in that regard, along with any amendments and revisions thereto.

                                  ARTICLE 8 -
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         SECTION 8.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Party is entering into this Agreement in reliance upon the representations, warranties and covenants of the other Party set forth in Sections 10.1, 10.2, 10.3 and 10.4 of the Collaboration Agreement.

         SECTION 8.2 DISCLAIMER OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTIONS 10.1, 10.2, 10.3 AND 10.4 OF THE COLLABORATION AGREEMENT, MEDAREX, GENMAB AND deCODE MAKE NO REPRESENTATIONS AND GRANT NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND GENMAB/MEDAREX AND deCODE EACH SPECIFICALLY DISCLAIM ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

                                  ARTICLE 9 -
                                  MISCELLANEOUS

         SECTION 9.1 FORCE MAJEURE. No Party shall be held liable or responsible to the other Parties or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority. The non-performing Party shall notify the other Parties of such force majeure within ten (10) days after such occurrence by giving written notice to the other Parties stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use Commercially Reasonable Efforts to remedy its inability to perform; provided, however, that in the event the suspension of performance continues for one-hundred and eighty
(180) days after the date of the occurrence, the Parties shall meet to discuss in good faith how to proceed in order to accomplish the goals of the Collaboration outlined in this Agreement.

         SECTION 9.2 ASSIGNMENT. Without the prior written consent of the other Parties hereto, no Party shall sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, however, that any Party hereto may assign or transfer this Agreement or any of its rights or obligations hereunder without the consent of the other Parties (a) to any Affiliate of such Party; or (b) to any Third Party with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this Agreement relates if in any such event (i) the assigning Party (provided that it is not the surviving entity) remains jointly and severally liable with the relevant Medarex Affiliate, Genmab Affiliate, deCODE Affiliate or Third Party assignee under this Agreement, and (ii) the relevant Medarex Affiliate assignee, Genmab Affiliate assignee, deCODE Affiliate assignee, Third Party assignee or surviving entity assumes in writing all of the assigning Party's obligations under this Agreement. Any purported assignment or transfer in violation of this Section shall be void ab initio and of no force or effect.

         SECTION 9.3 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties herein. To the fullest extent permitted by applicable law, each Party hereby waives any provision of law that would render any provision prohibited or unenforceable in any respect.

         SECTION 9.4 DISPUTES. Any dispute that may arise relating to this Agreement shall be referred to the Chief Executive Officers of each of the Parties (or their respective designees) who shall use their good faith efforts to mutually agree upon the proper course of action to resolve the dispute. If any dispute is not resolved by the Chief Executive Officers of the Parties (or their designees) within ten (10) business days after such dispute is referred to them, then any Party shall have the right to arbitrate such dispute in accordance with Section 9.5 or to pursue such other dispute resolution mechanism as the Parties may agree.

         SECTION 9.5 GOVERNING LAW, JURISDICTION, VENUE AND SERVICE. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, applicable to contracts made and wholly performed within such jurisdiction by residents of such jurisdiction. Subject to Section 9.4, the Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of London, England for any action, suit or proceeding arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding related thereto except in such courts. The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement in the courts of London, England, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each Party hereto further agrees that service of any process, summons, notice or document by registered mail to its address set forth below shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.

         SECTION 9.6 NOTICES. All notices or other communications that are required or permitted hereunder shall be in writing and delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier as provided herein), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:


        If to deCODE, to:

                      deCODE genetics ehf
                      Hlioarsmari 15
                      200 Kopavogur, Iceland
                      Attention: Chief Executive Officer
                      Facsimile: 354-570-1901
                      Telephone: 354-570-1911

                      with a copies to:

                      deCODE genetics ehf
                      Hlioarsmari 15
                      200 Kopavogur, Iceland
                      Attention: Legal Department
                      Facsimile: 354-570-1981
                      Telephone: 354-570-1900

                      Reed Smith LLP
                      Princeton Forrestal Village
                      136 Main Street, Suite 250
                      Princeton, New Jersey 08540
                      Attention: Diane M. Frenier, Esq.
                      Facsimile: (609) 951-0824

        If to Genmab, to:

                      Genmab A/S
                      Bredgade 23, 3rd Floor
                      1260 Copenhagen
                      Denmark
                      Attention:  President
                      Facsimile:  45 7020 2729


        If to Medarex, to:

                      Medarex, Inc.
                      707 State Road, Suite 206
                      Princeton, New Jersey 08540-1437
                      Attention: President
                      Facsimile: (609) 430-2850

                      with copies to:

                      Medarex, Inc.
                      707 State Road, Suite 206
                      Princeton, New Jersey 08540-1437
                      Attention: General Counsel
                      Facsimile: (609) 430-2850

                      Covington & Burling
                      1201 Pennsylvania Ave., N.W.
                      Washington, D.C.  20004
                      Attention:  John A. Hurvitz, Esq.
                      Facsimile:  (202) 778-5319
or to such other address as the Party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered, if personally delivered or sent by facsimile on a business day, (ii) on the business day after dispatch, if sent by nationally-recognized overnight courier, and (iii) on the third business day following the date of mailing, if sent by mail. It is understood and agreed that this Section 9.6 is not intended to govern the day-to-day business communications necessary between the Parties in performing their duties, in due course, under the terms of this Agreement.

         SECTION 9.7 ENTIRE AGREEMENT; MODIFICATIONS. This Agreement, together with the Collaboration Agreement, sets forth and constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and thereof and all prior agreements, understanding, promises and representations, whether written or oral, with respect thereto are superseded hereby and thereby. Each Party confirms that it is not relying on any representations or warranties of the other Parties except as specifically set forth herein or therein. No amendment, modification, release or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of all Parties.

         SECTION 9.8 RELATIONSHIP OF THE PARTIES. It is expressly agreed that the Parties shall be independent contractors of one another and that the relationship among the Parties shall not constitute a partnership, joint venture or agency. Neither deCODE, on the one hand, nor Genmab/Medarex on the other hand, shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other to do so. All persons employed by a Party shall be employees of such Party and not of the other Parties and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

         SECTION 9.9 EQUITABLE RELIEF. Each Party acknowledges and agrees that the restrictions set forth in Articles 4 and 5 of this Agreement are reasonable and necessary to protect the legitimate interests of the other Parties and that such other Parties would not have entered into this Agreement in the absence of such restrictions, and that any violation or threatened violation of any provision of Article 4 or 5 will result in irreparable injury to such other Parties. Each Party also acknowledges and agrees that in the event of a violation or threatened violation of any provision of Article 4 or 5, the other Parties shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving irreparable injury or actual damages and without the necessity of having to post a bond, as well as to an equitable accounting of all earnings, profits and other benefits arising from any such violation. The rights provided in the immediately preceding sentence shall be cumulative and in addition to any other rights or remedies that may be available to such other Parties. Nothing in this Section 9.9 is intended, or should be construed, to limit such other Parties' right to preliminary and permanent injunctive relief or any other remedy for breach of any other provision of this Agreement.

         SECTION 9.10 WAIVER. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by any Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party or Parties shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

         SECTION 9.11 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

         SECTION 9.12 NO BENEFIT TO THIRD PARTIES. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other parties.

         SECTION 9.13 FURTHER ASSURANCE. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party(ies) may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes, or to better assure and confirm unto such other Party(ies) its rights and remedies under this Agreement.

         SECTION 9.14 ENGLISH LANGUAGE. This Agreement has been written and executed in the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

         SECTION 9.15 REFERENCES. Unless otherwise specified, (a) references in this Agreement to any Article, Section, Schedule or Exhibit shall mean references to such Article, Section, Schedule or Exhibit of this Agreement, (b) references in any section to any clause are references to such clause of such section, and (c) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.

         SECTION 9.16 CONSTRUCTION. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word "or" is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term "including" as used herein shall mean including, without limiting the generality of any description preceding such term.

The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against any Party hereto.

         [The remainder of this page has been intentionally left blank.]

               IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

MEDAREX, INC.                       deCODE GENETICS EHF



By: /s/ Michael A. Appelbaum        By: /s/ Dr. Kari Stefansson
Name: Michael A. Appelbaum          Name: Dr. Kari Stefansson
Title: Executive Vice-President     Title: Managing Director


GENMAB A/S


By: /s/ Dr. Lisa N. Drakeman
Name: Dr. Lisa N. Drakeman
Title:  Chief Executive Officer



By:/s/ Michael Wolff Jensen
Name: Michael Wolff Jensen
Title: Chief Financial Officer & Head of Legal Department

                                   APPENDIX A

               COLLABORATION ANTIBODIES AND COLLABORATION PRODUCTS


        This Appendix to the UNILATERAL DEVELOPMENT AND COMMERCIALIZATION Agreement ("AGREEMENT") effective as of June 12, 2001, by and between GENMAB A/S ("GENMAB"), MEDAREX, INC., on behalf of itself and its wholly owned subsidiary, GENPHARM INTERNATIONAL, INC. (collectively, "MEDAREX"), and deCODE, INC. ("deCODE"), sets forth the Collaboration Antibodies with respect to the applicable Collaboration Targets.

        The contents of this Appendix A are hereby incorporated into the Agreement and are governed by the terms and conditions of the Agreement, including the confidentiality provisions set forth therein.





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


                                   APPENDIX E

          deCODE - GENMAB/MEDAREX EARLY STAGE PROJECT RESPONSIBILITIES

         This Appendix to the Collaboration Agreement ("AGREEMENT") effective as of June 12, 2001, by and between GENMAB A/S ("GENMAB"), MEDAREX, INC., on behalf of itself and its wholly owned subsidiary, GENPHARM INTERNATIONAL, INC., (collectively, "MEDAREX"), and deCODE GENETICS EHF. ("deCODE") sets forth the Collaborator's Early Stage Project Responsibilities. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement, unless otherwise expressly provided herein.

         The contents of this Appendix E are hereby incorporated into the Agreement and are governed by the terms and conditions of the Agreement, including the confidentiality provisions set forth therein.

--------------------------------------------------------------------------------
                             deCODE - GENMAB/MEDAREX
                             -----------------------
                      EARLY STAGE PROJECT RESPONSIBILITIES
                      ------------------------------------
--------------------------------------------------------------------------------
deCODE RESPONSIBILITIES
--------------------------------------------------------------------------------
[CONFIDENTIAL TREATMENT REQUESTED]





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